================================================================================

                        CNL HOSPITALITY PROPERTIES, INC.


                    Supplement No. 3, dated December 12, 2000

                        to Prospectus, dated May 23, 2000

================================================================================



         This Supplement is part of, and should be read in conjunction with, the Prospectus dated May 23, 2000. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.


         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of November 21, 2000, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after November 21, 2000, will be reported in a subsequent Supplement.


         At the annual meeting of stockholders of the Company, held on May 23, 2000, the stockholders of the Company approved amendments to the Articles of Incorporation proposed by the Board of Directors to increase the number of authorized shares of Common Stock and to expand the range of borrowers to which the Company may make loans. These amendments became effective upon filing with the Maryland State Department of Assessments and Taxation on June 27, 2000.


                               RECENT DEVELOPMENTS


         On November 3, 2000, the Company acquired a TownePlace Suites(R) by Marriott(R) located in Newark, California. The Newark Property, which opened in September 2000, includes 127 guest suites, an outdoor swimming pool , an exercise room and guest laundry facilities. The Property is located in Alameda County, adjacent to Santa Clara County, which is considered to be the heart of Silicon Valley.

         On November 21, 2000, the Company acquired a Courtyard(R) by Marriott(R) and a Fairfield Inn(R) by Marriott(R) both located in Orlando, Florida, in the community of Little Lake Bryan. The Courtyard Little Lake Bryan Property, which opened in October 2000, includes 312 guest rooms, 3,500 square feet of meeting space, four executive board rooms, a poolside bar and grill, a breakfast cafe, a fitness center, an indoor/outdoor whirlpool and a beach entry indoor/outdoor swimming pool. The Fairfield Inn Little Lake Bryan Property, which also opened in October 2000, includes 388 guest rooms, a poolside bar and grill, a fitness center, a whirlpool and an outdoor swimming pool . The Properties are located at the entrance to Lake Buena Vista and close to Orlando's entertainment attractions. Central Florida is home to eight theme parks and the Orange County Convention Center is one of the largest convention centers in the country.


         As of November 21, 2000, the Company owned interests in 25 Properties and had commitments to acquire an additional five properties directly and an interest in one property through a joint venture. All of the Properties owned by the Company are leased on a long-term, triple-net basis and the hotels are all operated as national hotel chains.

         On October 1, November 1 and December 1, 2000, the Board of Directors declared a distribution of $0.0625 per Share to stockholders of record on October 1, November 1 and December 1, 2000, respectively, representing an annualized distribution rate of 7.50%.

                               PROSPECTUS SUMMARY

OUR BUSINESS

         The following paragraph is inserted after the second paragraph under the heading " -- Our Business" on page 5 of the Prospectus.

         We will borrow money to acquire properties, make mortgage loans and secured equipment leases, and pay related fees and intend to encumber properties in connection with the borrowing. We plan to obtain one or more revolving lines of credit in an aggregate amount up to $200,000,000, and may also obtain permanent financing. The Board of Directors anticipates that the aggregate amounts of any lines of credit will be up to $200,000,000; however, the Board of Directors may increase the amount we can borrow under lines of credit. We do not anticipate that the aggregate amount of the permanent financing will exceed 30% of our total assets. However, our Articles of Incorporation limit the maximum amount of borrowing in relation to our net assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, to 300% of our net assets. In order to borrow an amount in excess of 300% of our net assets, a majority of our independent directors must approve the borrowing, and the borrowing will be disclosed and explained to stockholders in our first quarterly report after such approval occurs.

OUR INVESTMENT OBJECTIVES

         The following sentence is inserted after the first paragraph on page 8 under the heading " -- Our Investment Objectives" of the Prospectus.

         We depreciate buildings and equipment on the straight-line method over their estimated useful lives of 40 and 7 years, respectively.



                                  THE OFFERINGS

GENERAL


         Upon completion of its Initial Offering on June 17, 1999, the Company had received aggregate subscriptions for 15,007,264 Shares totalling $150,072,637 in gross proceeds, including 7,264 Shares ($72,637) issued pursuant to the Reinvestment Plan. Following the completion of the Initial Offering, the Company commenced the 1999 Offering of up to 27,500,000 Shares. On September 14, 2000, the 1999 Offering closed upon receipt of subscriptions totalling approximately $275,000,000. Following completion of the 1999 Offering on September 14, 2000, the Company commenced this offering of up to 45,000,000 Shares. As of November 21, 2000, the Company had received aggregate subscriptions for 47,174,442 Shares totalling $471,744,422 in gross proceeds, including 136,974 Shares ($1,369,740) issued pursuant to the Reinvestment Plan from its Initial Offering, the 1999 Offering and this offering. As of November 21, 2000, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and organizational and offering expenses, totalled approximately $418,400,000. The Company has used the net offering proceeds to invest, directly or indirectly, approximately $345,500,000 in 25 hotel Properties, to pay $1,769,000 as a deposit on one additional hotel Property, to redeem 140,450 Shares of Common Stock for $1,292,142 and to pay approximately $24,200,000 in Acquisition Fees and certain Acquisition Expenses, leaving approximately $45,700,000 available to invest in Properties and Mortgage Loans. See "Business -- Pending Investments" for information on the five properties the Company has entered into commitments to acquire directly and the interest in one property through a joint venture.


         The following information updates and replaces the last paragraph on page 123 of the Prospectus.

         A maximum of 45,000,000 Shares ($450,000,000) are being offered at a purchase price of $10.00 per Share. Included in the 45,000,000 Shares offered, the Company has registered 5,000,000 Shares ($50,000,000) available only to stockholders purchasing Shares in this offering who receive a copy of this Prospectus or to stockholders who purchased Shares in one of the Prior Offerings and who received a copy of the related prospectus and who elect to participate in the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 5,000,000 Shares remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these Shares in this offering. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under a separate prospectus. See "Summary of Reinvestment Plan." The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available following termination of this offering.


                             MANAGEMENT COMPENSATION

         For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see "Certain Transactions."


                              CONFLICTS OF INTEREST

         The following sentence replaces the first sentence in item 3 under the heading " -- Certain Conflict Resolution Procedures" on page 35 of the Prospectus.

         The Company will not make loans to Affiliates, except (A) to wholly owned subsidiaries of the Company, or (B) Mortgage Loans to Joint Ventures (and joint ventures of wholly owned subsidiaries of the Company) in which no co-venturer is the Sponsor, the Advisor, the Directors or any Affiliate of those persons or of the Company (other than a wholly owned subsidiary of the Company) subject to the restrictions governing Mortgage Loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert).


                                    BUSINESS

GENERAL

         The following information updates and replaces the second paragraph on page 42 and the last paragraph on page 43 of the Prospectus.

         Revenue per available room increased by 3.2% from $49.86 in 1998 to $51.44 in 1999. In 1999, growth in room supply exceeded growth in room demand and resulted in a decrease in occupancy. In 1999, total occupancy fell 0.8% from 63.8% in 1998 to 63.3%. Growth in room demand exceeded the growth in new room supply for each year from 1992 through 1996 and industry-wide occupancy increased from a 20 year low of 61.8% in 1991 to 65% in 1996. Demand in the hospitality industry has increased in 11 of the past 12 years, with an average compounded growth rate of 2.2% between 1987 and 1999.


         As of November 21, 2000, the Company had acquired, directly or indirectly, 25 hotel Properties consisting of land, building and equipment and had initial commitments to acquire five additional Properties directly and an interest in one property through a joint venture. However, as of November 21, 2000, the Company had not entered into any arrangements that create a reasonable probability that the Company will enter into any Mortgage Loan or Secured Equipment Lease.


PROPERTY ACQUISITIONS

Western International Portfolio.

         The following information updates and replaces the fifth and sixth paragraph on page 46 of the Prospectus.


         In return for their respective investments, Five Arrows received a 51% common stock interest and the Company received a 49% common stock interest in Hotel Investors. Five Arrows received 48,337 shares of Hotel Investors' 8% Class A cumulative, preferred stock ("Class A Preferred Stock"), and the Company received 37,979 shares of Hotel Investors' 9.76% Class B cumulative, preferred stock ("Class B Preferred Stock"). In October 2000, Five Arrows, the Company and Hotel Investors entered into an agreement under which Hotel Investors agreed to redeem 2,104 shares of Class A Preferred Stock and an equivalent number of shares of common stock of Hotel Investors held by Five Arrows for $2,104,000. In addition, the Company purchased 7,563 shares of both Class A Preferred Stock and common stock of Hotel Investors from Five Arrows for $11,395,000. Hotel Investors agreed to redeem 1,653 shares of Class B Preferred Stock and an aggregate of 10,115 shares of common stock of Hotel Investors held by the
Company for $1,653,000. Five Arrows' remaining 38,670 shares of Class A Preferred Stock and the Company's 7,563 shares of Class A Preferred Stock were exchanged for an equivalent number of shares of Class E Preferred Stock, par value $0.01 ("Class E Preferred Stock"), of Hotel Investors. Upon the consummation of this transaction, the Company owns an interest of approximately 53% and Five Arrows owns an interest of approximately 47%, in the common stock of Hotel Investors. Pursuant to this agreement, the Company repurchased 65,285 Shares held by Five Arrows for an aggregate price of $620,207. Additionally, Five Arrows granted the Company the following options: (1) on or before January 31, 2001, the Company has the option to purchase 7,250 shares of Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors held by Five Arrows for $1,000 per pair of Class E Preferred Stock and common stock of Hotel Investors, and (2) provided that the Company purchased all of the shares under the first option, the Company will have the option, until June 30, 2001, to purchase 7,251 shares of Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors for $1,000 for each pair. If the Company elects not to purchase the remaining shares under the first and/or second options, Five Arrows will have the right, at certain defined dates, to exchange its shares in Hotel Investors for Common Stock of the Company at an exchange rate of 157.000609 Shares of the Company's Common Stock for each share of Class E Preferred Stock, subject to adjustment in the event of stock dividends, stock splits and certain other corporate actions by the Company.

         The Company has agreed to pay Five Arrows a fee for agreeing to defer the conversion of its Class A Preferred Stock (prior to its conversion to Class E Preferred Stock) to Common Stock of the Company. These payments are equivalent to the difference between any distributions received by Five Arrows from Hotel Investors and the distributions that Five Arrows would have received from the Company if Five Arrows had converted its Class A Preferred Stock into the Company's Common Stock on June 30, 2000. Five Arrows has agreed to forfeit its priority cash distributions from Hotel Investors. Cash available for distributions of Hotel Investors is distributed to 100 CNL Holdings, Inc. and affiliates' associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8% return. All remaining cash available for distributions is distributed pro rata with respect to the interest in the common shares of Hotel Investors.


         Wyndham Portfolio. On June 1, 2000, the Company acquired two hotel Properties. The Properties are a WyndhamSM Hotel located in Billerica, Massachusetts, a suburb of Boston (the "Wyndham BillericaSM Property"), and a
Wyndham Hotel located in Denver, Colorado, in the Denver Tech Center (the "Wyndham Denver Tech CenterSM Property").

         The Company acquired the Wyndham Billerica Property for $25,092,000 from PAH Billerica Realty Company, LLC and the Wyndham Denver Tech Center Property for $18,353,000 from WII Denver Tech, LLC. In connection with the purchase of the two Properties, the Company, as lessor, entered into two separate, long-term lease agreements. The leases on both Properties are cross-defaulted. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the leases are as follows:

o        The initial term of each lease is approximately 15 years.

o At the end of the initial lease term, the tenant will have three consecutive renewal options of five years each.

o The leases require minimum rent payments to the Company of $2,509,200 per year for the Wyndham Billerica Property and $1,835,300 per year for the Wyndham Denver Tech Center Property.

o Minimum rent payments will increase to $2,571,930 per year for the Wyndham Billerica Property and $1,881,183 per year for the Wyndham Denver Tech Center Property after the first lease year.

o In addition to minimum rent, for each calendar year, the leases require percentage rent equal to 10% of the aggregate amount of all revenues combined, for the Wyndham Billerica and the Wyndham Denver Tech Center Properties, in excess of $13,683,000.

o A security deposit equal to $1,254,600 for the Wyndham Billerica Property and $917,650 for the Wyndham Denver Tech Center Property has been retained by the Company as security for the tenant's obligations under the leases.

o Management fees payable to Wyndham International, Inc. for operation of the Wyndham Billerica and Wyndham Denver Tech Center Properties are subordinated to minimum rents due to the Company.

o The tenant of the Wyndham Billerica and Wyndham Denver Tech Center Properties has established a reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties (the "FF&E Reserve"). Deposits to the FF&E Reserve are made monthly as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

         In connection with the acquisition of these two Properties, the Company may be required to make an additional payment (the "Earnout Amount") of up to $2,471,500 if certain earnout provisions are achieved by June 1, 2003. After June 1, 2003, the Company will no longer be obligated to make any payments under the earnout provision. The Earnout Amount is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor (7.33), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any such amount paid.


         The federal income tax basis of the depreciable portion of the Wyndham Billerica Property and the Wyndham Denver Tech Center Property is approximately $22.7 million and $15.5 million, respectively.

         The Wyndham Billerica Property, which opened in May 1999, is a Wyndham Hotel with a new prototype design located in Billerica, Massachusetts, a suburb of Boston. The Wyndham Billerica Property has 210 guest rooms, including 14 suites, 4,346 square feet of meeting space, a 64-seat restaurant, a 33-seat lounge, a library, an indoor pool and a fitness center and spa. Other lodging facilities located in proximity to the Wyndham Billerica Property include a Courtyard by Marriott, a Doubletree Hotel, a Homewood Suites, a Marriott, a Renaissance(R) Hotel and a Wyndham Garden(R) Hotel.

         The Wyndham Denver Tech Center Properties, which opened in November 1999, is a Wyndham Hotel with a new prototype design located in Denver, Colorado. The Wyndham Denver Tech Center Property has 180 guest rooms, including 18 suites, 4,040 square feet of meeting space, a 64-seat restaurant, a 33-seat lounge, a library, an indoor pool and a fitness center and spa. Other lodging facilities located in proximity to the Wyndham Denver Tech Center Property include a Hyatt Regency, a Marriott, an Embassy Suites, a Sheraton Hotel, a Hilton and a Summerfield Suites by WyndhamSM. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                            Wyndham Billerica Property                        Wyndham Denver Tech Center Property
                ---------------------------------------------------    ---------------------------------------------------
                  Average           Average            Revenue           Average           Average            Revenue
                 Occupancy         Daily Room       per Available       Occupancy         Daily Room       per Available
   Year             Rate              Rate              Room               Rate              Rate               Room
------------    -------------    ---------------   ----------------    -------------    ---------------    ---------------


      *1999        60.25%           $109.38             $65.89            31.17%            $76.40               $23.76
     **2000        77.40%            119.86              92.77            66.60%             90.90                60.54


* Data for the Wyndham Billerica Property represents the period May 15, 1999 through December 31, 1999 and data for the Wyndham Denver Tech Center Property represents the period November 15, 1999 through December 31, 1999.

**       Data for 2000 represents the period January 1, 2000 through October 31,
         2000.

         The Company believes that the results achieved by the Properties, as shown in the table above, may or may not be indicative of their long-term operating potential, as the Properties had only been open since May and November 1999, respectively.

         Wyndham Brands. The brand, Wyndham Hotels & Resorts(R), is part of Wyndham International, Inc.'s portfolio of lodging brands. According to Wyndham's company overview, Wyndham International, Inc. is one of the world's largest hospitality and lodging companies serving business and leisure travelers with hotels and resorts located in major metropolitan business centers and leading vacation markets in the United States, Canada, the Caribbean, Mexico and Europe.

         Palm Desert Portfolio. On June 16, 2000, the Company acquired two hotel Properties. The Properties are a Courtyard by Marriott and a Residence Inn(R) by Marriott(R), both located in Palm Desert, California (the "Courtyard Palm Desert Property" and the "Residence Inn Palm Desert Property").

         The Company acquired the Palm Desert Properties for an aggregate purchase price of $30,250,000 from PDH Associates LLC. In connection with the purchase of the two Properties, the Company, as lessor, entered into a long-term lease agreement. Both hotels are managed by Marriott International, Inc. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the lease are as follows:


o        The initial term of the lease is approximately 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

o The lease requires minimum rent payments to the Company of $3,025,000 per year allocated as follows: $1,351,000 per year for the Courtyard Palm Desert Property and $1,674,000 per year for the Residence Inn Palm Desert Property.


o In addition to minimum rent, for each lease year after the second lease year, the lease requires percentage rent equal to seven percent of room revenues, in excess of room revenues for the second lease year.


o A security deposit equal to approximately $416,000 for the Courtyard Palm Desert Property and approximately $519,000 for the Residence Inn Palm Desert Property has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant of the Courtyard Palm Desert and Residence Inn Palm Desert Properties has established an FF&E Reserve. Deposits to the FF&E Reserve are made monthly as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.


o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the lease. The guarantee terminates on the earlier of the end of the third lease year or at such time as the net operating income from the Property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The maximum amount of the guarantee was $3,025,000. Upon acquisition of the Newark Property on November 3, 2000, the maximum amount of the guarantee increased to $6,405,400 and the guarantee covers minimum rent payments for the Gaithersburg , Merrifield and Newark Properties described below and the Mira Mesa Property described in the Prospectus under the heading "Business-- Property Acquisitions," in addition to the Palm Desert Properties (collectively, the "Pooled Properties"). Net operating income from all of the Pooled Properties will be pooled in determining whether the Pooled Properties' aggregate net operating income exceeds the aggregate minimum rent due under the leases by 25%.

o In addition, the leases for the Courtyard Little Lake Bryan and Fairfield Inn Little Lake Bryan Properties (collectively, the "Little Lake Bryan Properties"), described below in "Little Lake Bryan Properties," contain cross-default terms with respect to the leases for the Pooled Properties, meaning that if the tenant to either of the Little Lake Bryan Properties or the Pooled Properties defaults on its obligations under its leases, the Company will have the ability to pursue its remedies under the leases with respect to the Little Lake Bryan Properties and the Pooled Properties, regardless of whether the tenant of any such Property is under default under its lease.

         The federal income tax basis of the depreciable portion of the Courtyard Palm Desert Property and the Residence Inn Palm Desert Property is approximately $12.9 million and $15.6 million, respectively.


         The Courtyard Palm Desert Property, which opened in September 1999, has 151 guest rooms, three meeting rooms, a 60-seat dining room and lounge/bar area, tennis courts, exercise room, pool and putting green. The Residence Inn Palm Desert Property, which opened in February 1999, has seven two-story buildings with 130 guest suites and a separate building with a lobby, hearth room, three meeting rooms and a ballroom. Additional amenities include a swimming pool, whirlpool, two tennis courts and a putting green. The hotel Properties are located in the Coachella Valley, which according to Hospitality Real Estate Counselors, Inc. (HREC) is one of the fastest growing areas in California. The Residence Inn and Courtyard Properties are the first new hotels to be constructed in Palm Desert in ten years. Other lodging facilities located in proximity to the Courtyard Palm Desert and Residence Inn Palm Desert Properties include the Marriott Desert Springs, an Embassy Suites, the Shadow Mountain Resort, the Indian Wells Resort, the Miramonte Resort and the Renaissance Esmeralda. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                          Courtyard Palm Desert Property                       Residence Inn Palm Desert Property
                ---------------------------------------------------    ---------------------------------------------------
                  Average           Average            Revenue           Average           Average            Revenue
                 Occupancy         Daily Room       per Available       Occupancy         Daily Room       per Available
   Year             Rate              Rate              Room               Rate              Rate               Room
------------    -------------    ---------------   ----------------    -------------    ---------------    ---------------


      *1999        50.50%          $  92.33             $46.62            50.50%           $122.25               $61.74
     **2000        75.90%            109.88              83.45            69.70%            109.27                76.18


* Data for the Courtyard Palm Desert Property represents the period September 1, 1999 through December 31, 1999 and data for the Residence Inn Palm Desert Property represents the period February 19, 1999 through December 31, 1999.

**       Data for 2000 represents the period January 1, 2000 through October 17,
         2000.


         The Company believes that the results achieved by the Properties for 1999, as shown in the table above, are not indicative of their long-term operating potential, as the Properties had only been open since September and February 1999, respectively.

         SpringHill SuitesTM by Marriott(R) located in Gaithersburg, Maryland. On July 28, 2000, the Company acquired a SpringHill Suites located in
Gaithersburg, Maryland (the "Gaithersburg Property") for $15,214,600 from SpringHill SMC Corporation. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in the Prospectus under the heading " -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires in approximately 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

o        The lease requires minimum rent payments of $1,521,460 per year.

o In addition to minimum rent, for each lease year after the second lease year, the lease requires percentage rent equal to seven percent of room revenues, in excess of room revenues for the second lease year.

o A security deposit equal to $468,142 has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant has established an FF&E Reserve. Deposits to the FF&E Reserve are made every four weeks as follows: 4% of gross receipts for the first lease year and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.


o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the lease. See the seventh bullet point under the heading "- Palm Desert Portfolio" above.


o The Gaithersburg Property is one of the Pooled Properties described above in "Palm Desert Portfolio."


         The estimated federal income tax basis of the depreciable portion of the Gaithersburg Property is approximately $13.6 million.

         The Gaithersburg Property, which opened in June 2000, is a SpringHill Suites by Marriott located in Gaithersburg, Maryland. The Gaithersburg Property includes 162 guest suites and approximately 500 square feet of meeting space. The Property is located approximately 15 miles northwest of the nation's capital. Other lodging facilities located in proximity to the Gaithersburg Property include two Courtyard by Marriott properties and a Quality Suites.

         Residence Inn by Marriott located in Merrifield, Virginia. On July 28, 2000, the Company acquired a Residence Inn located in Merrifield, Virginia (the "Merrifield Property") for $18,816,000 from Residence Inn by Marriott, Inc. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in the Prospectus under the heading " -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires in approximately 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

o        The lease requires minimum rent payments of $1,881,600 per year.

o In addition to minimum rent, for each lease year after the second lease year, the lease requires percentage rent equal to seven percent of room revenues, in excess of room revenues for the second lease year.

o A security deposit equal to $578,954 has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant has established an FF&E Reserve. Deposits to the FF&E Reserve are made every four weeks as follows: 2% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.


o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the lease. See the seventh bullet point under the heading " - Palm Desert Portfolio" above.


o The Merrifield Property is one of the Pooled Properties described above in "Palm Desert Portfolio."


         The estimated federal income tax basis of the depreciable portion of the Merrifield Property is approximately $17.5 million.


         The Merrifield Property, which opened in June 2000, is a Residence Inn by Marriott located in Merrifield, Virginia. The Merrifield Property includes 159 guest suites, approximately 500 square feet of meeting space, an exercise room and SportCourt(R). The Property is located in Fairfax County, which according to Hospitality Valuation Services (HVS) data, is one of the fastest-growing areas in the Washington, D.C. area. Located approximately 12 miles west/southwest of the nation's capital, the hotel is within driving distance of the legislative, judicial and executive branches of the United States government. Other lodging facilities located in proximity to the Merrifield Property include a Residence Inn by Marriott, a Homewood Suites and a Homestead Village.

                              Gaithersburg Property                                   Merrifield Property
                ---------------------------------------------------    ---------------------------------------------------
                  Average           Average            Revenue           Average           Average            Revenue
                 Occupancy         Daily Room       per Available       Occupancy         Daily Room       per Available
   Year             Rate              Rate              Room               Rate              Rate               Room
------------    -------------    ---------------   ----------------    -------------    ---------------    ---------------


      *2000        62.70%           $95.47             $59.91            68.20%           $135.70               $92.57

*        Data for the Gaithersburg  Property represents the period June 30, 2000
         through  November  3,  2000  and  data  for  the  Merrifield   Property
         represents the period June 24, 2000 through November 3, 2000.


         Courtyard by Marriott located in Alpharetta, Georgia, Residence Inn by Marriott located in Salt Lake City, Utah and three TownePlace Suites by Marriott located in Mt. Laurel, New Jersey, Scarborough, Maine and Tewksbury, Massachusetts. On August 22, 2000, the Company purchased five Properties for an aggregate purchase price of approximately $52 million. The Properties are a Courtyard by Marriott located in Alpharetta, Georgia (the "Alpharetta Property"), a Residence Inn by Marriott located in Salt Lake City, Utah, in the community of Cottonwood (the "Cottonwood Property") and three TownePlace Suites Properties located in each of Mt. Laurel, New Jersey (the "Mt. Laurel Property"), Scarborough, Maine (the "Scarborough Property") and Tewksbury, Massachusetts (the "Tewksbury Property").


         The Company acquired the Alpharetta Property for $13,877,000 from Courtyard Management Corporation, the Cottonwood Property for $14,573,000 from Residence Inn by Marriott, Inc. and the Mt. Laurel, Scarborough and Tewksbury Properties for $7,711,000, $7,160,000 and $9,050,000, respectively, from
TownePlace Management Corporation. In connection with the purchase of the five Properties, the Company, as lessor, entered into five separate, long-term lease agreements. The tenant of the Properties is the same unaffiliated lessee. The leases for the five Properties are cross-defaulted. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the leases are as follows:


o        The initial term of each lease expires in approximately 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years.

o        The leases require minimum rent payments as follows:

                                                                  Minimum
                  Property               Location               Annual Rent
         -----------------------   ----------------------     ---------------

         Alpharetta Property        Alpharetta, GA                $1,387,700
         Cottonwood Property        Salt Lake City, UT             1,457,300
         Mt. Laurel Property        Mt. Laurel, NJ                   771,100
         Scarborough Property       Scarborough, ME                  716,000
         Tewksbury Property         Tewksbury, MA                    905,000

o A security deposit for each of the Properties has been retained by the Company as security for the tenant's obligations under the leases as follows:

                    Alpharetta Property                     $693,850
                    Cottonwood Property                      728,650
                    Mt. Laurel Property                      385,550
                    Scarborough Property                     358,000
                    Tewksbury Property                       452,500

o The tenant of the five Properties has established an FF&E Reserve for each Property which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties. Deposits to the FF&E Reserve are made once every four weeks as follows:
         (i) for the Alpharetta Property, 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter, (ii) for the Cottonwood Property, 2% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter and (iii) for the Mt. Laurel, Scarborough and Tewksbury Properties, 4% of gross receipts for the first lease year; 5% of gross receipts for the second lease year; and 6% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and ======== all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

o Marriott International, Inc. has entered into an agreement with the tenant in which Marriott International, Inc. has agreed to advance and loan to the tenant any amounts needed to pay minimum rent under the leases (the "Liquidity Facility Agreement"). The Liquidity Facility Agreement terminates on the earlier of the end of the fourth lease year or at such time as the net operating income from the Properties exceeds minimum rent due under the leases by 25% for any trailing 12-month period. The maximum amount of the liquidity facility is $5,237,100. Upon acquisition of the Courtyard Overland Park Property and the three SpringHill Suites by Marriott Properties located in Centreville, Virginia, and Charlotte and Raleigh, North Carolina, as described in "-- Pending Investments," the maximum amount of the liquidity facility will increase to $10,017,000 and the agreement will cover minimum rent payments for the pending investments listed above, in addition to these five Properties. From such time, net operating income from all nine properties will be pooled in determining whether the properties' aggregate net operating income exceeds the aggregate minimum rent due under the lease by 25%. The tenant has assigned its rights to receive advances under the Liquidity Facility Agreement to the lessor.

         The estimated federal income tax basis of the depreciable portion of the five Properties is as follows:


               Alpharetta Property                    $12,300,000
               Cottonwood Property                     13,100,000
               Mt. Laurel Property                      7,000,000
               Scarborough Property                     6,700,000
               Tewksbury Property                       8,600,000



         The Alpharetta Property, which opened in January 2000, is a Courtyard by Marriott located in Alpharetta, Georgia. The Alpharetta Property includes 153 guest rooms, two meeting rooms with approximately 1,100 square feet, an indoor pool and spa, an exercise room and a restaurant and lounge. The property is located approximately 26 miles north of downtown Atlanta. Other lodging facilities located in proximity to the Alpharetta Property include an AmeriSuites, a Hampton Inn & Suites, a Residence Inn by Marriott, a SpringHill Suites by Marriott and a Sumner Suites.

         The Cottonwood Property, which opened in August 1999, is a Residence Inn by Marriott located in Salt Lake City, Utah, in the community of Cottonwood. The Cottonwood Property includes 144 guest rooms, a 690 square foot meeting room, an outdoor pool and spa, a SportCourt and an exercise room. Other lodging facilities located in proximity to the Cottonwood Property include a Candlewood Suites, a Homewood Suites and a Residence Inn by Marriott.

         The Mt. Laurel Property, which opened in November 1999, is a TownePlace Suites by Marriott located in Mt. Laurel, New Jersey. The Mt. Laurel Property includes 95 guest rooms, an outdoor swimming pool and an exercise room. The property is located within 15 miles of downtown Philadelphia, Pennsylvania. Other lodging facilities located in proximity to the Mt. Laurel Property include a Courtyard by Marriott and a Fairfield Inn by Marriott.

         The Scarborough Property, which opened in June 1999, is a TownePlace Suites by Marriott located in Scarborough, Maine, which is a suburb of Portland. The Scarborough Property includes 95 guest rooms, an outdoor swimming pool and an exercise room. Other lodging facilities located in proximity to the Scarborough Property include an AmeriSuites, a Comfort Inn, a Fairfield Inn by Marriott, a Hampton Inn, a Residence Inn by Marriott and another TownePlace Suites by Marriott.

         The Tewksbury Property, which opened in July 1999, is a TownePlace Suites by Marriott located in Tewksbury, Massachusetts. The Tewksbury Property includes 95 guest rooms, an outdoor swimming pool and an exercise room. The property is located approximately 25 miles northwest of downtown Boston. Other lodging facilities located in proximity to the Tewksbury Property include a Hawthorn Suites, a Homewood Suites, a Residence Inn by Marriott and another TownePlace Suites by Marriott.

         The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                                                                                                             Revenue
                                                                          Average           Average            per
                                                                         Occupancy           Daily          Available
         Property                     Location              Year            Rate           Room Rate          Room
----------------------------     --------------------     ----------    -------------     -------------    ----------


Alpharetta Property              Alpharetta, GA              **2000         53.60%           $97.10           $52.06

Cottonwood Property              Salt Lake City, UT           *1999         29.20%           $85.10           $27.00
                                                             **2000         68.50%            89.59            61.37

Mt. Laurel Property              Mt. Laurel, NJ               *1999         26.10%           $55.65           $15.04
                                                             **2000         70.30%            67.87            47.70

Scarborough Property             Scarborough, ME              *1999         65.70%           $70.38           $47.44
                                                             **2000         71.80%            65.35            46.94

Tewksbury Property               Tewksbury, MA                *1999         72.60%           $83.16           $62.60
                                                             **2000         85.20%            90.87            77.39


* Data for the Cottonwood Property represents the period August 11, 1999 through December 31, 1999, data for the Mt. Laurel Property represents the period November 22, 1999 through December 31, 1999, data for the Scarborough Property represents the period June 25, 1999 through December 31, 1999 and data for the Tewksbury Property represents the period July 15, 1999 through December 31, 1999.

** Data for the Alpharetta Property represents the period January 7, 2000 through November 3, 2000 and data for the Cottonwood, Mt. Laurel, Scarborough and Tewksbury Properties represents the period January 1, 2000 through November 3, 2000.


         The Company believes that the results achieved by the Properties, as shown in the table above, may or may not be indicative of their long-term operating potential, as the Properties opened between June 1999 and January 2000.


         TownePlace Suites by Marriott located in Newark, California. On November 3, 2000, the Company acquired a TownePlace Suites located in Newark, California (the "Newark Property") for $13,600,000 from TownePlace Management Corporation. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in the Prospectus under the heading " -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires in approximately 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

o        The lease requires minimum rent payments of $1,360,000 per year.

o In addition to minimum rent, for each lease year after the second lease year, the lease requires percentage rent equal to seven percent of room revenues in excess of room revenues for the second lease year.

o A security deposit equal to $418,462 has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant has established an FF&E Reserve. Deposits to the FF&E Reserve are made every four weeks as follows: 4% of gross receipts for the first lease year; 5% of gross receipts for the second lease year; and 6% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the lease. See the seventh bullet point under the heading " - Palm Desert Portfolio" above.

o The Newark Property is one of the Pooled Properties described in the Prospectus Supplement dated October 23, 2000, under the heading " -- Palm Desert Portfolio."

         The estimated federal income tax basis of the depreciable portion of the Newark Property is approximately $11.4 million.

         The Newark Property, which opened in September 2000, is a TownePlace Suites by Marriott located in Newark, California. The Newark Property includes 127 guest suites, an outdoor swimming pool, an exercise room and guest laundry facilities. The Property is located in Alameda County, adjacent to Santa Clara County, which is considered to be the heart of the Silicon Valley. Other lodging facilities located in proximity to the Newark Property include an Extended Stay America, a Homestead Village, two Residence Inn by Marriott hotels and a Woodfin Suites. The average occupancy rate, the average daily room rate and the revenue per available room for the period the hotel has been operational is as follows:

                                      Newark Property
                    -----------------------------------------------------
                     Average            Average             Revenue
                    Occupancy        Daily Room Rate     per Available
       Year            Rate                                   Room
    ------------    ------------     ----------------    ----------------
       *2000          92.10%             $88.27              $81.27

* Data for the Newark Property represents the period September 1, 2000 through November 3, 2000.

         The Company believes that the results achieved by the Property, as shown in the table above, may or may not be indicative of its long-term operating potential, as the Property opened in September 2000.

         Little Lake Bryan Properties. On November 21, 2000, the Company acquired two hotel Properties. The Properties are a Courtyard by Marriott and a Fairfield Inn by Marriott, both located in Orlando, Florida, in the community of Little Lake Bryan (the "Courtyard Little Lake Bryan Property" and the "Fairfield Inn Little Lake Bryan Property").

         The Company acquired the Little Lake Bryan Properties for an aggregate purchase price of $66,877,680 from Marriott International, Inc. In connection with the purchase of the two Properties, the Company, as lessor, entered into two separate, long-term lease agreements with the same unaffiliated lessee. The general terms of the lease agreements are described in the section of the Prospectus entitled " -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of each lease is approximately 15 years.

o At the end of the initial term of each lease, the tenant will have two consecutive renewal options of ten years each.

o The leases require minimum rent payments of $3,766,360 per year for the Courtyard Little Lake Bryan Property and $3,255,795 per year for the Fairfield Inn Little Lake Bryan Property.

o In addition to minimum rent, for each lease year after the second lease year, each lease requires percentage rent equal to seven percent of room revenues in excess of room revenues for the second lease year.

o A security deposit equal to $1,103,695 for the Courtyard Little Lake Bryan Property and $954,079 for the Fairfield Inn Little Lake Bryan Property has been retained by the Company as security for the tenant's obligations under the leases.

o The tenant of the Courtyard Little Lake Bryan and Fairfield Inn Little Lake Bryan Properties has established an FF&E Reserve. Deposits to the FF&E Reserve for the Courtyard Little Lake Bryan Property are made every four weeks as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Deposits to the FF&E Reserve for the Fairfield Inn Little Lake Bryan Property are made every four weeks as follows: 4% of gross receipts for the first lease year and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under each lease. The guarantee terminates on the earlier of the end of the third lease year or at such time as the net operating income from the applicable property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The aggregate maximum amount of the guarantee is $6,755,700. Upon acquisition of the SpringHill Suites by Marriott in Orlando, Florida (the "SpringHill Suites Little Lake Bryan Property"), as described in "-- Pending Investments," the maximum amount of the guarantee will increase to $10,433,632 and the guarantee will also cover minimum rent payments for the SpringHill Suites Little Lake Bryan Property. From such time, net operating income from the Little Lake Bryan Properties will be pooled with the SpringHill Suites Little Lake Bryan Property in determining whether the three Properties' aggregate net operating income exceeds the aggregate minimum rent due under the leases by 25%.

o In addition, the leases for the Little Lake Bryan Properties contain cross-default terms with respect to the leases for the Pooled Properties, meaning that if the tenant to either of the Little Lake Bryan Properties or the Pooled Properties defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to the Little Lake Bryan Properties and the Pooled Properties, regardless of whether the tenant of any such Property is in default under its lease.

         The federal income tax basis of the depreciable portion of the Courtyard Little Lake Bryan Property and the Fairfield Inn Little Lake Bryan Property is approximately $30.5 million and $26.4 million, respectively.

         The Courtyard Little Lake Bryan Property, which opened in October 2000, has 312 guest rooms, 3,500 square feet of meeting space, four executive board rooms, a poolside bar and grill, a breakfast cafe, a fitness center, an indoor/outdoor whirlpool and a beach entry indoor/outdoor swimming pool. The Fairfield Inn Little Lake Bryan Property, which also opened in October 2000, has 388 guest rooms, a poolside bar and grill, a fitness center, a whirlpool and an outdoor swimming pool. The hotel Properties are located close to SeaWorld(R) Orlando. Central Florida is home to eight theme parks and the Orange County Convention Center is one of the largest convention centers in the country. Other lodging facilities located in proximity to the Courtyard Little Lake Bryan and Fairfield Little Lake Bryan Properties include a DoubleTree Guest Suites, a Holiday Inn, a Homewood Suites and a Sheraton World Resort. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                      Courtyard Little Lake Bryan Property                  Fairfield Inn Little Lake Bryan Property
                --------------------------------------------------      --------------------------------------------------
                  Average           Average            Revenue           Average           Average            Revenue
                 Occupancy         Daily Room       per Available       Occupancy         Daily Room       per Available
   Year             Rate              Rate              Room               Rate              Rate               Room
------------    -------------    ---------------   ----------------    -------------    ---------------    ---------------
   *2000          69.00%             $91.07            $62.81            59.30%             $70.41             $41.75

*        Data for 2000  represents the period October 16, 2000 through  November
         24, 2000.

         The Company believes that the results achieved by the Properties, as shown in the table above, may or may not be indicative of their long-term operating potential, as the Properties opened in October 2000.

PENDING INVESTMENTS

         The following information updates and replaces the last two paragraphs on page 53, the table beginning on page 54 and the chart on page 60 of the Prospectus.


         As of November 21, 2000, the Company had initial commitments to acquire five additional hotel properties directly. The five properties are a Courtyard by Marriott (in Overland Park, Kansas) and four SpringHill Suites by Marriott hotels (one in each of Centreville, Virginia; Charlotte, North Carolina; Orlando, Florida and Raleigh/Durham, North Carolina) . The acquisition of each of these properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -- Description of Property Leases." In order to acquire all of these properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing.

         Leases. Set forth below are summarized terms expected to apply to the leases for each of the five properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                                  Estimated
                                  Purchase        Lease Term and         Minimum Annual
Property                            Price         Renewal Options             Rent                       Percentage Rent
--------                            -----         ---------------             ----                       ---------------

SpringHill Suites by Marriott    $36,779,320   15 years; two ten-    10% of the Company's total     for each lease year after the
Orlando, FL                                    year renewal options  cost to purchase the property  second lease year, 7% of
(the "SpringHill Suites Little                                                                      revenues in excess of revenues
Lake Bryan Property")                                                                               for the second lease year
Hotel under construction

Courtyard by Marriott            $15,790,000   15 years; two ten-    10% of the Company's total     for each lease year after the
Overland Park, KS (1)                          year renewal options  cost to purchase the property  second lease year, 7% of
(the "Courtyard Overland                                                                            revenues in excess of revenues
Park Property")                                                                                     for the second lease year
Hotel under construction

SpringHill Suites by Marriott    $11,414,000   15 years; two ten-    10% of the Company's total     for each lease year after the
Centreville, VA (1)                            year renewal options  cost to purchase the property  second lease year, 7% of
(the "SpringHill Suites                                                                             revenues in excess of revenues
Centreville Property")                                                                              for the second lease year
Hotel under construction

SpringHill Suites by Marriott    $11,773,000   15 years; two ten-    10% of the Company's total     for each lease year after the
Charlotte, NC (1)                              year renewal options  cost to purchase the property  second lease year, 7% of
(the "SpringHill Suites                                                                             revenues in excess of revenues
Charlotte Property")                                                                                for the second lease year
Hotel under construction

SpringHill Suites by Marriott     $8,822,000   15 years; two ten-    10% of the Company's total     for each lease year after the
Raleigh/Durham, NC (1)                         year renewal options  cost to purchase the property  second lease year, 7% of
(the "SpringHill Suites                                                                             revenues in excess of revenues
                                                                                                    for the second lease year

------------------------------
FOOTNOTES:

(1) The leases for the Courtyard Overland Park, the SpringHill Suites Centreville, the SpringHill Suites Charlotte and the SpringHill Suites Raleigh/Durham Properties are expected to be with the same unaffiliated lessee.

         In addition to the above commitments, on August 28, 2000 the Company entered into an agreement in principle to invest in a property in Phoenix, Arizona (the "Desert Ridge Property"). The Desert Ridge Property is expected to be owned by a Joint Venture (the "Desert Ridge Joint Venture") between the Company, Marriott International, Inc. or an affiliate thereof, and a partnership of which an Affiliate of the Advisor will be the general partner. The Company is anticipated to have a 44% equity interest in the Desert Ridge Joint Venture, and an equivalent interest in the Desert Ridge Joint Venture's profits and losses. The overall cost of the Property (including acquisition of land, development and construction) is estimated to be approximately $293,000,000. The Company expects that the Desert Ridge Joint Venture will obtain permanent financing from a third party lender for approximately 60% of this amount, with such financing to be secured by a mortgage on the Desert Ridge Property. In addition, Marriott International, Inc. or an affiliate thereof is expected to provide financing for an additional 20% of the costs to the Desert Ridge Joint Venture, secured by pledges of the co-venturers' equity interests in the Desert Ridge Joint Venture. The remaining 20% of the costs are expected to be financed by the co-venturers' equity contributions to the Desert Ridge Joint Venture. In connection with the development of the Desert Ridge Property, the Company anticipates that the Desert Ridge Joint Venture will pay Development Fees to a wholly owned subsidiary of the Advisor that will act, along with an affiliate of Marriott International, Inc., as co-developer of the Property. The Desert Ridge Property will be leased to a subsidiary of the Desert Ridge Joint Venture (which will also be an indirect subsidiary of the Company and will make an election after January 1, 2001 to be treated as a taxable REIT subsidiary under the Code) and will be managed by Marriott International, Inc.

         The Desert Ridge Property will be constructed on a 400 acre site as part of a 5,700 acre master-planned development in the north Phoenix/Scottsdale, Arizona area. The Property will be operated as a Marriott Resort & Spa and will include 950 guest rooms (including 85 suites), approximately 77,000 square feet of meeting and banquet facilities, a full service health spa, eating and beverage facilities that seat 947 people, two 18-hole golf courses and 8 tennis courts. The Desert Ridge Property is currently anticipated to open to the public in January 2003.

         Marriott and Wyndham Brands. The following chart provides additional information on occupancy levels for Marriott systemwide lodging brands and Wyndham Hotels:


                          Total Occupancy Rate for 1999
                Marriott Brand and Wyndham Hotels as Compared to
                              U.S. Lodging Industry

                                                         Occupancy Rate

U.S. Lodging Industry                                         63.3%
Fairfield Inn by Marriott                                     68.7%
Wyndham Hotels                                                69.3%
Courtyard by Marriott                                         73.2%
Marriott Hotels, Resorts and Suites                           73.8%
Residence Inn by Marriott                                     79.0%

Source:  Smith  Travel  Research  (U.S.   Lodging   Industry   only),   Marriott
         International, Inc. 1999 Form 10-K and Wyndham International, Inc. 1999 Form 10-K


BORROWING

         The following information should be read in conjunction with the "Business -- Borrowing" section beginning on page 71 of the Prospectus.

         On November 8, 2000, the Company through the LLC obtained a loan from a bank to be used by the Company to refinance a portion of the purchase of the Philadelphia Downtown Property. The loan provides that the Company will be able to borrow up to $32,500,000 which will be secured by the Property. Borrowings under the loan will bear interest at a fixed rate of 8.29% per annum. Interest expense shall be payable monthly for the first year, and thereafter, interest expense and principal shall be payable monthly for the remaining six years. In connection with the loan, the Company incurred loan fees of approximately $165,000.

         The Company has entered into a loan commitment with a bank to be used by the Company to finance the acquisition of three hotel Properties. The loan commitment provides that the Company will be able to borrow up to $50,000,000 which will be secured by the three applicable Properties. Borrowings under the loan will bear interest at a fixed rate of 8.335% per annum. Interest expense shall be payable monthly, with all unpaid interest and principal due no later than seven years from the date of the loan. In connection with the loan, the Company is expected to incur loan fees of $300,000. As of November 21, 2000, the closing for the $50,000,000 loan had not occurred.

         The following information updates and replaces the third full paragraph under the heading "Business -- Borrowing" on page 72 of the Prospectus.

         The Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning Invested Capital to the stockholders unless necessary to eliminate corporate-level tax to the Company. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the aggregate amounts of any Lines of Credit will be up to $200,000,000; however, the Line of Credit may be increased at the discretion of the Board of Directors. In addition, the Board of Directors anticipates that the aggregate amount of the Permanent Financing will not exceed 30% of the Company's total assets. However, in accordance with the Company's Articles of Incorporation, the maximum amount of borrowing in relation to Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of Net Assets. Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs.

                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B.


                                      Nine Months Ended
                                 September         September                          Year Ended December 31,
                                   30,                30,
                                   2000               1999
                               (Unaudited)        (Unaudited)            1999              1998           1997 (1)       1996(1)(2)
                              ---------------    ---------------    ---------------    -------------     ------------    -----------

Revenues                        $20,812,135         $6,402,130        $10,677,505       $1,955,461         $ 46,071           $ --
Net earnings                     13,839,648          4,314,045          7,515,988          958,939           22,852             --
Cash distributions
  declared (3)                    19,469,870          6,331,072        10,765,881        1,168,145           29,776             --
Funds from operations (4)        19,610,141          6,129,945         10,478,103        1,343,105           22,852             --
Earnings per Share
  Basic                                0.38               0.34               0.47             0.40             0.03             --
  Diluted                              0.37               0.33               0.45             0.40             0.03             --
Cash distributions declared
  per Share                             0.55               0.54               0.72             0.47             0.05             --
Weighted average number
  of Shares outstanding (5)
     Basic                       36,178,713         12,652,059         15,890,212        2,402,344          686,063             --
     Diluted                     43,767,651         17,509,791         21,437,859        2,402,344          686,063             --


                                 September         September
                                   30,                30,
                                   2000               1999                                   December 31,
                               (Unaudited)        (Unaudited)            1999             1998             1997            1996
                              ---------------    ---------------    ---------------    -------------     ------------    ----------

Total assets                    $408,485,158      $198,384,857       $266,968,274      $48,856,690       $9,443,476       $598,190

Total stockholders' equity      378,919,272        196,460,350        253,054,839       37,116,491        9,233,917        200,000




(1) No operations commenced until the Company received minimum offering proceeds and funds were released from escrow on October 15, 1997.

(2) Selected financial data for 1996 represents the period June 12, 1996 (date of inception) through December 31, 1996.


(3) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. Approximately 29%, 32%, 30%, 18% and 23% of cash distributions for the nine months ended September 30, 2000 and 1999, and the years ended December 31, 1999, 1998 and 1997, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amount as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(4) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP include the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the nine months ended September 30, 2000 and 1999, and the years ended December 31, 1999 and 1998, net earnings included $70,244, $36,363, $35,239 and
         $44,160, respectively, of these amounts. No such amounts were earned during 1997.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings),
         (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying financial statements and notes thereto. See Appendix B -- Financial Information.


(5) The weighted average number of Shares outstanding is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, the availability of capital from borrowings under the Company's Line of Credit, availability of proceeds from the Company's offering, the ability of the Company to obtain Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of such tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements. The Company undertakes no obligation to update these forward-looking statements to reflect any future events or circumstances.

                                  Introduction

The Company

         The Company is a Maryland corporation that was organized on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are wholly owned subsidiaries of CNL Hospitality Properties, Inc., organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partner, respectively, of CNL Hospitality Partners, LP. In this section, the term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp., CNL Hospitality LP Corp. and CNL Philadelphia Annex, LLC.

         The Company was formed to acquire Properties located across the United States to be leased on a long-term, "triple-net" basis to operators of selected national and regional limited service, extended stay and full service Hotel Chains. The Company may also provide Mortgage Loans and Secured Equipment Leases to operators of Hotel Chains. Secured Equipment Leases will be funded from the proceeds of financing to be obtained by the Company. The aggregate outstanding principal amount of Secured Equipment Leases will not exceed 10% of Gross Proceeds from the Company's offerings of Shares of Common Stock.

                         Liquidity and Capital Resources

Common Stock Offerings


         The Company was formed in June 1996, at which time it received initial capital contributions from the Advisor of $200,000 for 20,000 Shares of Common Stock. On July 9, 1997, the Company commenced its Initial Offering of Shares of Common Stock. Upon completion of the Initial Offering on June 17, 1999, the Company had received aggregate subscriptions for 15,007,264 Shares totalling $150,072,637 in Gross Proceeds, including $72,637 (7,264 Shares) through the Company's Reinvestment Plan. Following the completion of its Initial Offering, the Company commenced the 1999 Offering of up to 27,500,000 Shares of Common Stock ($275,000,000). Upon completion of the 1999 Offering on September 14, 2000, the Company had received subscriptions for approximately 27,500,000 Shares totalling approximately $275,000,000 in Gross Proceeds, including $965,194 (96,520 Shares) through the Company's Reinvestment Plan. Following the completion of the 1999 Offering, the Company commenced this offering of up to 45,000,000 Shares of Common Stock ($450,000,000). Of the 45,000,000 Shares
offered, up to 5,000,000 are available to stockholders purchasing Shares through the Reinvestment Plan. As of September 30, 2000, the Company had received subscriptions for 1,792,977 Shares totalling $17,929,765 in Gross Proceeds from this offering, including $331,909 (33,191 Shares) through the Company's Reinvestment Plan.

         As of September 30, 2000 and December 31, 1999, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Organizational and Offering Expenses totalled approximately $390,000,000 and $257,000,000, respectively. As of September 30, 2000, the Company had used net proceeds from the offerings to invest directly or indirectly, approximately $296,000,000 in 22 hotel Properties, to pay $5,680,000 as deposits on four additional hotel Properties, to redeem 140,450 Shares of Common Stock for approximately $1,292,000 and to pay approximately $24,000,000 in Acquisition Fees and certain Acquisition Expenses, leaving approximately $63,000,000 available for investment in Properties and Mortgage Loans.

         During the period October 1, 2000 through November 21, 2000, the Company received additional net offering proceeds from this offering of approximately $28,700,000 and as of November 21, 2000, had approximately $45,700,000 available for investment in Properties and Mortgage Loans. The
Company expects to use the uninvested net proceeds plus any additional net proceeds from the sale of Shares in this offering to purchase additional Properties and, to a lesser extent, invest in Mortgage Loans. See "Investment Objectives and Policies." In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowings. The Company currently has a $30,000,000 Line of Credit available, as described below. Borrowings on the Line of Credit may be repaid with offering proceeds, proceeds from the sale of assets, working capital or Permanent Financing. The maximum amount the Company may borrow, absent a satisfactory showing that a higher level of borrowing is appropriate as approved by a majority of the Independent Directors, is 300% of the Company's Net Assets.

Redemptions

         In October 1998, the Board of Directors elected to implement the Company's redemption plan. Under the redemption plan, the Company elected to redeem Shares, subject to certain conditions and limitations. During the nine months ended September 30, 2000 and the year ended December 31, 1999, 127,565 and 12,885 Shares, respectively, were redeemed at $9.20 per Share for a total of $1,173,600 and $118,542, respectively. These Shares were retired from Shares outstanding of Common Stock. No Shares were redeemed in 1998.

Indebtedness

         On July 31, 1998, the Company entered into an initial Line of Credit and security agreement with a bank to be used by the Company to acquire hotel Properties. The initial Line of Credit provides that the Company will be able to receive advances of up to $30,000,000 until July 30, 2003, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, as determined by the bank in its reasonable discretion, of the credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Advances under the Line of Credit will bear interest at either (i) a rate per annum equal to 318 basis points above the London Interbank Offered Rate (LIBOR) or (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition, a fee of 0.5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the Line of Credit will be collateralized by an assignment of rents and leases. In addition, the Line of Credit provides that the Company will not be able to further encumber the applicable hotel Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the Line of Credit. The Company must also pay the bank's attorney's fees, subject to a maximum cap, incurred in connection with the Line of Credit and each advance. In connection with the Line of Credit, the Company incurred a commitment fee, legal fees and closing costs of approximately $138,000. Proceeds from the Line of Credit were used in connection with the purchase of two hotel Properties and the commitment to acquire three additional Properties during 1998. As of September 30, 2000 and December 31, 1999, the Company had no amounts outstanding under the Line of Credit.

         In March 2000, the Company through the LLC entered into a Tax Increment Financing Agreement with the Philadelphia Authority for Industrial Development ("TIF Note") for $10 million which is collateralized by the LLC's hotel Property. The principal and interest on the TIF Note is expected to be fully paid by the LLC's hotel Property's incremental property taxes over a period of 18 years. The payment of the incremental property taxes is the responsibility of the tenant of the hotel Property. Interest on the TIF Note is 12.85% and payments are due yearly through 2017. In the event that incremental property taxes are insufficient to cover the principal and interest due, Marriott International, Inc. is required to fund such shortfall pursuant to its guarantee of the TIF Note.

         On November 8, 2000, the Company through the LLC obtained a loan from a bank to be used by the Company to refinance a portion of the purchase of the Philadelphia Downtown Property. The loan provides that the Company will be able to borrow up to $32,500,000 which will be secured by the Property. Borrowings under the loan will bear interest at a fixed rate of 8.29% per annum. Interest expense shall be payable monthly for the first year, and thereafter, interest expense and principal shall be payable monthly for the remaining six years. In connection with the loan, the Company incurred loan fees of approximately $165,000.

         In addition, the Company has entered into a loan commitment with a bank to be used by the Company to finance the acquisition of three hotel Properties. The loan commitment provides that the Company will be able to borrow up to $50,000,000 which will be secured by the three applicable Properties. Borrowings under the loan will bear interest at a fixed rate of 8.335% per annum. Interest expense shall be payable monthly, with all unpaid interest and principal due no later than seven years from the date of the loan. In connection with the loan, the Company is expected to incur loan fees of $300,000. As of November 21, 2000, the closing for the $50,000,000 loan had not occurred.

Market Risk

         The  Company  may  be  subject  to  interest   rate  risk  through  any
outstanding balances on its variable rate Line of Credit. The Company may mitigate this risk by paying down any outstanding balances on the Line of Credit from offering proceeds should interest rates rise substantially. There were no amounts outstanding on its variable Line of Credit at September 30, 2000 and December 31, 1999.


Property Acquisitions and Investments

         As of December 31, 1998, the Company owned two Properties in the Atlanta, Georgia area which were each being operated by Crestline Capital Corp. as Residence Inn by Marriott. In February 1999, the Company executed a series of agreements with Five Arrows pursuant to which the Company and Five Arrows formed a jointly owned real estate investment trust, Hotel Investors, for the purpose of acquiring up to eight Properties. At the time the agreement was entered into, the eight Properties were either newly constructed or in various stages of completion.

         In February 1999 and June 1999, Hotel Investors purchased seven of the eight Properties for an aggregate purchase price of approximately $167 million and paid $3 million as a deposit on the one remaining Property. For a description of the Properties acquired, see "Business -- Property Acquisitions -- Western International Portfolio." The $3 million deposit relating to the eighth Property was refunded to Hotel Investors by the seller in January 2000 as a result of Hotel Investors exercising its option to terminate its obligation to purchase the Property under the purchase and sale agreement.

         In order to fund these purchases, Five Arrows invested approximately $48 million and the Company invested approximately $38 million in Hotel Investors. Hotel Investors funded the remaining amount of approximately $88 million with permanent financing, collateralized by the Hotel Investors Loan. In return for their respective investments, Five Arrows received a 51% common stock interest and the Company received a 49% common stock interest in Hotel Investors. Five Arrows received 48,337 shares of Class A Preferred Stock and the Company received 37,979 shares of Class B Preferred Stock.


         In October 2000, Five Arrows, the Company and Hotel Investors entered into an agreement under which Hotel Investors agreed to redeem 2,104 shares of Class A Preferred Stock and an equivalent number of shares of common stock of Hotel Investors held by Five Arrows for $2,104,000. In addition, the Company purchased 7,563 shares of both Class A Preferred Stock and common stock of Hotel Investors from Five Arrows for $11,395,000. Hotel Investors agreed to redeem 1,653 shares of Class B Preferred Stock and an aggregate of 10,115 shares of common stock of Hotel Investors held by the Company for $1,653,000. Five Arrows' remaining 38,670 shares of Class A Preferred Stock and the Company's 7,563 shares of Class A Preferred Stock were exchanged for an equivalent number of shares of Class E Preferred Stock, par value $0.01 ("Class E Preferred Stock"), of Hotel Investors. Upon the consummation of this transaction, the Company owns an interest of approximately 53% and Five Arrows owns an interest of approximately 47%, in the common stock of Hotel Investors. Pursuant to this agreement, the Company repurchased 65,285 Shares held by Five Arrows for an aggregate price of $620,207. Additionally, Five Arrows granted the Company the following options: (1) on or before January 31, 2001, the Company has the option to purchase 7,250 shares of Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors held by Five Arrows for $1,000 per pair of Class E Preferred Stock and common stock of Hotel Investors, and (2) provided that the Company purchased all of the shares under the first option, the Company will have the option, until June 30, 2001, to purchase 7,251 shares of Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors for $1,000 for each pair. If the Company elects not to purchase the remaining shares under the first and/or second options, Five Arrows will have the right, at certain defined dates, to exchange its shares in Hotel Investors for Common Stock of the Company at an exchange rate of 157.000609 Shares of the Company's Common Stock for each share of Class E Preferred Stock, subject to adjustment in the event of stock dividends, stock splits and certain other corporate actions by the Company.

         The Company has agreed to pay Five Arrows a fee for agreeing to defer the conversion of its Class A Preferred Stock (prior to its conversion to Class E Preferred Stock) to Common Stock of the Company. These payments are equivalent to the difference between any distributions received by Five Arrows from Hotel Investors and the distributions that Five Arrows would have received from the Company if Five Arrows had converted its Class A Preferred Stock into the Company's Common Stock on June 30, 2000. Five Arrows has agreed to forfeit its priority cash distributions from Hotel Investors. Cash available for distributions of Hotel Investors is distributed to 100 CNL Holdings, Inc. and affiliates' associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8% return. All remaining cash available for distributions is distributed pro rata with respect to the interest in the common shares of Hotel Investors.


         Five Arrows also invested approximately $14 million in the Company through the purchase of Common Stock pursuant to the Company's Initial Offering and the 1999 Offering, the proceeds of which were used by the Company to fund approximately 38% of its funding commitment to Hotel Investors. During 1999, approximately $3.7 million of this amount was initially treated as a loan due to the stock ownership limitations specified in the Company's Articles of Incorporation at the time of investment. Subsequently, this loan was converted to Common Stock.

         In addition to the above investments, Five Arrows purchased a 10% interest in the Advisor. In connection with Five Arrow's investment in the Company, the Advisor and Hotel Investors, certain Affiliates agreed to waive certain fees otherwise payable to them by the Company. The Advisor is also the advisor to Hotel Investors pursuant to a separate advisory agreement. The Company will not pay the Advisor fees, including the Company's pro rata portion of Hotel Investors' advisory fees, in excess of amounts payable under its Advisory Agreement.

         On November 16, 1999, the Company acquired an 89% interest in the LLC for approximately $58 million. The sole purpose of the LLC is to own and lease the Courtyard by Marriott hotel Property located in Philadelphia, Pennsylvania. This historic Property was recently renovated and converted into a hotel which commenced operations in late November 1999.

         In addition, on December 10, 1999, the Company acquired a newly constructed Property located in Mira Mesa, California, for approximately $15.5 million. The Property is being operated by a subsidiary of Marriott International, Inc. as a Residence Inn by Marriott.

         On June 1, 2000, the Company acquired two Wyndham hotel Properties located in Billerica, Massachusetts and Denver, Colorado for approximately $43.5 million. These Properties are being operated by Wyndham International, Inc. as Wyndham Hotels.


         On June 16, 2000, the Company acquired two Properties located in Palm Desert, California for approximately $30.3 million. These Properties are being operated by the tenant as a Residence Inn by Marriott and a Courtyard by Marriott.

         On July 28, 2000, the Company acquired two Properties located in Gaithersburg, Maryland and Merrifield, Virginia for approximately $34 million. These Properties are being operated by a subsidiary of Marriott International, Inc. as a SpringHill Suites by Marriott and a Residence Inn by Marriott.


         On August 22, 2000, the Company acquired five Properties located in Alpharetta, Georgia; Salt Lake City, Utah; Mt. Laurel, New Jersey; Scarborough, Maine and Tewksbury, Massachusetts for approximately $52 million. These Properties are being operated by a subsidiary of Marriott International, Inc. as a Courtyard by Marriott, a Residence Inn by Marriott and three TownePlace Suites by Marriott.


         On November 3, 2000, the Company acquired a Property located in Newark, California for approximately $13.6 million. This Property is being operated by a subsidiary of Marriott International, Inc. as a TownePlace Suites by Marriott.

         On November 21, 2000, the Company acquired two Properties located in Orlando, Florida for approximately $66.9 million. These Properties are being operated by a subsidiary of Marriott International, Inc. as a Courtyard by Marriott and a Fairfield Inn by Marriott.


         Hotel Investors, the LLC and the Company, as lessors, have entered into long-term, triple-net leases with operators of Hotel Chains, as described below in "Liquidity Requirements."

Commitments


         As of November 21, 2000, the Company had initial commitments to acquire five additional hotel Properties directly for an anticipated aggregate purchase price of approximately $85 million and an interest in one property through a joint venture for approximately $25 million. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. In order to acquire all of these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on the Line of Credit. In connection with one of these agreements, the Company has a deposit, in the form of a letter of credit, collateralized by a certificate of deposit, amounting to $1,769,000. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company.

         As of November 21, 2000, the Company had not entered into any arrangements creating a reasonable probability a particular Mortgage Loan or Secured Equipment Lease would be funded. The Company is presently negotiating to acquire additional Properties, but as of November 21, 2000, the Company had not acquired any such Properties or entered into any Mortgage Loans.

Cash and Cash Equivalents

         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts, which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At September 30, 2000, the Company had $76,838,139 invested in such short-term investments as compared to $101,972,441 at December 31, 1999. The decrease in the amount invested in short-term investments was primarily attributable to the acquisition of 11 Properties during the nine months ended September 30, 2000. These funds will be used to purchase additional Properties, to make Mortgage Loans, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders and other Company expenses and, in management's discretion, to create cash reserves.


Liquidity Requirements

         The Company expects to meet its short-term liquidity requirements, other than for Offering Expenses and the acquisition and development of Properties and investment in Mortgage Loans and Secured Equipment Leases, through cash flow provided by operating activities. The Company believes that cash flow provided by operating activities will be sufficient to fund normal recurring Operating Expenses, regular debt service requirements and Distributions to stockholders. To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to tenants defaulting under the terms of their lease agreements, the Company will use borrowings under its Line of Credit.

         Management believes that the Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to a Property.

         The Company expects to meet its other short-term liquidity requirements, including payment of Offering Expenses, Property acquisitions and development and investment in Mortgage Loans and Secured Equipment Leases, with additional advances under its Line of Credit and proceeds from this offering. The Company expects to meet its long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing.

Distributions


         During the nine months ended September 30, 2000 and 1999, and the years ended December 31, 1999, 1998 and 1997, the Company generated cash from operations (which includes cash received from tenants, and dividend, interest and other income received, less cash paid for operating expenses) of $26,133,477, $4,642,118, $12,890,161, $2,776,965 and $22,469, respectively.
Based on cash from operations and dividends due to the Company from Hotel Investors, the Company declared Distributions to its stockholders of $19,469,870, $6,331,072, $10,765,881, $1,168,145 and $29,776 during the nine months ended September 30, 2000 and 1999, and the years ended December 31, 1999, 1998 and 1997, respectively. In addition, on October 1, November 1 and December 1, 2000, the Company declared Distributions to stockholders of record on October 1, November 1 and December 1, 2000, totalling $2,766,393, $2,877,134 and $2,972,521, respectively (each representing $0.0625 per Share), payable in
December 2000. For the nine months ended September 30, 2000 and 1999, approximately 54 percent and 73 percent, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 46 percent and 27 percent, respectively, were considered a return of capital for federal income tax purposes. For the years ended December 31, 1999, 1998 and 1997, approximately 75 percent, 76 percent and 100 percent, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 25 percent and 24 percent were considered a return of capital for federal income tax purposes for the years ended December 31, 1999 and 1998, respectively. No amounts distributed to the stockholders for the nine months ended September 30, 2000 and 1999, and the years ended December 31, 1999, 1998 and 1997, are required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital.

Related Party Transactions

         During the nine months ended September 30, 2000 and 1999, and the years ended December 31, 1999, 1998 and 1997, Affiliates of the Company incurred on behalf of the Company $3,258,476, $2,387,955, $3,257,822, $459,250 and $638,274,
respectively, for certain Organizational and Offering Expenses, $554,019, $530,233, $653,231, $392,863 and $26,149, respectively, for certain Acquisition Expenses, and $530,944, $285,847, $325,622, $98,212 and $11,003, respectively, for certain Operating Expenses. As of September 30, 2000 and 1999, the Company owed the Advisor and other related parties $1,281,404 and $307,977, respectively, for expenditures incurred on behalf of the Company and for Acquisition Fees. The Advisor has agreed to pay or reimburse to the Company all Offering Expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) in excess of three percent of gross offering proceeds.

         During 1999, the Company opened three bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The amount deposited with this Affiliate at September 30, 2000 and December 31, 1999, was $16,437,410 and $15,275,629, respectively.

Other

         The tenants of the Properties have established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties. Funds in the FF&E Reserve have been paid, granted and assigned to the Company, or in the case of the seven Properties owned indirectly, to Hotel Investors. For the nine months ended September 30, 2000 and 1999, and the years ended December 31, 1999 and 1998, revenues relating to the FF&E Reserve of the Properties directly owned by the Company totalled $901,771, $194,301, $320,356 and $98,099, respectively, of which $192,993, $56,745 and $15,962 was classified as a receivable at September 30, 2000 and December 31, 1999 and 1998, respectively. For the nine months ended September 30, 2000 and the year ended December 31, 1999, revenues relating to the FF&E Reserve of the Properties indirectly owned through Hotel Investors totalled $693,224 and $343,264, respectively, of which $84,748 and $59,646, respectively, was classified as a receivable. No such amounts were outstanding or earned during 1997. Due to the fact that the Properties are leased on a long-term, triple-net basis, management does not believe that other working capital reserves are necessary at this time. Management has the right to cause the Company to maintain additional reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.


         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in this Prospectus.

         Management expects that the cash to be generated from operations will be adequate to pay Operating Expenses and to make Distributions to stockholders.

                              Results of Operations


         As of September 30, 2000 and December 31, 1999, the Company had acquired 22 and 11 Properties, respectively, either directly or indirectly, consisting of land, buildings and equipment, and had entered into a long-term, triple-net lease agreement relating to each of these Properties. The Property leases provide for minimum base annual rental payments ranging from approximately $716,000 to $6,500,000, which are payable in monthly installments. In addition, certain of the leases also provide that, commencing in the second lease year, the annual base rent required under the terms of the leases will increase. In addition to annual base rent, the tenant pays contingent rent computed as a percentage of gross sales of the Property. The Company's leases also require the establishment of the FF&E Reserves. The FF&E Reserves established for the Properties, directly or indirectly owned by the Company, have been reported as additional rent for the quarters and nine months ended September 30, 2000 and 1999, and the years ended December 31, 1999 and 1998.

Comparison of quarter and nine months ended September 30, 2000 to quarter and nine months ended September 30, 1999

         During the nine months ended September 30, 2000 and 1999, the Company earned rental income from operating leases and FF&E Reserve income of $12,718,572 and $2,450,269, respectively ($6,261,656 and $837,710 of which was earned during the quarters ended September 30, 2000 and 1999, respectively). No contingent rental income was earned for the quarters and nine months ended September 30, 2000 and 1999. The increase in rental income and FF&E Reserve income was due to the fact that the Company and the LLC owned 15 Properties directly during the quarter and nine months ended September 30, 2000, as compared to two Properties directly during the quarter and nine months ended September 30, 1999. Because the Company has not yet acquired all of its Properties, revenues for the nine months ended September 30, 2000, represent only a portion of revenues which the Company is expected to earn in future periods.

         During 1999, the Company owned and leased seven Properties indirectly through its investment in Hotel Investors, as described above in "Liquidity and Capital Resources -- Property Acquisitions and Investments." In connection with its investment, during the nine months ended September 30, 2000 and 1999, the Company recorded $2,780,566 and $1,826,818, respectively, in dividend income and $386,627 and $557,733, respectively, in equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,939 and $1,269,085, respectively ($800,641 and $759,404 represented net earnings from this investment for the quarters ended September 30, 2000 and 1999, respectively).

         During the nine months ended September 30, 2000 and 1999, the Company also earned $5,312,997 and $2,125,043, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and other income ($1,351,809 and $1,217,304 of which was earned during the quarters ended September 30, 2000 and 1999, respectively). The increase in interest income was primarily attributable to increased offering proceeds in the current year being temporarily invested in money market accounts or other short-term, highly liquid investments pending investment in Properties and Mortgage Loans. As net offering proceeds from the 1999 Offering and this offering are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         During the nine months ended September 30, 2000, Crestline Capital Corp. and City Center Annex Tenant Corporation each contributed more than ten percent of the Company's total rental income. In addition, a significant portion of the Company's rental income was earned from Properties operating as Marriott brand chains during the nine months ended September 30, 2000. Although the Company intends to acquire additional Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of these lessees or the Marriott chains could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the ongoing operations of the lessees. It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased during 2000 and subsequent years.

         Operating expenses, including interest expense and depreciation and amortization expense, were $6,182,433 and $1,530,352 for the nine months ended September 30, 2000 and 1999, respectively ($3,025,265 and $392,902 of which was incurred during the quarters ended September 30, 2000 and 1999, respectively). The increase in the dollar amount of operating expenses during the quarter and nine months ended September 30, 2000, as compared to the same periods for 1999, was primarily as a result of the Company and the LLC owning two Properties directly during the quarter and nine months ended September 30, 1999, compared to 15 Properties during the quarter and nine months ended September 30, 2000. This resulted in an increase in Asset Management Fees of $621,426 and $916,270, and an increase in depreciation and amortization expense of $1,713,176 and $3,219,905, for the quarter and nine months ended September 30, 2000, respectively, as compared to the same periods for 1999. Additionally, general operating and administrative expenses increased as a result of Company growth, while interest expense, including loan cost amortization, decreased from $239,922 for the nine months ended September 30, 1999 to $26,155 for the nine months ended September 30, 2000 ($9,933 and $6,592 of which was incurred during the quarters ended September 30, 2000 and 1999, respectively). The decrease in interest expense was a result of the Company not having any amounts outstanding on its Line of Credit during the nine months ended September 30, 2000.


         The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties and invests in Mortgage Loans. However, general operating and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.

Comparison of year ended December 31, 1999 to year ended December 31, 1998

         During the years ended December 31, 1999 and 1998, the Company earned rental income from operating leases, contingent rental income and FF&E Reserve income of $4,230,995 and $1,316,599, respectively. The 221% increase in rental income, contingent rental income and FF&E Reserve income was due to the fact that the Company owned two Properties for the full year ended December 31, 1999, as compared to two Properties for approximately six months during the year ended December 31, 1998. In addition, the Company invested in two additional Properties during 1999. Because the Company had not yet acquired all of its Properties, revenues for the year ended December 31, 1999, represent only a portion of revenues which the Company is expected to earn in future periods.

         During the year ended December 31, 1999, the Company acquired and leased seven Properties indirectly through its investment in Hotel Investors, as described above in "Liquidity and Capital Resources -- Property Acquisitions and Investments." In connection with its investment, the Company recognized $2,753,506 in dividend income and $778,466 in equity in loss of unconsolidated subsidiary after deduction of preferred stock dividends, resulting in net earnings attributable to this investment of $1,975,040.

         During the years ended December 31, 1999 and 1998, the Company also earned $3,693,004 and $638,862, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and other income. The 478% increase in interest income was primarily attributable to increased offering proceeds received during 1999 being temporarily invested in money market accounts or other short-term, highly liquid investments pending investment in Properties and Mortgage Loans. As net offering proceeds are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         During the year ended December 31, 1999, two lessees, Crestline Capital Corp. (formerly STC Leasing Associates, LLC) (which operates and leases two Properties) and WI Hotel Leasing, LLC (which leases the seven Properties in which the Company owns an interest through Hotel Investors), each contributed more than ten percent of the Company's total rental income (including the Company's share of total rental income from Hotel Investors). In addition, all of the Company's rental income (including the Company's share of total rental income from Hotel Investors) was earned from Properties operating as Marriott brand chains.


         Operating expenses, including interest expense and depreciation and amortization expense, were $2,318,717 and $996,522 for the years ended December 31, 1999 and 1998, respectively (21.7% and 51%, respectively, of total revenues). The increase in operating expenses during the year ended December 31, 1999, as compared to 1998, was primarily as a result of the Company owning two Properties for approximately six months during 1998 compared to a full year during 1999. Additionally, general operating and administrative expenses increased as a result of Company growth, while interest expense decreased from $350,322 for the year ended December 31, 1998 to $248,094 for the year ended December 31, 1999. The decrease in interest expense of 29.2% was the result of the Line of Credit being outstanding for two months in 1999 as compared to the majority of 1998.

         For the year ended December 31, 1999, the Company's Operating Expenses did not exceed the Expense Cap. For the year ended December 31, 1998, the Company's Operating Expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement.

Comparison of year ended December 31, 1998 to year ended December 31, 1997

         Operations of the Company commenced on October 15, 1997, when the Company received the minimum offering proceeds of $2,500,000. As of December 31, 1998, the Company had acquired two Properties, each consisting of land, building and equipment, and had entered into a long-term, triple-net lease agreement relating to each of the Properties. The Company earned $1,316,599 in rental income from operating leases and FF&E Reserve income from the two Properties during the year ended December 31, 1998.

         During the years ended December 31, 1998 and 1997, the Company earned $638,862 and $46,071, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. The increase was attributable to offering proceeds being temporarily invested in money market accounts or other short-term, highly liquid investments.

         Operating expenses, including interest expense and depreciation and amortization expense, were $996,522 and $23,219 for the years ended December 31, 1998 and 1997, respectively. Operating expenses increased during the year ended December 31, 1998 as compared to the year ended December 31, 1997, primarily as a result of the fact that the Company did not commence operations until October 15, 1997, and due to the fact that the Company acquired Properties and received advances under the Line of Credit during 1998. As discussed above, for the year ended December 31, 1998, the Company's Operating Expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement. For the year ended December 31, 1997, the Expense Cap was not applicable.

Other

         The Company has elected, pursuant to Internal Revenue Code Section 856(c)(1), to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net earnings. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the years ended December 31, 1999, 1998 and 1997. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

         The Company anticipates that its leases will be triple-net leases and will contain provisions that management believes will mitigate the effect of inflation. Such provisions will include clauses requiring the payment of contingent rent based on certain gross sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in gross sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the Properties and on potential capital appreciation of the Properties.

         Management of the Company currently knows of no trends that will have a
material  adverse  effect  on  liquidity,   capital   resources  or  results  of
operations.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following information updates and replaces the "Directors and Executive Officers" section beginning on page 84 of the Prospectus.

         The Directors and executive officers of the Company are listed below:

      Name                    Age       Position with the Company
      ----                    ---       -------------------------

James M. Seneff, Jr.          54        Director, Chairman of the Board, and
                                        Chief Executive Officer
Robert A. Bourne              53        Director, Vice Chairman of the Board,
                                        and President
Matthew W. Kaplan             37        Director
Charles E. Adams              38        Independent Director
Lawrence A. Dustin            55        Independent Director
John A. Griswold              51        Independent Director
Craig M. McAllaster           49        Independent Director
Charles A. Muller             42        Chief Operating Officer and Executive
                                        Vice President
C. Brian Strickland           38        Senior Vice President of Finance and
                                        Administration
Thomas J. Hutchison III       59        Executive Vice President
Lynn E. Rose                  51        Secretary and Treasurer

         James M. Seneff, Jr. Director, Chairman of the Board and Chief Executive Officer. Mr. Seneff is a director, Chairman of the Board and Chief Executive Officer of CNL Hospitality Corp., the Advisor to the Company, and CNL Hotel Investors, Inc., a real estate investment trust in which the Company owns an interest. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc. (formerly CNL Group, Inc.), a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. and its subsidiaries since CNL's formation in 1973. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL Hospitality Corp., CNL Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the Managing Dealer in this offering. CNL and the entities it has established have more than $4 billion in assets, representing interests in more than 2,000 properties and 900 mortgage loans in 48 states. Mr. Seneff also serves as a director, Chairman of the Board and Chief Executive Officer of CNL Retirement Properties, Inc. (formerly CNL Health Care Properties, Inc.), a public, unlisted real estate investment trust, as well as CNL Retirement Corp. (formerly CNL Health Care Corp.), its advisor. Since 1992, Mr. Seneff has served as a director, Chairman of the Board and Chief Executive Officer of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. In addition, he has served as a director and Chairman of the Board since inception in 1994, and served as Chief Executive Officer from 1994 through August 1999, of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director, Chairman of the Board and Chief Executive Officer of CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc., until it merged with such company in September 1999. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp., since 1979; CNL Investment Company, since 1990; and CNL Institutional Advisors, a registered investment advisor for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds.

The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         Robert A. Bourne. Director, Vice Chairman of the Board and President. Mr. Bourne serves as a director, Vice Chairman of the Board and President of CNL Hospitality Corp., the Advisor to the Company, and director and President of CNL Hotel Investors, Inc., a real estate investment trust in which the Company owns an interest. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; a director and President of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust; as well as, a director and President of CNL Retirement Corp., its advisor. Mr. Bourne also serves as a director of CNLBank. He has served as a director since 1992, Vice Chairman of the Board since February 1996, Secretary and Treasurer from February 1996 through 1997, and President from July 1992 through February 1996, of Commercial Net Lease Realty Inc., a public real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board since February 1999 of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director and held various executive positions for CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc. prior to its merger with such company, from 1994 through August 1999. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. Since joining CNL Securities Corp. in 1979, Mr. Bourne has overseen CNL's real estate and capital markets activities including the investment of nearly $2 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

         Matthew W. Kaplan. Director. Mr. Kaplan serves as a director of the Advisor and Hotel Investors. Mr. Kaplan is a managing director of Rothschild Realty Inc. where he has served since 1992, and where he is responsible for securities investment activities including acting as portfolio manager of Five Arrows Realty Securities LLC, a $900 million private investment fund. Mr. Kaplan has been a director of WNY Group, Inc., a private corporation, since 1999. From 1990 to 1992, Mr. Kaplan served in the corporate finance department of Rothschild, Inc., an affiliate of Rothschild Realty, Inc. Mr. Kaplan served as a director of Ambassador Apartments Inc. from August 1996 through May 1998 and is a member of the Urban Land Institute. Mr. Kaplan received a B.A. with honors from Washington University in 1984 and an M.B.A. from the Wharton School of Finance and Commerce at the University of Pennsylvania in 1988.

         Charles E. Adams. Independent Director. Mr. Adams is the president and a founding principal with Celebration Associates, Inc., a real estate advisory and development firm with offices in Celebration, Florida and Charlotte, North Carolina. Celebration Associates specializes in large-scale master-planned communities, seniors' housing and specialty commercial developments. Mr. Adams joined The Walt Disney Company in 1990 and from 1996 until May 1997 served as vice president of community business development for The Celebration Company and Walt Disney Imagineering. He was responsible for Celebration Education, Celebration Network, Celebration Health, and Celebration Foundation, as well as new business development, strategic alliances, retail sales and leasing, commercial sales and leasing, the development of Little Lake Bryan and Celebration. Previously, Mr. Adams was responsible for the initial residential, amenity, sales and marketing, consumer research and master planning efforts for Celebration. Additionally, Mr. Adams participated in the planning for residential development at EuroDisney in Paris, France. He was a founding member of the Celebration School Board of Trustees and served as president and founding member of the Celebration Foundation Board of Directors. Mr. Adams is a founding member of the Health Magic Steering Committee and council member on the Recreation Development Council for the Urban Land Institute. Before joining The Walt Disney Company in 1990, Mr. Adams worked with Trammell Crow Residential developing luxury apartment communities in the Orlando and Jacksonville, Florida areas. Mr. Adams received a B.A. from Northeast Louisiana University in 1984 and an M.B.A. from Harvard Graduate School of Business in 1989.

         Lawrence A Dustin. Independent Director. Mr. Dustin is president of the lodging division of Travel Services International, Inc., a specialized distributor of leisure travel products and services. Mr. Dustin was a principal of BBT, an advisory company specializing in hotel operations, marketing and development, from September 1998 to August 1999. Mr. Dustin has over 30 years of experience in the hospitality industry. From 1994 to September 1998, Mr. Dustin served as senior vice president of lodging of Universal Studios Recreation Group, where he was responsible for matters related to hotel development, marketing, operations and management. Mr. Dustin supervised the overall process of developing the five highly themed hotels and related recreational amenities within Universal Studios Escape and provided guidance for hotel projects in Universal City, California, Japan, and Singapore. From 1989 to 1994, Mr. Dustin served as a shareholder, chief executive officer, and director of AspenCrest Hospitality, Inc., a professional services firm which helped hotel owners enhance both the operating performance and asset value of their properties. From 1969 to 1989, Mr. Dustin held various positions in the hotel industry, including 14 years in management with Westin Hotel & Resorts. Mr. Dustin received a B.A. from Michigan State University in 1968.

         John A. Griswold. Independent Director. Mr. Griswold serves as president of Tishman Hotel Corporation, an operating unit of Tishman Realty & Construction Co., Inc., founded in 1898. Tishman Hotel Corporation is a hotel developer, owner and operator, and has provided such services for more than 85 hotels, totalling more than 30,000 rooms. Mr. Griswold joined Tishman Hotel Corporation in 1985. From 1981 to 1985, Mr. Griswold served as general manager of the Buena Vista Palace Hotel in The Walt Disney World Village. From 1978 to 1981, he served as vice president and general manager of the Homestead Resort, a luxury condominium resort in Glen Arbor, Michigan. Mr. Griswold served as an operations manager for The Walt Disney Company from 1971 to 1978. He was responsible for operational, financial and future planning for multi-unit dining facilities in Walt Disney World Village and Lake Buena Vista Country Club. He is a member of the board of directors of the Florida Hotel & Motel Association, Orlando/Orange County Convention & Visitors Bureau, Inc. and the First Orlando Foundation. Mr. Griswold received a B.S. from the School of Hotel Administration at Cornell University in Ithaca, New York.


         Craig M. McAllaster. Independent Director. Dr. McAllaster is the dean of the Roy E. Crummer Graduate School of Business at Rollins College since 1994. Besides his duties as director, he is on the management faculty and serves as executive director of the international consulting practicum programs at the Crummer School. Prior to Rollins College, Dr. McAllaster was on the faculty at the School of Industrial and Labor Relations and the Johnson Graduate School of Management, both at Cornell University, and the University of Central Florida. Dr. McAllaster spent over ten years in the consumer services and electronics industry in management, organizational and executive development positions. He is a consultant to many domestic and international companies in the areas of strategy and leadership. Dr. McAllaster received a B.S. from the University of Arizona in 1973, an M.S. from Alfred University in 1981 and an M.A. and Doctorate from Columbia University in 1987.


         Charles A. Muller. Chief Operating Officer and Executive Vice President. Mr. Muller joined CNL Hospitality Corp. in October 1996 and is responsible for the planning and implementation of CNL's interest in hotel industry investments, including acquisitions, development, project analysis and due diligence. He currently serves as the Chief Operating Officer and Executive Vice President of CNL Hospitality Corp., the Advisor, and CNL Hotel Investors, Inc., a real estate investment trust in which the Company owns an interest. Mr. Muller also serves as Executive Vice President of CNL Hotel Development Company. Mr. Muller joined CNL following more than 15 years of broad-based hotel industry experience with firms such as Tishman Hotel Corporation, Wyndham Hotels & Resorts, PKF Consulting and AIRCOA Hospitality Services. Mr. Muller's background includes responsibility for market review and valuation efforts, property acquisitions and development, capital improvement planning, hotel operations and project management for renovations and new construction. Mr. Muller served on the former Market, Finance and Investment Analysis Committee of the American Hotel & Motel Association and is a founding member of the Lodging Industry Investment Council. He holds a bachelor's degree in Hotel Administration from Cornell University.

         C. Brian Strickland. Senior Vice President of Finance and Administration. Mr. Strickland currently serves as Senior Vice President of Finance and Administration of CNL Hospitality Corp., and CNL Hotel Development Company. Mr. Strickland supervises the companies' financial reporting, financial control and accounting functions as well as forecasting, budgeting and cash management activities. He is also responsible for regulatory compliance, equity and debt financing activities and insurance for the companies. Mr. Strickland joined CNL Hospitality Corp. in April 1998 with an extensive accounting background. Prior to joining CNL, he served as vice president of taxation with Patriot American Hospitality, Inc., where he was responsible for implementation of tax planning strategies on corporate mergers and acquisitions and where he performed or assisted in strategic processes in the REIT industry. From 1989 to 1997, Mr. Strickland served as a director of tax and asset management for Wyndham Hotels & Resorts where he was integrally involved in structuring acquisitive transactions, including the consolidation and initial public offering of Wyndham Hotel Corporation and its subsequent merger with Patriot American Hospitality, Inc. In his capacity as director of asset management, he was instrumental in the development and opening of a hotel and casino in San Juan, Puerto Rico. Prior to 1989, Mr. Strickland was senior tax accountant for Trammell Crow Company where he provided tax consulting services to regional developmental offices. From 1986 to 1988, Mr. Strickland was tax accountant for Ernst & Whinney where he was a member of the real estate practice group. Mr. Strickland is a certified public accountant and holds a bachelor's degree in accounting.

         Thomas J. Hutchison III. Executive Vice President. Mr. Hutchison serves as an Executive Vice President of CNL Hospitality Corp., the Advisor of the Company, and Hotel Investors. Mr. Hutchison serves as President and Chief Operating Officer of CNL Real Estate Services, Inc., which is the parent company of CNL Hospitality Corp. and CNL Retirement Corp. He also serves as the Chief Operating Officer of CNL Community Development Corp. In addition, Mr. Hutchison serves as an Executive Vice President of CNL Retirement Properties, Inc. Mr. Hutchison joined CNL Financial Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering re-organization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock's nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.

         Lynn E. Rose. Secretary and Treasurer. Ms. Rose also serves as Secretary, Treasurer and a director of CNL Hospitality Corp., the Advisor to the Company, and as Secretary of the subsidiaries of the Company. Ms. Rose is Secretary and Treasurer of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust, and serves as Secretary of its subsidiaries. In addition, she serves as Secretary, Treasurer and a director of CNL Retirement Corp., its advisor. Ms. Rose served as Secretary of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, from 1994 through August 1999, and served as Treasurer from 1994 through February 1999. She also served as Treasurer of CNL Fund Advisors, Inc., from 1994 through July 1998, and served as Secretary and a director from 1994 through August 1999, at which time it merged with CNL American Properties Fund, Inc. Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 through February 1996, and as Secretary and a director of CNL Realty Advisors, Inc., its advisor, from its inception in 1991 through 1997. She also served as Treasurer of CNL Realty Advisors, Inc. from 1991 through February 1996. Ms. Rose, a certified public accountant, has served as Secretary of CNL Financial Group, Inc. since 1987, served as Controller from 1987 to 1993 and has served as Chief Financial Officer since 1993. She also serves as Secretary of the subsidiaries of CNL Financial Group, Inc. and holds various other offices in the subsidiaries. In addition, she serves as Secretary for approximately 75 additional corporations affiliated with CNL Financial Group, Inc. and its subsidiaries. Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. Ms Rose oversees the tax and legal compliance for over 375 corporations, partnerships and joint ventures, and the accounting and financial reporting for over 200 entities. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following information updates and replaces the first paragraph on page 89 of the Prospectus.

         Each Director is entitled to receive $6,000 annually for serving on the Board of Directors, as well as fees of $750 per meeting attended ($375 for each telephonic meeting in which the Director participates), including committee meetings. In addition to the above compensation, the Director serving as Chairman of the Audit Committee is entitled to receive fees of $750 per meeting attended with the Company's independent accountants ($375 for each telephonic meeting in which the Chairman participates) as a representative of the Audit Committee. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         The following information updates and replaces "The Advisor" section beginning on page 89 of the Prospectus.

         CNL Hospitality Corp. (formerly CNL Hospitality Advisors, Inc.) is a Florida corporation organized in January 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective July 9, 1997. CNL Hospitality Corp., as Advisor, has a fiduciary responsibility to the Company and the stockholders.

        The directors and executive officers of the Advisor are as follows:

        James M. Seneff, Jr. .........  Chairman of the Board, Chief Executive
                                        Officer, and Director
        Robert A. Bourne..............  Vice Chairman of the Board, President,
                                        and Director
        Matthew W. Kaplan.............  Director
        Charles A. Muller.............  Chief Operating Officer and Executive
                                        Vice President
        C. Brian Strickland...........  Senior Vice President of Finance and
                                        Administration
        Thomas J. Hutchison III.......  Executive Vice President
        Lynn E. Rose..................  Secretary, Treasurer and Director

         The backgrounds of these individuals are described above under "Management-- Directors and Executive Officers." In addition to the directors and executive officers listed above, the following individuals are involved in the acquisition, development and management of the Company's Properties:

         Gregory A. Denton, age 36, joined CNL Hospitality Corp. in July 1999 as Director of Portfolio Management. Mr. Denton is responsible for overseeing the Company's portfolio performance and acquisition due diligence processes. Mr. Denton has twelve years of experience in the appraisal, financial analysis and asset management of hotel properties. Prior to joining the Advisor, he served as vice president of asset management for White Lodging Services Corp., in
Merrillville, Indiana. In this capacity, he provided operational oversight, strategic planning, and construction monitoring services on a portfolio of 58 hotels in eight states. Mr. Denton served as associate director of the Miami office of HVS International from 1994 to 1996, where he managed hotel appraisal and consulting assignments, trained new associates and supervised hospitality-related research throughout the southeastern United States, Latin America, and the Caribbean. Mr. Denton previously served as senior associate/director of research for HVS International's Mineola, New York office. He received his B.S. and M.S. from the Cornell School of Hotel Administration.

         Brian Guernier, age 38, joined CNL Hospitality Corp. in August 1999 as Director of Acquisitions and Development and in August 2000, became Vice President of Acquisitions and Development. In this capacity, Mr. Guernier is responsible for hotel acquisitions, site acquisition/selection for development, identifying and assessing tenants and maintaining professional relationships with current and potential project partners. Prior to joining the Advisor, Mr. Guernier worked at Marriott International starting in 1995, most recently as director in Feasibility and Development Planning at Marriott Vacation Club's headquarters in Orlando, Florida. His responsibilities included internal project planning for development of several timeshare resorts from the early feasibility stage through site acquisition. He also focused on hotel/timeshare joint projects and the negotiation of use agreements between timeshare operators and hotel owner/operators for shared use of campus facilities. Prior to joining Marriott's timeshare division, Mr. Guernier worked as director in Market Planning & Feasibility for Marriott International's Lodging Division in Bethesda, Maryland, where his responsibilities included pro forma development, brand recommendations to development, preparation of feasibility and market planning reports, presentation of projects to Hotel Development Committee, and reviewing outside appraisals for Marriott's Treasury Department in conjunction with credit enhancements. Before joining Marriott, Mr. Guernier was a senior consultant with Arthur Andersen's

Real Estate Services Group focusing on property tax appeals for hospitality clients. Mr. Guernier holds an M.P.S. from the Hotel School at Cornell University and a B.S. from the College of Agriculture and Life Sciences at Cornell University.

         Tammie A. Quinlan, age 37, joined CNL Hospitality Corp. in August 1999 as Director of Financial Reporting and Analysis and in August 2000, became Vice President of Corporate Finance and Accounting. In this capacity, Ms. Quinlan is responsible for all accounting and financial reporting requirements, and corporate finance functions. Prior to joining the Advisor, Ms. Quinlan, was employed by KPMG LLP from 1987 to 1999, most recently as a senior manager, performing services for a variety of clients in the real estate, hospitality, and financial services industries. During her tenure at KPMG LLP, Ms. Quinlan assisted several clients through their initial public offerings, secondary offerings, securitizations and complex business and accounting issues. Ms. Quinlan is a certified public accountant and holds a B.S. in accounting and finance from the University of Central Florida.

         Management anticipates that any transaction by which the Company would become self-advised would be submitted to the stockholders for approval.

         The Advisor currently owns 20,000 Shares of Common Stock. The Advisor may not sell these Shares while the Advisory Agreement is in effect, although the Advisor may transfer such shares to Affiliates. Neither the Advisor, a Director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of the Advisor, Directors, or any of their Affiliates, or any transaction between the Company and any of them. In determining the requisite percentage in interest of shares of Common Stock necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any shares of Common Stock owned by any of them will not be included.


                              CERTAIN TRANSACTIONS

         The following information updates and replaces the first, second, fourth, fifth and seventh paragraphs under the heading "Certain Transactions" beginning on page 92 of the Prospectus.


         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. For the years ended December 31, 1998 and 1997, the Company incurred $2,377,026 and $849,405, respectively, of such fees in connection with the Initial Offering, of which $2,200,516 and $792,832, respectively, was paid by the Managing Dealer as commissions to other broker-dealers. In addition, during the period January 1, 1999 through June 17, 1999, the Company incurred $6,904,047 of such fees in connection with the Initial Offering, during the period June 18, 1999 through September 14, 2000, the Company incurred $20,624,924 of such fees in connection with the 1999 Offering, and during the period September 15, 2000 through November 21, 2000, the Company incurred $3,500,460 of such fees in connection with this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. For the years ended December 31, 1998 and 1997, the Company incurred $158,468 and $56,627, respectively, of such fees in connection with the Initial Offering, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid. In addition, during the period January 1, 1999 through June 17, 1999, the Company incurred $460,270 of such fees in connection with the Initial Offering, during the period June 18, 1999 through September 14, 2000, the Company incurred $1,374,995 of such fees in connection with the 1999 Offering and during the period September 15, 2000 through November 21, 2000, the Company incurred $233,364 of such fees in connection with this offering, the majority of which has been or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares, and loan proceeds from Permanent Financing and the Line of Credit that are used to acquire Properties, but excluding that portion of the Permanent Financing used to finance Secured Equipment Leases. For the years ended December 31, 1998 and 1997, the Company incurred $1,426,216 and $509,643, respectively, of such fees in connection with the Initial Offering. In addition, during the period January 1, 1999 through June 17, 1999, the Company incurred $4,712,413 of such fees in connection with the Initial Offering, during the period June 18, 1999 through September 14, 2000, the Company incurred $12,374,954 of such fees in connection with the 1999 Offering and during the period September 15, 2000 through November 21, 2000, the Company incurred $2,100,276 of such fees in connection with this offering. Additionally, during the nine months ended September 30, 2000, the Company incurred Acquisition Fees totalling $1,935,794 as the result of permanent financing used to acquire certain Properties.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the
outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the nine months ended September 30, 2000 and the years ended December 31, 1999 and 1998, the Company incurred $1,003,416, $106,788 and $68,114, respectively, of such fees. Additionally, the Company's unconsolidated subsidiary, Hotel Investors, incurred asset management fees and subordinated incentive fees to the Advisor, of which the Company's pro rata share totalled $61,806 and $114,133, respectively, and $166,935 and $164,428, respectively, during the nine months ended September 30, 2000 and the year ended December 31, 1999.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the nine months ended September 30, 2000, and the years ended December 31, 1999, 1998 and 1997, the Company incurred a total of $3,491,013, $4,206,709, $644,189 and
$192,224, respectively, for these services, $3,156,163, $3,854,739, $494,729 and
$185,335, respectively, of such costs representing stock issuance costs, $0, $124, $9,084 and $0, respectively, representing acquisition related costs and $334,850, $351,846, $140,376 and $6,889, respectively, representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.



                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. Prior public programs have not invested in hotel properties. Investors in the Company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase Shares in the Company will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 88 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or the unlisted REITs have been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Bourne and Seneff believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Messrs. Bourne and Seneff currently serve as directors of CNL American Properties Fund, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases; and as directors and officers of CNL Retirement Properties, Inc., an unlisted public REIT organized to invest in health care and seniors' housing facilities. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of June 30, 2000, the 18 partnerships and the two unlisted REITs had raised a total of approximately $1.5 billion from a total of approximately 81,000 investors, and owned approximately 1,500 fast-food, family-style and casual-dining restaurant properties, and one health care property. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.

                                                                                   Number of           Date 90% of Net
                                                                                   Limited             Proceeds Fully
                           Maximum                                                 Partnership         Invested or
Name of                    Offering                                                Units or            Committed to
Entity                     Amount (1)                Date Closed                   Shares Sold         Investment (2)
------                     ----------                -----------                   -----------         --------------

CNL Income                 $15,000,000               December 31, 1986             30,000              December 1986
Fund, Ltd.                 (30,000 units)

CNL Income                 $25,000,000               August 21, 1987               50,000              November 1987
Fund II, Ltd.              (50,000 units)

CNL Income                 $25,000,000               April 29, 1988                50,000              June 1988
Fund III, Ltd.             (50,000 units)

CNL Income                 $30,000,000               December 6, 1988              60,000              February 1989
Fund IV, Ltd.              (60,000 units)

CNL Income                 $25,000,000               June 7, 1989                  50,000              December 1989
Fund V, Ltd.               (50,000 units)

CNL Income                 $35,000,000               January 19, 1990              70,000              May 1990
Fund VI, Ltd.              (70,000 units)

CNL Income                 $30,000,000               August 1, 1990                30,000,000          January 1991
Fund VII, Ltd.             (30,000,000 units)

CNL Income                 $35,000,000               March 7, 1991                 35,000,000          September 1991
Fund VIII, Ltd.            (35,000,000 units)

CNL Income                 $35,000,000               September 6, 1991             3,500,000           November 1991
Fund IX, Ltd.              (3,500,000 units)

CNL Income                 $40,000,000               April 22, 1992                4,000,000           June 1992
Fund X, Ltd.               (4,000,000 units)

CNL Income                 $40,000,000               October 8, 1992               4,000,000           September 1992
Fund XI, Ltd.              (4,000,000 units)

CNL Income                 $45,000,000               April 15, 1993                4,500,000           July 1993
Fund XII, Ltd.             (4,500,000 units)

CNL Income                 $40,000,000               September 13, 1993            4,000,000           August 1993
Fund XIII, Ltd.            (4,000,000 units)

CNL Income                 $45,000,000               March 23, 1994                4,500,000           May 1994
Fund XIV, Ltd.             (4,500,000 units)

CNL Income                 $40,000,000               September 22, 1994            4,000,000           December 1994
Fund XV, Ltd.              (4,000,000 units)

CNL Income                 $45,000,000               July 18, 1995                 4,500,000           August 1995
Fund XVI, Ltd.             (4,500,000 units)






                                                                                   Number of           Date 90% of Net
                                                                                   Limited             Proceeds Fully
                           Maximum                                                 Partnership         Invested or
Name of                    Offering                                                Units or            Committed to
Entity                     Amount (1)                Date Closed                   Shares Sold         Investment (2)
------                     ----------                -----------                   -----------         --------------

CNL Income                 $30,000,000               October 10, 1996              3,000,000           December 1996
Fund XVII, Ltd.            (3,000,000 units)

CNL Income                 $35,000,000               February 6, 1998              3,500,000           December 1997
Fund XVIII, Ltd.           (3,500,000 units)

CNL American               $747,464,413              January 20, 1999 (3)          37,373,221 (3)      February 1999 (3)
Properties Fund, Inc.      (37,373,221 shares)

CNL Retirement             $164,718,974              September 18, 2000 (4)        971,898 (4)         April 2000 (4)
Properties, Inc.           (16,471,898 shares)



(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL American Properties Fund, Inc. ("APF") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, APF commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, APF commenced a subsequent offering (the "1997 Offering ") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering ") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares) through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4) Effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") commenced an offering of up to 15,500,000 shares ($155,000,000) of common stock. On September 18, 2000, the initial offering closed upon receipt of subscriptions totalling $9,718,974 (971,898 shares), including $50,463 (5,046 shares) through the reinvestment plan. Following completion of the initial offering on September 18, 2000, the Retirement Properties REIT commenced a subsequent offering (the "2000 Offering") of up to 15,500,000 shares ($155,000,000) of common stock. The Retirement Properties REIT acquired its first property on April 20, 2000.

         As of June 30, 2000, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of June 30, 2000. These 69 partnerships raised a total of $185,927,353 from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 216 projects as of June 30, 2000. These 216 projects consist of 19 apartment projects (comprising 10% of the total amount raised by all 69 partnerships), 11 office buildings (comprising 4% of the total amount raised by all 69 partnerships), 169 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 69% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 69 partnerships), ten commercial/retail properties (comprising 11% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 90 real estate limited partnerships whose offerings had closed as of June 30, 2000 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         The following table sets forth summary information, as of June 30, 2000, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.


Name of                     Type of                                           Method of           Type of
Entity                      Property              Location                    Financing           Program
------                      --------              --------                    ---------           -------

CNL Income                  22 fast-food or       AL, AZ, CA, FL, GA,          All cash            Public
Fund, Ltd.                  family-style          LA, MD, OK, PA, TX,
                            restaurants           VA, WA

CNL Income                  50 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund II, Ltd.               family-style          IL, IN, KS, LA, MI,
                            restaurants           MN, MO, NC, NM, OH,
                                                  TN, TX, WA, WY

CNL Income                  40 fast-food or       AL, AZ, CA, CO, FL,          All cash            Public
Fund III, Ltd.              family-style          GA, IA, IL, IN, KS,
                            restaurants           KY, MD, MI, MN, MO,
                                                  NC, NE, OK, TX

CNL Income                  47 fast-food or       AL, DC, FL, GA, IL,          All cash            Public
Fund IV, Ltd.               family-style          IN, KS, MA, MD, MI,
                            restaurants           MS, NC, OH, PA, TN,
                                                  TX, VA

CNL Income                  36 fast-food or       AZ, FL, GA, IL, IN,          All cash            Public
Fund V, Ltd.                family-style          MI, NH, NY, OH, SC,
                            restaurants           TN, TX, UT, WA

CNL Income                  60 fast-food or       AR, AZ, CA, FL, GA,          All cash            Public
Fund VI, Ltd.               family-style          IL, IN, KS, MA, MI,
                            restaurants           MN, NC, NE, NM, NY,
                                                  OH, OK, PA, TN, TX,
                                                  VA, WA, WY





Name of                     Type of                                           Method of           Type of
Entity                      Property              Location                    Financing           Program
------                      --------              --------                    ---------           -------

CNL Income                  52 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund VII, Ltd.              family-style          IN, LA, MI, MN, NC,
                            restaurants           OH, PA, SC, TN, TX,
                                                  UT, WA

CNL Income                  43 fast-food or       AZ, FL, IN, LA, MI,          All cash            Public
Fund VIII, Ltd.             family-style          MN, NC, NY, OH, TN,
                            restaurants           TX, VA

CNL Income                  46 fast-food or       AL, CA, CO, FL, GA,          All cash            Public
Fund IX, Ltd.               family-style          IL, IN, LA, MI, MN,
                            restaurants           MS, NC, NH, NY, OH,
                                                  SC, TN, TX

CNL Income                  55 fast-food or       AL, AZ, CA, CO, FL,          All cash            Public
Fund X, Ltd.                family-style          ID, IL, LA, MI, MO,
                            restaurants           MT, NC, NE, NH, NM,
                                                  NY, OH, PA, SC, TN,
                                                  TX, WA

CNL Income                  44 fast-food or       AL, AZ, CA, CO, CT,          All cash            Public
Fund XI, Ltd.               family-style          FL, KS, LA, MA, MI,
                            restaurants           MS, NC, NH, NM, OH,
                                                  OK, PA, SC, TX, VA,
                                                  WA

CNL Income                  52 fast-food or       AL, AZ, CA, FL, GA,          All cash            Public
Fund XII, Ltd.              family-style          LA, MO, MS, NC, NM,
                            restaurants           OH, SC, TN, TX, WA

CNL Income                  50 fast-food or       AL, AR, AZ, CA, CO,          All cash            Public
Fund XIII, Ltd.             family-style          FL, GA, IN, KS, LA,
                            restaurants           MD, NC, OH, PA, SC,
                                                  TN, TX, VA

CNL Income                  68 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund XIV, Ltd.              family-style          IL, KS, LA, MN, MO,
                            restaurants           MS, NC, NJ, NV, OH,
                                                  SC, TN, TX, VA

CNL Income                  57 fast-food or       AL, CA, FL, GA, KS,          All cash            Public
Fund XV, Ltd.               family-style          KY, MN, MO, MS, NC,
                            restaurants           NJ, NM, OH, OK, PA,
                                                  SC, TN, TX, VA






Name of                     Type of                                           Method of           Type of
Entity                      Property              Location                    Financing           Program
------                      --------              --------                    ---------           -------

CNL Income                  49 fast-food or       AZ, CA, CO, DC, FL,          All cash            Public
Fund XVI, Ltd.              family-style          GA, ID, IN, KS, MN,
                            restaurants           MO, NC, NM, NV, OH,
                                                  PA, TN, TX, UT, WI

CNL Income                  32 fast-food,         CA, FL, GA, IL, IN,       All cash           Public
Fund XVII, Ltd.             family-style or       MI, NC, NV, OH, SC,
                            casual-dining         TN, TX, WA
                            restaurants

CNL Income                  26 fast-food,         AZ, CA, FL, GA, IL,       All cash           Public
Fund XVIII, Ltd.            family-style or       KY, MD, MN, NC, NV,
                            casual-dining         NY, OH, PA, TN, TX,
                            restaurants           VA

CNL American                703 fast-food,        AL, AZ, CA, CO, CT,            (1)           Public REIT
Properties Fund, Inc.       family-style or       DE, FL, GA, IA, ID,
                            casual-dining         IL, IN, KS, KY, LA,
                            restaurants           MD, MI, MN, MO, MS,
                                                  NC, NE, NH, NJ, NM,
                                                  NV, NY, OH, OK, OR,
                                                  PA, RI, SC, TN, TX,
                                                  UT, VA, WA, WI, WV

CNL Retirement              1 assisted                                           (2)           Public REIT
Properties, Inc.            living facility       IL



--------------------------------

(1) As of March 31, 1999, all of APF's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, APF has used proceeds from its line of credit and other borrowing to acquire and develop properties and to fund mortgage loans and secured equipment leases.

(2) As of June 30, 2000, the Retirement Properties REIT had invested approximately $13,900,000 in one assisted living property, which includes $8,100,000 in advances relating to the line of credit.

         A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Retirement Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs, with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix C. Information about the previous public partnerships, the offerings of which became fully subscribed between July 1995 and June 2000, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix C (in Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                       INVESTMENT OBJECTIVES AND POLICIES

         The following sentence replaces item 16 under the heading " -- Certain Investment Limitations" on page 102 of the Prospectus.

         The Company will not make loans to the Advisor or its Affiliates, except (A) to wholly owned subsidiaries of the Company, or (B) Mortgage Loans to Joint Ventures (and joint ventures of wholly owned subsidiaries of the Company) in which no co-venturer is the Sponsor, the Advisor, the Directors or any Affiliate of those persons or of the Company (other than a wholly owned subsidiary of the Company) to the restrictions governing Mortgage Loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert).


                               DISTRIBUTION POLICY

DISTRIBUTIONS


         The following information updates and replaces the table and footnotes under the heading " -- Distributions" on page 103 of the Prospectus.

         The following table presents total  Distributions and Distributions per
Share:


        2000 Quarter                   First           Second             Third             Fourth             Year
                                                                                                               ====
-----------------------------       ------------     ------------      ------------      -------------     --------------

Total Distributions declared         $5,522,124        $6,414,210       $7,529,787        $8,616,048         $28,082,169
Distributions per Share                   0.181             0.181            0.188             0.188               0.738


        1999 Quarter                   First           Second             Third             Fourth             Year
-----------------------------       ------------     ------------      ------------      -------------     --------------

Total Distributions declared           $998,652       $2,053,964        $3,278,456         $4,434,809        $10,765,881
Distributions per Share                   0.175            0.181             0.181              0.181              0.718


        1998 Quarter                   First           Second             Third             Fourth             Year
-----------------------------       ------------     ------------      ------------      -------------     --------------

Total Distributions declared           $101,356         $155,730          $362,045           $549,014         $1,168,145
Distributions per Share                   0.075            0.075             0.142              0.175              0.467


(1) For the nine months ended September 30, 2000, the years ended December 31, 1999 and 1998, and the period October 15, 1997 (the date operations of the Company commenced) through December 31, 1997, approximately 54%, 75%, 76% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and for the nine months ended September 30, 2000 and the years ended December 31, 1999 and 1998, approximately 46%, 25% and 24%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of September 30, 2000, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for tax purposes of distributions declared for the nine months ended September 30, 2000 may not be indicative of the results that may be expected for the year ending December 31, 2000.

(2)      Distributions declared  for the years ended December 31, 2000, 1999 and
         1998,  represent  distribution  rates  of  7.38%,  7.18%  and   4.67%,
         respectively, of Invested Capital.



                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

DESCRIPTION OF CAPITAL STOCK

         The following sentences replace the first and third sentences of the first paragraph under the heading " -- Description of Capital Stock" on page 104 of the Prospectus.

         The Company has authorized a total of 216,000,000 shares of capital stock, consisting of 150,000,000 shares of Common Stock, $0.01 par value per share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 63,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share. As of October 9, 2000, the Company had 44,727,232 Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the Initial Offering and 136,974 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding.

         The second paragraph under the heading " -- Description of Capital Stock" on page 105 of the Prospectus is deleted in its entirety.

         The following information updates and replaces the third paragraph under the heading " -- Description of Capital Stock" on page 105 of the Prospectus.

         The Company will not issue share certificates except to stockholders who make a written request to the Company. Each stockholder's investment will be recorded on the books of the Company, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed form to the Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the Company on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in the Articles of Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following month on which the Company receives properly executed documentation.
Stockholders who are residents of New York may not transfer fewer than 250 shares at any time.



                                  THE OFFERING

PLAN OF DISTRIBUTION

         The  following   information  updates  and  replaces  the  second  full
paragraph on page 125 and the fourth paragraph on page 126 under the heading " -- Plan of Distribution" of the Prospectus.

         Selling Commissions for purchases of 500,001 Shares or more will, in the sole discretion of the Managing Dealer, be reduced to $0.20 per Share ($0.15 of which may be reallowed to a Soliciting Dealer) or less but in no event will the proceeds to the Company be less than $9.25 per Share.

         Stockholders may agree with their participating Soliciting Dealer and the Managing Dealer to have Selling Commissions relating to their Shares paid over a seven-year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"). The volume discount described in the section of the Prospectus entitled " -- Plan of Distribution" will not be applicable to purchases with regard to which stockholders elect the Deferred Commission Option. Stockholders electing the Deferred Commission Option will be required to pay a total of $9.40 per Share purchased upon subscription, rather than $10.00 per Share, with respect to which $0.15 per Share will be payable as Selling Commissions due upon subscription, $0.10 of which may be reallowed to the Soliciting Dealer by the Managing Dealer. For each of the six years following such subscription (or for such six year period commencing at a later date agreed upon by the Managing Dealer and the Soliciting Dealer) on a date to be determined by the Managing Dealer, $0.10 per Share will be paid by the Company as deferred Selling Commissions with respect to Shares sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of distributions otherwise payable to such stockholders holding such Shares and may be reallowed to the Soliciting Dealer by the Managing Dealer. The net proceeds to the Company will not be affected by the election of the Deferred Commission Option. Under this arrangement, a stockholder electing the Deferred Commission Option will pay a 1% Selling Commission per year thereafter for six years which will be deducted from and paid by the Company out of distributions otherwise payable to such stockholder. At such time, if any, as Listing occurs, the Company shall have the right to require the acceleration of all outstanding payment obligations under the Deferred Commission Option. All such Selling Commissions will be paid to the Managing Dealer, whereby a total of up to 7% of such Selling Commissions may be reallowed to the Soliciting Dealer.

                                   ADDENDUM TO
                                   APPENDIX B

                              FINANCIAL INFORMATION


            -------------------------------------------------------

            THE  UPDATED  PRO  FORMA  FINANCIAL   STATEMENTS  AND
            THE UNAUDITED FINANCIAL STATEMENTS OF CNL HOSPITALITY PROPERTIES, INC. CONTAINED IN THIS ADDENDUM SHOULD BE READ IN CONJUNCTION WITH APPENDIX B TO THE ATTACHED PROSPECTUS, DATED MAY 23, 2000.

            -------------------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS



                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                                                                                                          Page

Pro Forma Consolidated Financial Information (unaudited):

    Pro Forma Consolidated Balance Sheet as of September 30, 2000                                         B-2

    Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 2000             B-3

    Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1999                     B-4

    Notes to Pro Forma Consolidated Financial Statements for the nine months ended
      September 30, 2000 and the year ended December 31, 1999                                             B-5

Updated Unaudited Condensed Consolidated Financial Statements as recently filed in CNL Hospitality Properties, Inc.'s September 30, 2000 Form 10-Q:

    Condensed Consolidated Balance Sheets as of September 30, 2000 and December 31, 1999                  B-8

    Condensed Consolidated Statements of Earnings for the quarters and nine months ended
      September 30, 2000 and 1999                                                                         B-9

    Condensed Consolidated Statements of Stockholders' Equity for the nine months ended
      September 30, 2000 and year ended December 31, 1999                                                 B-10

    Condensed Consolidated Statements of Cash Flows for the nine months ended
      September 30, 2000 and 1999                                                                         B-11

    Notes to Condensed Consolidated Financial Statements for the quarters and nine months
      ended September 30, 2000 and 1999                                                                   B-13


                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Hospitality Properties, Inc. and subsidiaries (the "Company") gives effect to
(i) the receipt of an initial capital contribution of $200,000 from the Advisor, $443,001,390 in gross offering proceeds from the sale of 44,300,139 shares of common stock for the period from inception through September 30, 2000, and the application of such funds to purchase 14 properties, to acquire an 89 percent interest in a limited liability company which owns one property, to invest in an unconsolidated subsidiary which owned seven properties as of September 30, 2000, to place deposits on one additional property, to redeem 140,450 shares of common stock pursuant to the Company's redemption plan, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $28,743,032 in gross offering proceeds from the sale of 2,874,303 additional shares for the period October 1, 2000 through November 21, 2000, (iii) the application of such funds to (a) pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes, (b) to acquire certain shares of 8% Class A Cumulative Preferred Stock and common stock of CNL Hotel Investors, Inc. and (c) the purchase of three additional properties, as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2000, includes the transactions described in (i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above as if they had occurred on September 30, 2000.

         The Unaudited Pro Forma Consolidated Statements of Earnings for the nine months ended September 30, 2000 and for the year ended December 31, 1999, includes the historical operating results of the properties described in (i) and
(iii) above from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 1999, to (B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2000

                                                    CNL Hospitality         CNL Hotel
                                                    Properties, Inc.     Investors, Inc.
                                                    and Subsidiaries       Historical          Pro Forma
                        ASSETS                         Historical              (c)            Adjustments               Pro Forma
                                                    -----------------    ----------------    ---------------          -------------


Land, buildings and equipment on operating leases    $ 278,813,679        $ 161,600,822         $92,768,704 (b)(c)     $533,183,205
Investment in unconsolidated subsidiary                 37,202,729                   --         (37,202,729)(c)                  --
Cash and cash equivalents
                                                        76,838,139            7,566,423         (67,154,933)(a)(b)(c)    17,249,629
Restricted cash                                          1,062,752              878,814                  --               1,941,566
Certificate of deposit                                   5,000,000                   --                  --               5,000,000
Dividend receivable                                      1,150,602                   --          (1,150,602)(c)                  --
Receivables                                                482,452               84,748                  --                 567,200
Prepaid expenses                                           691,500               38,390                  --                 729,890
Loan costs                                                 124,527              663,188                  --                 787,715
Accrued rental income                                      149,643              400,553                  --                 550,196
Other assets                                             6,969,135                   --          (2,609,160)(a)(b)        4,359,975
                                                 ------------------    -----------------   -----------------          -------------
                                                     $ 408,485,158        $ 171,232,938       $ (15,348,720)           $564,369,376
                                                 ==================    =================   =================          =============

        LIABILITIES AND STOCKHOLDERS' EQUITY

Note payable                                            9,684,609           87,224,210                  --               96,908,819
Accounts payable and accrued expenses                   1,006,098              684,356                  --                1,690,454
Distribution payable                                    5,372,782            2,364,472          (1,150,602)(c)            6,586,652
Due to related parties                                  1,281,404              356,860                  --                1,638,264
Security deposits                                      11,810,719                   --           2,476,236 (b)           14,286,955
Rents paid in advance                                     410,274              450,034                  --                  860,308
                                                 -----------------     ----------------    ----------------          --------------
       Total liabilities                               29,565,886           91,079,932           1,325,634              121,971,452

Minority Interest                                              --                   --          37,035,063               37,035,063
                                                 -----------------     ----------------    ----------------          --------------

Redeemable Preferred Stock:
    Class A 8%: 50,886 share authorized; 48,337
       issued and outstanding                                  --           47,802,692         (47,802,692 )(c)                  --
    Class B 9.76%: 39,982 share authorized;
       37,979 issued and outstanding                           --           37,559,172         (37,559,172 )(c)                  --
                                                 -----------------     ----------------    ----------------          --------------
                                                               --           85,361,864         (85,361,864 )                     --
                                                 -----------------     ----------------    ----------------          --------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                --                    1                  (1 )(c)                  --
    Excess shares, $.01 par value per share.
       Authorized and unissued 63,000,000 shares               --                   --                  --                       --
    Common stock, $.01 par value per share.
       150,000,000 authorized shares; issued and
       outstanding 47,053,547 shares, as adjusted         441,792                  948              27,795  (a)(c)          470,535
    Capital in excess of par value                    390,263,511               99,999          26,314,847  (a)(c)      416,678,357
    Accumulated distributions in excess of
       net earnings                                    (9,096,245 )         (5,309,806 )         5,309,806  (a)(c)      (9,096,245)
    Minority interest distributions in excess of
       contributions and accumulated earnings          (2,689,786 )                 --                  --              (2,689,786)
                                                 -----------------     ----------------    ----------------          --------------
          Total stockholders' equity                  378,919,272           (5,208,858 )        31,652,447              405,362,861
                                                 -----------------     ----------------    ----------------          --------------

                                                    $ 408,485,158        $ 171,232,938       $ (15,348,720 )           $564,369,376
                                                 =================     ================    ================          ==============



                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000


                                              CNL Hospitality     CNL Hotel
                                                Properties,      Investors,
                                                 Inc. and           Inc.
                                               Subsidiaries      Historical           Pro Forma
                                                Historical          (c)             Adjustments             Pro Forma
                                            ----------------    --------------      ---------------         -------------

Revenues:
    Rental income from operating leases         $ 11,816,801       $13,231,100         $ 6,946,972  (1)     $ 31,994,873
    FF&E reserve income                              901,771           693,224             559,857  (2)        2,154,852
    Dividend income                                2,780,566                 0          (2,780,566 )(7)                0
    Interest and other income                      5,312,997           432,574          (2,409,478 )(3)        3,336,093
                                              ---------------  ----------------    ----------------        --------------
                                                  20,812,135        14,356,898           2,316,785            37,485,818
                                              ---------------  ----------------    ----------------        --------------

Expenses:
    Interest and loan cost amortization               26,155         5,017,193                  --             5,043,348
    General operating and administrative           1,079,101           628,085                  --             1,707,186
    Professional services                            117,263                --                  --               117,263
    Asset management fees to
       related party                               1,003,416           126,134             420,986  (4)        1,550,536
    Depreciation and amortization                  3,956,498         3,648,654           2,397,626  (5)(7)    10,002,778
                                              ---------------  ----------------    ----------------        --------------
                                                   6,182,433         9,420,066           2,818,612            18,421,111
                                              ---------------  ----------------    ----------------        --------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiary After
    Deduction of Preferred Stock
    Dividends and Minority Interest               14,629,702         4,936,832            (501,827 )          19,064,707

Equity in Loss of Unconsolidated
    Subsidiary After Deduction of
    Preferred Stock Dividends                       (386,627 )              --             386,627  (7)               --

Minority Interest                                   (403,427 )              --          (2,312,412 )(7)       (2,715,839 )
                                              ---------------  ----------------    ----------------        --------------

Net Earnings                                    $ 13,839,648       $ 4,936,832       $  (2,427,612 )        $ 16,348,868
                                              ===============  ================    ================        ==============

Earnings Per Share of Common Stock (6):
    Basic                                          $    0.38                                                $       0.42
                                              ===============                                              ==============
    Diluted                                        $    0.37                                                $       0.42
                                              ===============                                              ==============

Weighted Average Number of Shares of
    Common Stock Outstanding (6):
       Basic                                      36,178,713                                                  38,809,195
                                              ===============                                              ==============
       Diluted                                    43,767,651                                                  38,809,195
                                              ===============                                              ==============








                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1999

                                                CNL
                                            Hospitality        CNL Hotel
                                            Properties,        Investors,
                                             Inc. and             Inc.
                                           subsidiaries        Historical          Pro Forma
                                            Historical             (c)            Adjustments            Pro Forma
                                           --------------     --------------    ----------------       --------------

Revenues:
    Rental income from
       operating leases                        $3,910,639      $ 12,452,195       $  5,313,646  (1)     $ 21,676,480
    FF&E reserve income                           320,356           343,264            430,181  (2)        1,093,801
    Dividend income                             2,753,506                --         (2,753,506 )(7)                0
    Interest and other income                   3,693,004           230,519         (1,929,878 )(3)        1,993,645
                                            --------------  ----------------   ----------------        --------------
                                               10,677,505        13,025,978          1,060,443            24,763,926
                                            --------------  ----------------   ----------------        --------------

Expenses:
    Interest and loan cost amortization           248,094         4,785,818                 --             5,033,912
    General operating and
       administrative                             626,649           563,826                 --             1,190,475
    Professional services                          69,318                --                 --                69,318
    Asset management fees to
       related party                              106,788           113,757            322,007  (4)          542,552
    Depreciation and amortization               1,267,868         3,457,641          1,802,747 (5)(7)      6,528,256
                                            --------------  ----------------   ----------------        --------------
                                                2,318,717         8,921,042          2,124,754            13,364,513
                                            --------------  ----------------   ----------------        --------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiary After
    Deduction of Preferred Stock
    Dividends and Minority Interest             8,358,788         4,104,936         (1,064,311 )          11,399,413

Equity in Loss of Unconsolidated
    Subsidiary After Deduction of
    Preferred Stock Dividends                    (778,466 )              --            778,466  (7)               --

Minority Interest                                 (64,334 )              --         (1,922,752 )(7)       (1,987,086 )
                                            --------------  ----------------   ----------------        --------------

Net Earnings                                   $7,515,988       $ 4,104,936       $ (2,208,597 )         $ 9,412,327
                                            ==============  ================   ================        ==============

Earnings Per Share of Common Stock (6):
    Basic                                        $   0.47                                                $      0.59
                                            ==============                                             ==============
    Diluted                                      $   0.45                                                $      0.59
                                            ==============                                             ==============

Weighted Average Number of Shares of
    Common Stock Outstanding (6):
       Basic                                   15,890,212                                                 15,890,212
                                            ==============                                             ==============
       Diluted                                 21,437,859                                                 15,890,212
                                            ==============                                             ==============






                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND
                        THE YEAR ENDED DECEMBER 31, 1999


Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $28,743,032 from the sale of 2,874,303 shares during the period October 1, 2000 through November 21, 2000, used (i) to pay acquisition fees and costs of $1,293,436 ($96,112 of which was accrued at September 30, 2000), and to pay selling commissions and offering expenses of $2,200,443 which have been netted against stockholders' equity (a total of $1,084,661 of which was accrued as of September 30, 2000), leaving $25,249,153 for investments.

(b) Represents the use of $78,806,085 of cash and cash equivalents to purchase seven properties for $85,185,054 (which includes closing costs of $804,777 and acquisition fees and costs of $3,902,597, which had been recorded as other assets as of September 30, 2000), net of $2,476,236 received from the lessees for security deposits.

                                                                              Acquisition
                                                                            Fees and Costs
                                                                              And Closing
                                                    Asset Value or          Costs Allocated
                                                    Purchase Price           To Investment           Total
                                                 ---------------------     ------------------    --------------

         TownePlace Suites in Newark, CA                 $ 13,600,000           $  227,928       $ 13,827,928
         Courtyard Little Lake Bryan, FL                   35,870,100            2,394,351         38,264,451
         Fairfield Inn Little Lake Bryan, FL               31,007,580            2,085,095         33,092,675
                                                  --------------------    -----------------    ---------------

                                                         $ 80,477,680          $ 4,707,374        $85,185,054
                                                  ====================    =================    ===============


(c) In October 2000, Five Arrows, the Company and Hotel Investors entered into an agreement with the following terms:

         o Hotel Investors agreed to redeem 2,104 shares of both Class A Preferred Stock and common stock of Hotel Investors held by Five Arrows for $2,104,000;
         o Hotel Investors agreed to redeem 1,653 shares of Class B Preferred Stock and an aggregate of 10,115 shares of common stock of Hotel Investors held by the Company for $1,653,000;
         o The Company purchased 7,563 shares of both the Class A Preferred Stock and common stock of Hotel Investors from Five Arrows for $11,395,000;
         o The Company repurchased 65,285 shares of the Company's common stock owned by Five Arrows for $620,207;
         o The remaining Class A Preferred Stock owned by Five Arrows (38,670 shares) and the Company (7,563 shares) were exchanged for an equivalent number of shares of Class E Preferred Stock par value $0.01 ("Class E Preferred Stock") of Hotel Investors;
         o Five Arrows granted the following options (1) on or before January 31, 2001, the Company has the option to purchase 7,250 shares of both Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors held by Five Arrows for $1,000 per pair of Class E Preferred Stock and common stock of Hotel Investors, and (2) provided that the Company purchased all of the shares under the first option, the Company will have the option, until June 30, 2001, to purchase 7,251 shares of both Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors for $1,000 for each pair. If the Company elects not to purchase the remaining shares under the first and/or second options, Five Arrows will have the right, at certain defined dates, to exchange its shares in Hotel Investors for common stock of the Company at an exchange rate of 157.000609 shares of the Company's common stock for each share of Class E Preferred Stock, subject to adjustment in the event of stock dividends, stock splits and certain other corporate actions by the Company;

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND
                        THE YEAR ENDED DECEMBER 31, 1999


Unaudited Pro Forma Consolidated Balance Sheet - Continued:

         o The Company has agreed to pay Five Arrows a fee for agreeing to defer the conversion of its Class A Preferred Stock (prior to its conversion to Class E Preferred Stock) to common stock of the Company. These payments are equivalent to the difference between any distributions received by Five Arrows from Hotel Investors and the distributions that Five Arrows would have received from the Company if Five Arrows had converted its Class A Preferred Stock into the Company's common stock on June 30, 2000;
         o Five Arrows has agreed to forfeit its priority cash distributions from Hotel Investors; and
         o Cash available for distributions of Hotel Investors is distributed to 100 CNL Holdings, Inc. and affiliates' associates who each own one share of Class C Preferred Stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8%
               return. All remaining cash available for distributions is distributed pro rata with respect to the interest in the common shares of Hotel Investors.

               Upon consummation of this transaction, the Company owned an interest of approximately 53% and Five Arrows owns approximately 47% of Hotel Investors.

         As  of  December  31,  1999,   Hotel   Investors  owned  the  following
properties:

                                                         Date Placed
                                                          in Service
                                                        by  the Company
                                                       -----------------

               Residence Inn in Las Vegas, NV          February 25, 1999
               Residence Inn in Plano, TX              February 25, 1999
               Marriott Suites in Dallas, TX           February 25, 1999
               Courtyard in Plano, TX                  February 25, 1999
               Residence Inn in Phoenix, AZ            June 16, 1999
               Courtyard in Scottsdale, AZ             June 16, 1999
               Courtyard in Seattle, WA                June 16, 1999

Unaudited Pro Forma Consolidated Statements of Earnings:

(1) Represents adjustment to rental income from operating leases for the properties acquired by the Company as of November 21, 2000 (the "Pro Forma Properties") for the period commencing (A) the later of (i) the date the Pro Forma Property became operational by the previous owner or
         (ii) January 1, 1999, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                                                             Date Pro Forma
                                                                 Date Placed                 Property became
                                                                  in Service                Operational as
                                                                by  the Company              Rental Property
                                                               -----------------             -----------------

               Residence Inn in Mira Mesa, CA                  December 10, 1999             September 20, 1999
               Courtyard in Philadelphia, PA                   November 20, 1999             November 20, 1999
               Wyndham in Billerica, MA                        June 1, 2000                  May 15, 1999
               Wyndham in Denver, CO                           June 1, 2000                  November 15, 1999
               Residence Inn in Palm Desert, CA                June 16, 2000                 February 19, 1999
               Courtyard in Palm Desert, CA                    June 16, 2000                 September 1, 1999
               Residence Inn in Merrifield ,VA                 July 28, 2000                 June 24, 2000
               SpringHill Suites in Gaithersburg, MD           July 28, 2000                 June 30, 2000
               Courtyard in Alpharetta, GA                     August 22, 2000               January 7, 2000


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND
                        THE YEAR ENDED DECEMBER 31, 1999


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

                                                                                             Date Pro Forma
                                                                  Date Placed                Property became
                                                                  in Service                Operational as
                                                                by  the Company              Rental Property
                                                               -----------------             -----------------
               Residence Inn in Salt Lake City, UT             August 22, 2000               August 11, 1999
               TownePlace Suites in Tewksbury, MA              August 22, 2000               July 15, 1999
               TownePlace Suites in Mt. Laurel, NJ             August 22, 2000               November 22, 1999
               TownePlace Suites in Scarborough, ME            August 22, 2000               June 25, 1999
               TownePlace Suites in Newark, CA                 November 3, 2000              September 1, 2000
               Courtyard in Orlando, FL                        November 21, 2000             October 16, 2000
               Fairfield Inn in Orlando, FL                    November 21, 2000             October 16, 2000


         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during 1999 and the nine months ended September 30, 2000 that the Company held the properties, no pro forma adjustment was made for percentage rental income for the year ended December 31, 1999 and the nine months ended September 30, 2000.

(2) Represents reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. In connection therewith, FF&E reserve income was earned at approximately three percent of estimated annual gross revenues per Pro Forma Property.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) the later of (i) the dates the Pro Forma Properties became operational by the previous owners or (ii) January 1, 1999, through (B) the earlier of (i) the actual date the Pro Forma Properties were acquired or (ii) the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the year ended December 31, 1999 and the nine months ended September 30, 2000.

(4) Represents increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) the later of (i) the date the Pro Forma Properties became operational by the previous owners or (ii) January 1, 1999, through (B) the earlier of (i) the date the Pro Forma Properties were acquired or (ii) the end of the pro forma period presented, as described in Notes (1) above. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value, as defined in the Company's prospectus.

(5) Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

(6) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 1999 and the nine months ended September 30, 2000.

(7) Represents certain elimination adjustments and pro forma adjustments due to the consolidation of CNL Hotel Investors, Inc., consistent with Note (c) above.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                   September 30, 2000     December 31, 1999
                                                                 ---------------------    ------------------

                           ASSETS
Land, buildings and equipment on operating leases, less
    accumulated depreciation of $5,522,091 and $1,603,334,
    respectively                                                         $278,813,679          $112,227,771
Investment in unconsolidated subsidiary                                    37,202,729            38,364,157
Cash and cash equivalents                                                  76,838,139           101,972,441
Restricted cash                                                             1,062,752               275,630
Certificate of deposit                                                      5,000,000             5,000,000
Dividends receivable                                                        1,150,602             1,215,993
Receivables                                                                   482,452               112,184
Prepaid expenses                                                              691,500                41,165
Loan costs, less accumulated amortization of $112,782 and
    $86,627, respectively                                                     124,527                51,969
Accrued rental income                                                         149,643                79,399
Other assets                                                                6,969,135             7,627,565
                                                                      ----------------
                                                                                          ------------------


                                                                         $408,485,158          $266,968,274
                                                                      ================    ==================

                LIABILITIES AND STOCKHOLDERS' EQUITY
Note payable                                                             $  9,684,609              $     --
Accounts payable and accrued expenses                                       1,006,098               405,855
Distributions payable                                                       5,372,782                89,843
Due to related parties                                                      1,281,404               995,500
Security deposits                                                          11,810,719             5,042,054
Rents paid in advance                                                         410,274               255,568
                                                                      ----------------    ------------------
       Total liabilities                                                   29,565,886             6,788,820
                                                                      ----------------    ------------------

Commitments and contingencies (Note 12)

Minority interest                                                                  --             7,124,615
                                                                      ----------------    ------------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued  3,000,000  shares                                  --                    --
    Excess shares,  $.01 par
    value per share.
       Authorized and unissued 63,000,000 shares                                   --                    --
    Common stock, $.01 par value per share. 150,000,000
       and 60,000,000 authorized shares, respectively;
       issued and outstanding  44,179,244 and 28,902,914
       shares, respectively                                                   441,792               289,029
    Capital in excess of par value                                        390,263,511           256,231,833
      Accumulated distributions in excess of net earnings                  (9,096,245 )          (3,466,023 )
    Minority    interest    distributions   in   excess   of
contributions                                                              (2,689,786 )                  --
       and accumulated earnings
                                                                      ----------------    ------------------
          Total stockholders' equity                                      378,919,272           253,054,839
                                                                      ----------------    ------------------

                                                                         $408,485,158         $ 266,968,274
                                                                      ================    ==================



     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                                                     Quarters Ended                          Nine Months Ended
                                                      September 30,                            September 30,
                                               2000                  1999                 2000                1999
                                           --------------       ---------------       -------------        ------------

Revenues:
    Rental income from operating
       leases                                 $5,839,998          $  769,442         $ 11,816,801          $2,255,968
    FF&E Reserve income                          421,658              68,268              901,771             194,301
    Dividend income                              926,831             926,687            2,780,566           1,826,818
    Interest and other income                  1,351,809           1,217,304            5,312,997           2,125,043
                                          ---------------     ---------------      ---------------      --------------
                                               8,540,296           2,981,701           20,812,135           6,402,130
                                          ---------------     ---------------      ---------------      --------------

Expenses:
    Interest and loan cost amortization            9,933               6,592               26,155             239,922
    General operating and
       administrative                            382,216             107,216            1,079,101             421,213
    Professional services                         35,626              16,206              117,263              45,478
    Asset management fees to
       related party                             641,136              19,710            1,003,416              87,146
    Depreciation and amortization              1,956,354             243,178            3,956,498             736,593
                                          ---------------     ---------------      ---------------      --------------
                                               3,025,265             392,902            6,182,433           1,530,352
                                          ---------------     ---------------      ---------------      --------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiary and
    Minority Interest                          5,515,031           2,588,799           14,629,702           4,871,778

Equity in Loss of Unconsolidated
    Subsidiary After Deduction of
    Preferred Stock Dividends                   (126,190 )          (167,283 )           (386,627 )          (557,733 )

Minority Interest                               (137,217 )                --             (403,427 )                --
                                          ---------------     ---------------      ---------------      --------------

Net Earnings                                 $ 5,251,624         $ 2,421,516          $13,839,648          $4,314,045
                                          ===============     ===============      ===============      ==============

Earnings Per Share of Common Stock:
    Basic                                      $    0.13           $    0.13            $    0.38            $   0.34
                                          ===============     ===============      ===============      ==============
    Diluted                                    $    0.13           $    0.12            $    0.37            $   0.33
                                          ===============     ===============      ===============      ==============

Weighted Average Number of Shares
    of Common Stock Outstanding:
               Basic                          41,094,629          19,073,159           36,178,713          12,652,059
                                          ===============     ===============      ===============      ==============
               Diluted                        48,653,567          26,437,719           43,767,651          17,509,791
                                          ===============     ===============      ===============      ==============



      See accompanying notes to condensed consolidated financial statements

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

      Nine Months Ended September 30, 2000 and Year Ended December 31, 1999


                                                                                                     Minority interest
                                                                                                     distributions in
                                            Common stock                              Accumulated     excess of con-
                                    ------------------------------   Capital in      distributions    tributions and
                                       Number             Par         excess of     in excess of net    accumulated
                                      of Shares          value        par value         earnings        earnings          Total
                                    --------------    ------------  --------------  ----------------- --------------  -------------

Balance at December 31, 1998            4,321,908        $ 43,219     $37,289,402       $ (216,130 )  $          --     $37,116,491

Subscriptions received for
    common stock through public
    offerings and distribution
    reinvestment plan                  24,593,891         245,939     245,692,968               --               --     245,938,907

Retirement of common stock                (12,885)           (129)       (118,413)              --               --        (118,542)


Stock issuance costs                           --              --     (26,632,124 )             --               --     (26,632,124)

Net earnings                                   --              --              --        7,515,988               --       7,515,988

Distributions declared and paid
    ($.72 per share)                           --              --              --      (10,765,881 )             --     (10,765,881)
                                    --------------    ------------ ---------------  ---------------   --------------  --------------

Balance at December 31, 1999           28,902,914         289,029     256,231,833       (3,466,023 )             --     253,054,839

Subscriptions received for
    common stock through public
    offerings and distribution
    reinvestment plan                  15,403,895         154,039     153,935,981               --               --     154,090,020

Retirement of common stock               (127,565 )        (1,276 )    (1,172,324 )             --               --      (1,173,600)

Stock issuance costs                           --              --     (18,731,979 )             --               --     (18,731,979)

Net earnings                                   --              --              --       13,839,648               --      13,839,648

Minority interest distributions in
    excess of contributions and
    accumulated earnings                       --              --              --               --       (2,689,786 )    (2,689,786)

Distributions declared
    ($.55 per share)                           --              --              --      (19,469,870 )             --     (19,469,870)
                                    --------------    ------------ ---------------  ---------------   --------------  --------------

Balance at September 30, 2000          44,179,244        $441,792   $ 390,263,511     $ (9,096,245 )   $ (2,689,786 )  $378,919,272
                                    ==============    ============ ===============  ===============   ==============  ==============










     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                        Nine Months Ended September 30,
                                                                          2000                 1999
                                                                      -------------        -------------
Cash flows from operating activities:
   Net earnings                                                       $ 13,839,648          $ 4,314,045
    Adjustments to reconcile net earnings to net
          cash provided by operating activities:
        Depreciation                                                     3,918,757              692,085
        Amortization                                                        63,896              109,984
        Distributions received from investment in
          unconsolidated subsidiary, net
          of equity in loss                                              1,123,687              679,989
        Minority interest                                                  403,427                   --
        Changes in operating assets and
          liabilities:
            Dividends receivable                                            65,391             (951,431 )
            Receivables                                                   (370,268 )            (38,970 )
            Prepaid expenses                                              (650,335 )            (44,179 )
            Accrued rental income                                          (70,244 )            (36,363 )
            Accounts payable and accrued
              expenses                                                     600,243              (65,588 )
            Due to related parties -  operating expenses                   285,904              (13,965 )
            Security deposits                                            6,768,665                   --
            Rents paid in advance                                          154,706               (3,489 )
                                                                    ---------------      ---------------

               Net cash provided by operating activities                26,133,477            4,642,118
                                                                    ---------------      ---------------

Cash flows from investing activities:
      Additions to land, buildings and equipment on
       operating leases                                               (170,504,665 )                 --
      Investment in unconsolidated subsidiary                                               (37,172,644 )
      Increase in restricted cash                                         (787,122 )           (167,770 )
      Deletions (additions) to other assets                                658,430           (7,529,504 )
                                                                    ---------------      ---------------

                Net cash used in investing activities                 (170,633,357 )        (44,869,918 )
                                                                    ---------------      ---------------


     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                                                                            Nine Months Ended
                                                                              September 30,
                                                                        2000                 1999
                                                                   ----------------      --------------

Cash flows from financing activities:
    Proceeds from note payable                                          10,000,000                 --
    Repayment of borrowings on line of credit                                   --         (9,600,000 )
    Subscriptions received from stockholders                           154,090,020        180,301,963
    Distributions to stockholders                                      (14,280,431 )       (6,331,072 )
    Distributions to minority interest                                 (10,439,719 )               --
    Retirement of common stock                                          (1,173,600 )          (27,600 )
    Payment of stock issuance costs                                    (18,731,979 )      (19,268,627 )
    Other                                                                  (98,713 )          (56,163 )
                                                                  -----------------     --------------

         Net cash provided by financing activities                     119,365,578        145,018,501
                                                                  -----------------     --------------

Net increase (decrease) in cash and cash equivalents                   (25,134,302 )      104,790,701

Cash and cash equivalents at beginning of period                       101,972,441         13,228,923
                                                                  -----------------     --------------

Cash and cash equivalents at end of period                            $ 76,838,139       $118,019,624
                                                                  =================     ==============


Supplemental schedule of non-cash financing activities:

      Distributions declared but not paid to minority
         interest                                                       $  183,343            $    --
                                                                  =================     ==============

      Distributions declared but not paid to
         stockholders                                                  $ 5,189,439            $    --
                                                                  =================     ==============

      Reduction of TIF Note from property
         taxes paid by tenant                                           $  315,391            $    --
                                                                  =================     ==============


     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

           Quarters and Nine Months Ended September 30, 2000 and 1999


1.       Significant Accounting Policies:

         Organization and Nature of Business - CNL Hospitality Properties, Inc. was organized in Maryland on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are wholly owned subsidiaries of CNL Hospitality Properties, Inc., organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partner, respectively, of CNL Hospitality Partners, LP. The term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners,
         LP, CNL Hospitality GP Corp., CNL Hospitality LP Corp. and CNL Philadelphia Annex, LLC (the "LLC").

         The Company was formed primarily to acquire properties (the "Properties") located across the United States to be leased on a long-term, "triple-net" basis to hotel operators. The Company may also provide mortgage financing (the "Mortgage Loans") and furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of hotel chains. The aggregate outstanding principal amount of Secured Equipment Leases will not exceed 10% of gross proceeds from the Company's offerings of shares of common stock.

         The accompanying unaudited condensed consolidated financial statements include the accounts of the Company, CNL Hospitality Properties, Inc., and its wholly owned subsidiaries, CNL Hospitality GP Corp. and CNL Hospitality LP Corp., as well as the accounts of CNL Hospitality Partners, LP and CNL Philadelphia Annex, LLC (an 89% owned limited liability company). All significant intercompany balances and transactions have been eliminated in consolidation. Interest of an unaffiliated third party is reflected as minority interest.

         Basis of Presentation - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Operating results for the quarter and nine months ended September 30, 2000 may not be indicative of the results that may be expected for the year ending December 31, 2000. Amounts as of December 31, 1999, included in the condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date.

         These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 1999.

         Certain items in the prior period's financial statements have been reclassified to conform with the 2000 presentation, including a change in the presentation of the cash flow from the direct to the indirect method. These reclassifications had no effect on stockholders' equity or net earnings.

         In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101 ("SAB 101"), which provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. SAB 101 is not expected to have a material impact on the Company's results of operations. SAB 101 requires the Company to defer recognition of certain percentage rental income until certain thresholds are met. We have adopted SAB 101 beginning January 1, 2000 without restatement of prior periods.

2.       Public Offerings:

         On June 17, 1999, the Company completed its offering of 16,500,000 shares of common stock ($165,000,000) (the "Initial Offering"), which included 1,500,000 shares available only to stockholders who elected to participate in the Company's reinvestment plan. Following the completion of the Initial Offering, the Company commenced an offering of up to 27,500,000 additional shares of common stock ($275,000,000) (the "1999 Offering"), which included 2,500,000 shares available only to stockholders who elected to participate in the Company's reinvestment plan. On September 14, 2000, the Company completed the 1999 Offering and commenced an offering of up to 45,000,000 additional shares of common stock ($450,000,000) (the "2000 Offering"). Of the 45,000,000 shares of common stock to be offered, up to 5,000,000 will be available to stockholders purchasing shares through the reinvestment plan. The price per share and other terms of the 2000 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

           Quarters and Nine Months Ended September 30, 2000 and 1999


2.       Public Offerings - Continued:

         selling  commissions  and expenses in connection  with the offering and
         (ii) to CNL Hospitality Corp. (the "Advisor") for acquisition fees, are substantially the same as the Company's Initial Offering and the 1999 Offering. As of September 30, 2000, the Company had received total subscription proceeds from the Initial Offering, the 1999 Offering and the 2000 Offering of $443,001,390 (44,300,139 shares), including
         $1,369,740 (136,974 shares) through the reinvestment plan. The Company expects to use the net proceeds from the 2000 Offering to purchase additional Properties and, to a lesser extent, make Mortgage Loans.

3.       Investment in Unconsolidated Subsidiary:

         During 1999, the Company with Five Arrows Realty Securities II L.L.C. ("Five Arrows") formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc. ("Hotel Investors"), which acquired seven hotel Properties. In order to fund the acquisition of the Properties, Five Arrows invested approximately $48 million and the Company invested approximately $38 million in Hotel Investors. Hotel Investors funded the remaining amount of approximately $88 million with permanent financing, collateralized by Hotel Investors' interests in the Properties. In return for their respective investments, Five Arrows received a 51% common stock interest and the Company received a 49% common stock interest in Hotel Investors. Five Arrows received 48,337 shares of Hotel Investors' 8% Class A cumulative, preferred stock ("Class A Preferred Stock"), and the Company received 37,979 shares of Hotel Investors' 9.76% Class B cumulative, preferred stock. The Class A Preferred Stock is exchangeable upon demand into common stock of the Company, using an exchange ratio based on the relationship between the Company's operating results and those of Hotel Investors.

         Five Arrows also invested approximately $14 million in the Company through the purchase of common stock pursuant to the Company's Initial Offering and the 1999 Offering, the proceeds of which were used by the Company to fund approximately 38% of its funding commitment to Hotel Investors (See Note 13 - Subsequent Events).

         The following presents condensed financial information for Hotel Investors as of and for the nine months ended and year ended:

                                                                   September 30,       December 31,
                                                                       2000                1999
                                                                 -----------------   ----------------

       Land, buildings and equipment on operating leases, net        $161,600,822      $165,088,059
       Cash and cash equivalents (including restricted cash)            8,445,237
                                                                                          5,172,658
       Loan costs, net                                                    663,188
                                                                                            708,006
       Accrued rental income                                              400,553           283,914
       Prepaid expenses, receivables and other assets                     123,138         3,422,806
       Liabilities                                                     91,079,932        92,229,193
       Redeemable preferred stock - Class A and Class B                85,361,864        85,361,864
       Stockholders' deficit                                           (5,208,858  )     (2,915,614   )
       Revenues                                                        14,356,898        13,025,978
       Net earnings                                                     4,936,832         4,104,936
       Preferred stock dividends                                       (5,725,866  )     (5,693,642   )
       Loss applicable to common stockholders                            (789,034  )     (1,588,706   )


         During the nine months ended September 30, 2000 and 1999, the Company recorded $2,780,566 and $1,826,818, respectively, in dividend income and $386,627 and $557,733, respectively, in equity in loss after deduction of preferred stock dividends resulting in net earnings of $2,393,939 and $1,269,085, respectively, attributable to this investment ($800,641 and $759,404 which represented net earnings from this investment for the quarters ended September 30, 2000 and 1999, respectively).

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

           Quarters and Nine Months Ended September 30, 2000 and 1999


4.       Other Assets:

         Other assets consist of acquisition fees and miscellaneous acquisition expenses that will be allocated to future Properties and deposits.

5.       Redemption of Shares:

         The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. During the nine months ended September 30, 2000, 127,565 shares of common stock, respectively, were redeemed and retired.

6.       Indebtedness:

         The Company has a line of credit in the amount of $30,000,000 which expires on July 30, 2003. Advances under the line of credit will bear interest at either (i) a rate per annum equal to 318 basis points above the London Interbank Offered Rate (LIBOR) or (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition, a fee of 0.5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the line of credit will be collateralized by the assignment of rents and leases. As of September 30, 2000 and December 31, 1999, the Company had no amounts outstanding under the line of credit.

         In March 2000, the Company through the LLC entered into a Tax Increment Financing Agreement with the Philadelphia Authority for Industrial Development ("TIF Note") for $10 million, which is collateralized by the LLC's hotel Property. The principal and interest on the TIF Note is expected to be fully paid by the LLC's hotel Property's incremental property taxes over a period of 18 years. The payment of the incremental property taxes is the responsibility of the tenant of the hotel property. Interest on the TIF Note is 12.85% and payments are due yearly through 2017. In the event that incremental property taxes are insufficient to cover the principal and interest due, Marriott International, Inc. is required to fund such shortfall pursuant to its guarantee of the TIF Note.

7.       Stock Issuance Costs:

         The Company has incurred certain expenses in connection with its offerings of common stock, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. The Advisor has agreed to pay all offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross proceeds received from the sale of shares of the Company in connection with the offerings.

         During the nine months ended September 30, 2000 and 1999, the Company incurred $18,731,979 and $18,913,477, respectively, in stock issuance costs, including $12,323,459 and $13,224,189, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see Note 9). The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

8.       Distributions:

         For the nine months ended September 30, 2000 and 1999, approximately 54 percent and 73 percent, respectively, of the distributions paid to stockholders were considered ordinary income, and approximately 46 percent and 27 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the nine months ended September 30, 2000 and 1999 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the nine months ended September 30, 2000 may not be indicative of the characterization of distributions that may be expected for the year ended December 31, 2000.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

           Quarters and Nine Months Ended September 30, 2000 and 1999


9.       Related Party Transactions:

         Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer, CNL Securities Corp. These affiliates are entitled to receive fees and compensation in connection with the offerings, and the acquisition, management and sale of the assets of the Company.

         During the nine months ended September 30, 2000 and 1999, the Company incurred $11,553,242 and $12,397,677, respectively, in selling commissions due to CNL Securities Corp. for services in connection with its offerings. A substantial portion of these amounts ($11,017,401 and $11,569,902, respectively) was or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the nine months ended September 30, 2000 and 1999, the Company incurred $770,217 and $826,512, respectively, of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         CNL Securities Corp. will also receive, in connection with the Company's initial offering of up to 16,500,000 shares of common stock (the "Initial Offering"), a soliciting dealer servicing fee payable annually by the Company beginning on December 31, 2000 in the amount of 0.20% of "invested capital," as defined in the Company's prospectus, from the Initial Offering. CNL Securities Corp. in turn may reallow all or a portion of such fee to soliciting dealers whose clients hold shares on such date. As of September 30, 2000, no such fees had been incurred.

         In addition, in connection with its 1999 Offering, the Company has agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant will be $0.0008 and one warrant will be issued for every 25 shares sold by the managing dealer. All or a portion of the Soliciting Dealer Warrants may be reallowed to soliciting dealers with prior written approval from, and in the sole discretion of, the managing dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one share of common stock from the Company at a price of $12.00 during the five year period commencing the date the 1999 Offering began. No Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance. During the nine months ended September 30, 2000, the Company issued approximately 819,000 Soliciting Dealer Warrants to CNL Securities Corp. In addition, as of September 30, 2000, CNL Securities Corp. was entitled to approximately 141,900 additional Soliciting Dealer Warrants for shares sold during the quarter then ended.

         The Advisor is entitled to receive acquisition fees for services in identifying Properties and structuring the terms of leases of the Properties and Mortgage Loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. During the nine months ended September 30, 2000 and 1999, the Company incurred $6,873,751 and $8,007,241, respectively, of such fees. Additionally, during the nine months ended September 30, 2000, the Company incurred $1,935,794 of such fees as a result of permanent financing used to acquire certain Properties. Acquisition fees are included in land, buildings and equipment on operating leases, investment in unconsolidated subsidiary and other assets.

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the advisory agreement described below, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year"), the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap"). For the Expense Years ended September 30, 2000 and 1999, the Company's operating expenses did not exceed the Expense Cap.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The management fee, which will not

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

           Quarters and Nine Months Ended September 30, 2000 and 1999


9.       Related Party Transactions - Continued:

         exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year, as the
         Advisor shall determine. During the nine months ended September 30, 2000 and 1999, the Company incurred $1,003,416 and $87,146, respectively, of such fees.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were classified as follow for the nine months ended September 30:

                                                                          2000                      1999
                                                                    ------------------         ----------------

               Stock issuance costs                                      $  3,156,163             $  1,709,008
               General operating and
                   administrative expenses                                    334,850                  150,380
                                                                    ------------------         ----------------
                                                                          $ 3,491,013              $ 1,859,388
                                                                    ==================         ================

The amounts due to related parties consisted of the following at:

                                                                   September 30, 2000          December 31, 1999
                                                                  ---------------------       -------------------
               Due to the Advisor:
                    Expenditures incurred on behalf
                       of the Company for accounting
                       and administrative services                         $  556,626               $  387,690
                    Acquisition fees                                          140,178                  337,797
                    Management fees                                           361,536                   19,642
                                                                    ------------------         ----------------
                                                                            1,058,340                  745,129
                                                                    ------------------         ----------------
               Due to CNL Securities Corp.:
                    Commissions                                               209,075                  229,834
                    Marketing support and due diligence
                       expense reimbursement fee                               13,989                   16,764
                                                                    ------------------         ----------------
                                                                              223,064                  246,598
                                                                    ------------------         ----------------

               Due to other related party                                          --                    3,773
                                                                    ------------------         ----------------
                                                                          $ 1,281,404               $  995,500
                                                                    ==================         ================

         During 1999, the Company opened three bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor is a stockholder. The amount deposited with this affiliate was $16,437,410 and $15,275,629 at September 30, 2000 and December 31, 1999, respectively.


10.      Concentration of Credit Risk:

         Crestline Capital Corp. and City Center Annex Tenant Corporation each contributed more than ten percent of the Company's total rental income for the quarter and nine months ended September 30, 2000. In addition, a significant portion of the Company's rental income was earned from Properties operating as Marriott(R) brand chains. Although the Company intends to acquire Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of these lessees or the Marriott brand chains could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the ongoing operations of the lessees.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

           Quarters and Nine Months Ended September 30, 2000 and 1999


10.      Concentration of Credit Risk - Continued:

         It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased during 2000 and subsequent years.

11.      Earnings Per Share:

         Basic earnings per share ("EPS") excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if other contracts to issue common stock were exercised and shared in the earnings of the Company. For the nine months ended September 30, 2000, approximately
         7.6 million shares related to the conversion of Hotel Investors' Class A Preferred Stock into the Company's common stock were considered dilutive after the application of the "if converted method" and were included in the denominator of the diluted EPS calculation. Subsequent to September 30, 2000, the Company entered into a transaction whereby the exchange ratio was set at 157.000609 resulting in 7,588,938 shares of the Company's common stock being considered dilutive (see Note 13 - Subsequent Events). The numerator in the diluted EPS calculation includes an adjustment for the net earnings of Hotel Investors for the applicable period.

         The following represents the calculation of earnings per share and the weighted average number of shares of potentially dilutive common stock for the quarters and nine months ended September 30:

                                                              Quarters Ended                     Nine Months Ended
                                                         2000               1999            2000                 1999
                                                 --------------    ----------------    ----------------    ------------------
Basic Earnings Per Share:

   Net earnings                                   $   5,251,624     $    2,421,516      $   13,839,648      $      4,314,045
                                                 ==============    ================    ================    ==================

   Weighted average number of shares
      outstanding                                   41,094,629          19,073,159          36,178,713            12,652,059
                                                 ==============    ================    ================    ==================

   Basic earnings per share                       $       0.13      $         0.13      $         0.38      $           0.34
                                                 ==============    ================    ================    ==================

Diluted Earnings Per Share:

   Net earnings                                   $  5,251,624      $     2,421,516     $   13,839,648      $      4,314,045

   Additional income attributable to
      investment in unconsolidated subsidiary
      assuming all Class A Preferred Shares
      were converted                                   850,450             807,823           2,542,894             1,377,703
                                                 --------------    ----------------    ----------------    ------------------

         Adjusted net earnings assuming
         dilution                                 $  6,102,074      $    3,229,339      $   16,382,542      $      5,691,748
                                                 ==============    ================    ================    ==================

Weighted average number of shares
     outstanding                                    41,094,629          19,073,159          36,178,713            12,652,059

Assumed conversion of Class A Preferred
    Stock                                            7,588,938           7,364,560           7,588,938             4,857,732
                                                 --------------    ----------------    ----------------    ------------------

         Adjusted weighted average number of
             shares outstanding                     48,653,567          26,437,719          43,767,651            17,509,791
                                                 ==============    ================    ================    ==================

Diluted earnings per share                        $       0.13      $         0.12      $         0.37      $           0.33
                                                 ==============    ================    ================    ==================

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

           Quarters and Nine Months Ended September 30, 2000 and 1999


12.      Commitments and Contingencies:

         The Company has commitments to acquire eight hotel Properties for an anticipated aggregate purchase price of approximately $161 million. In connection with these commitments, the Company had deposits of approximately $5.7 million held in escrow as of September 30, 2000.

         In connection with the acquisition of two Properties in 1998, the Company may be required to make an additional payment (the "Earnout Amount") of up to $1 million if certain earnout provisions are achieved by July 31, 2001. After July 31, 2001, the Company will no longer be obligated to make any payments under the earnout provision. The Earnout Amount is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by an earnout factor (7.44), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any amount paid. As of September 30, 2000, approximately $135,000 was payable under this agreement.

         In connection with the purchase of two Properties in June 2000, the Company may be required to make an additional payment (the "Earnout Provision") not to exceed $2,471,500 if certain earnout provisions are achieved by the thirty-sixth month following the closing date of the two properties ("Earnout Termination Date"). After the Earnout Termination Date, the Company will no longer be obligated to make any payments under the Earnout Provision. The Earnout Provision is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor (7.33), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any amount paid. As of September 30, 2000, no such amounts were payable under this agreement.

         In addition, in connection with the acquisition of the 89% interest in the LLC, the Company and the minority interest holder each have the right to obligate the other to sell or buy, respectively, the 11% interest in the LLC. These rights are effective five years after the hotel's opening or November 2004. The price for the 11% interest is equal to 11% of the lesser of (a) an amount equal to the product of 8.5 multiplied times net house profit (defined as total hotel revenues less property expenses) for the 13 period accounting year preceding the notice of the option exercise or (b) the appraised fair market value.

13.      Subsequent Events:

         During the period October 1, 2000 through November 3, 2000, the Company received subscription proceeds for an additional 2,060,086 shares ($20,600,862) of common stock.

         On October 1, 2000 and November 1, 2000, the Company declared distributions totaling $2,766,393 and $2,877,134, respectively or $0.0625 per share of common stock, payable in December 2000, to stockholders of record on October 1 and November 1, 2000, respectively.

         In October 2000, Five Arrows, the Company and Hotel Investors entered into an agreement with the following terms:

              o Hotel Investors agreed to redeem 2,104 shares of both Class A Preferred Stock and common stock of Hotel Investors held by Five Arrows for $2,104,000;
              o Hotel Investors agreed to redeem 1,653 shares of Class B Preferred Stock and an aggregate of 10,115 shares of common stock of Hotel Investors held by the Company for $1,653,000;
              o The Company purchased 7,563 shares of both the Class A Preferred Stock and common stock of Hotel Investors from Five Arrows for $11,395,000;
              o The Company repurchased 65,285 shares of the Company's common stock owned by Five Arrows for $620,207;
              o The remaining Class A Preferred Stock owned by Five Arrows (38,670 shares) and the Company (7,563 shares) were exchanged for an equivalent number of shares of Class E Preferred Stock par value $0.01 ("Class E Preferred Stock") of Hotel Investors;

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

           Quarters and Nine Months Ended September 30, 2000 and 1999


13.      Subsequent Events - Continued:

              o Five Arrows granted the following options (1) on or before January 31, 2001, the Company has the option to purchase 7,250 shares of both Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors held by Five Arrows for $1,000 per pair of Class E Preferred Stock and common stock of Hotel Investors, and (2) provided that the Company purchased all of the shares under the first option, the Company will have the option, until June 30, 2001, to purchase 7,251 shares of both Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors for $1,000 for each pair. If the Company elects not to purchase the remaining shares under the first and/or second options, Five Arrows will have the right, at certain defined dates, to exchange its shares in Hotel Investors for common stock of the Company at an exchange rate of 157.000609 shares of the Company's common stock for each share of Class E Preferred Stock, subject to adjustment in the event of stock dividends, stock splits and certain other corporate actions by the Company;
              o The Company has agreed to pay Five Arrows a fee for agreeing to defer the conversion of its Class A Preferred Stock (prior to its conversion to Class E Preferred Stock) to common stock of the Company. These payments are equivalent to the difference between any distributions received by Five Arrows from Hotel Investors and the distributions that Five Arrows would have received from the Company if Five Arrows had converted its Class A Preferred Stock into the Company's common stock on June 30, 2000;
              o   Five   Arrows  has  agreed  to  forfeit  its   priority   cash
                  distributions  from  Hotel  Investors;
              o Cash available for distributions of Hotel Investors is distributed to 100 CNL Holdings, Inc. and affiliates' associates who each own one share of Class C Preferred Stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8% return. All remaining cash available for distributions is distributed pro rata with respect to the interest in the common shares of Hotel Investors.

         Upon consummation of this transaction, the Company owns an interest of approximately 53% and Five Arrows owns approximately 47% of Hotel Investors.

         On September 12, 2000, the LLC entered into a commitment with a lender to borrow $32.5 million to be secured by a mortgage lien on the real property owned by the LLC known as the Courtyard by Marriott located in Philadelphia, Pennsylvania at a fixed interest rate of 8.29%. It is the Company's intent to close on this loan prior to November 15, 2000.

         On November 3, 2000, the Company acquired a Property located in Newark, California for approximately $13.6 million. This Property is being operated by a subsidiary of Marriott International, Inc. as a TownePlace Suites by Marriott. The Company, as lessor, entered into a long-term, triple-net lease in connection with the acquisition of this Property.

                                  ADDENDUM TO
                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES


                   -----------------------------------------

                     The following information updates and
                     replaces the corresponding information
                   in Appendix C to the attached prospectus,
                               dated May 23, 2000

                   -----------------------------------------

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Retirement Properties, Inc. (formerly CNL Health Care Properties, Inc.), to invest in health care properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in hotel properties leased on a triple-net basis to operators of national and regional limited-service, extended-stay and full-service hotel chains.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Retirement Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any prior public programs.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of June 30, 2000. The following is a brief description of the
Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between July 1995 and June 2000.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between July 1995 and June 2000. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending June 30, 2000.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through June 30, 2000, of the Prior Public Programs, the offerings of which became fully subscribed between July 1995 and June 2000.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is  omitted  from this  Appendix  C because  none of the Prior
Public  Programs  have  completed   operations  (meaning  they  no  longer  hold
properties).

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between July 1995 and June 2000.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                                      TABLE I
                                     EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                    CNL American       CNL Income          CNL Income       CNL Retirement
                                                  Properties Fund,     Fund XVII,          Fund XVIII,        Properties,
                                                        Inc.              Ltd.                Ltd.               Inc.
                                                  -----------------   --------------      --------------   ------------------
                                                      (Note 1)                                                 (Note 2)

Dollar amount offered                                 $747,464,420      $30,000,000         $35,000,000
                                                  =================   ==============      ==============

Dollar amount raised                                         100.0 %          100.0 %             100.0 %
                                                  -----------------   --------------      --------------

Less offering expenses:

   Selling commissions and discounts                          (7.5 )           (8.5 )              (8.5 )
   Organizational expenses                                    (2.2 )           (3.0 )              (3.0 )
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                                   (0.5 )           (0.5 )              (0.5 )
                                                  -----------------   --------------      --------------
                                                             (10.2 )          (12.0 )             (12.0 )
                                                  -----------------   --------------      --------------
Reserve for operations                                          --               --                  --
                                                  -----------------   --------------      --------------

Percent available for investment                              89.8 %           88.0 %              88.0 %
                                                  =================   ==============      ==============

Acquisition costs:

   Cash down payment                                          85.3 %           83.5 %             83.5%
   Acquisition fees paid to affiliates                         4.5              4.5                4.5%
   Loan costs                                                   --               --                  --
                                                  -----------------   --------------      --------------

Total acquisition costs                                       89.8 %           88.0 %              88.0 %
                                                  =================   ==============      ==============

Percent leveraged (mortgage financing
   divided by total acquisition costs)                          --               --                  --

Date offering began                               4/19/95, 2/06/97          9/02/95             9/20/96
                                                       and 3/02/98

Length of offering (in months)                       22, 13 and 9,               12                  17
                                                      respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                            23, 16 and 11,               15                  17
                                                      respectively


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998
          Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. ("CRP") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The Initial Offering of CRP commenced September 18, 1998. As of June 30, 2000, CRP had received subscription proceeds of $8,521,527 (852,153 shares) from the Initial Offering, including $50,427 (5,043 shares) through the reinvestment plan. Upon termination of the Initial Offering on September 18, 2000, CRP commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan.

                                                     TABLE II
                                              COMPENSATION TO SPONSOR

                                                   CNL American        CNL Income       CNL Income      CNL Retirement
                                                 Properties Fund,      Fund XVII,       Fund XVIII,       Properties,
                                                       Inc.               Ltd.             Ltd.               Inc.
                                                 ------------------  ---------------  ----------------  -----------------
                                                  (Notes 1, 2 and                                           (Note 4)
                                                        6)
Date offering commenced                           4/19/95, 2/06/97          9/02/95           9/20/96
                                                       and 3/02/98

Dollar amount raised                                  $747,464,420      $30,000,000       $35,000,000
                                                 ==================  ===============  ================
Amount paid to sponsor from proceeds of offering:
     Selling commissions and discounts                  56,059,832        2,550,000         2,975,000
     Real estate commissions                                    --               --                --
     Acquisition fees (Notes 5 and 6)                   33,604,618        1,350,000         1,575,000
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
unaffiliated entities)                                   3,737,322          150,000           175,000
                                                 ------------------  ---------------  ----------------
Total amount paid to sponsor                            93,401,772        4,050,000         4,725,000
                                                 ==================  ===============  ================
Dollar amount of cash generated from (used in)
   operations before deducting payments
   to sponsor:
     2000 (6 months) (Note 7)                          (46,945,156 )      1,051,688         1,342,621
     1999 (Note 7)                                     311,630,414        2,567,164         2,921,071
     1998                                               42,216,874        2,638,733         2,964,628
     1997                                               18,514,122        2,611,191         1,471,805
     1996                                                6,096,045        1,340,159            30,126
     1995                                                  594,425           11,671                --
     1994                                                       --               --                --
     1993                                                       --               --                --
Amount paid to sponsor from operations
   (administrative, accounting and
management fees) (Note 6):
     2000 (6 months)                                       956,233           66,591            72,061
     1999                                                4,369,200          117,146           124,031
     1998                                                3,100,599          117,814           132,890
     1997                                                1,437,908          116,077           110,049
     1996                                                  613,505          107,211             2,980
     1995                                                   95,966            2,659                --
     1994                                                       --               --                --
     1993                                                       --               --                --
Dollar amount of property sales and
   refinancing before deducting payments to
   sponsor:
     Cash (Note 3)                                      25,163,154        1,675,385           688,997
     Notes                                                      --               --                --
Amount paid to sponsors from property sales
   and refinancing:
     Real estate commissions                                    --               --                --
     Incentive fees                                             --               --                --
     Other                                                      --               --                --



Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998
          Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. The amounts shown represent the combined results of the Initial Offering, the 1997 Offering and the 1998 Offering as of January 31, 1999, including shares issued pursuant to the company's reinvestment plan.

Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF was required to pay its external advisor a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease (see Note 6). During the years ended December 31, 1999, 1998, 1997 and 1996, APF incurred $77,317, $54,998,
          $87,665 and $70,070, respectively, in secured equipment lease servicing fees.

Note 3:   Excludes   properties  sold  and  substituted   with   replacement
          properties, as permitted under the terms of the lease agreements.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. ("CRP") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of CRP commenced September 18, 1998. As of June 30, 2000, CRP had received subscription proceeds of $8,521,527 (852,153 shares) from the Initial Offering, including $50,427 (5,043 shares) through the reinvestment plan. From the commencement of the Initial Offering through June 30, 2000, total selling commissions and discounts were $639,115, marketing support and due diligence expense reimbursement fees were $42,608, and acquisition fees were $383,469, for a total due to the sponsor of $1,065,192. CRP had cash generated from operations for the period July 13, 1999 (the date funds were originally released from escrow) through June 30, 2000 of $670,519. CRP made payments of $287,902 to the sponsor from operations for this period.

Note 5: In addition to acquisition fees paid on gross proceeds from the offerings, prior to becoming self advised on September 1, 1999, APF also incurred acquisition fees relating to proceeds from its line of credit to the extent the proceeds were used to acquire properties. Such fees were paid using proceeds from the line of credit, and as of December 31, 1999, APF had incurred $6,175,521 of such fees (see Note
          6).

Note 6: On September 1, 1999, APF issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, APF ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. APF continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Note 7: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in mortgage loans, proceeds from sale of mortgage loans, collections of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

                               TABLE III Operating
                            Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.


                                                            1994                                                1997
                                                          (Note 1)          1995              1996            (Note 2)
                                                         ------------    ------------     -------------     -------------

Gross revenue                                                $     0       $ 539,776        $4,363,456      $ 15,516,102
Equity in earnings of joint venture                                0               0                 0                 0
Gain (loss) on sale of assets (Notes 7, 15 and 18)                 0               0                 0                 0
Provision for losses on assets (Notes 12, 14 and 17)               0               0                 0                 0
Interest income                                                    0         119,355         1,843,228         3,941,831
Less:  Operating expenses                                          0        (186,145 )        (908,924 )      (2,066,962 )
       Transaction costs                                           0               0                 0                 0
       Interest expense                                            0               0                 0                 0
       Depreciation and amortization                               0        (104,131 )        (521,871 )      (1,795,062 )
       Advisor acquisition expense (Note 16)                       0               0                 0                 0
       Minority interest in income of consolidated
         joint ventures                                            0             (76 )         (29,927 )         (31,453 )
                                                         ------------    ------------     -------------     -------------
Net income (loss) - GAAP basis                                     0         368,779         4,745,962        15,564,456
                                                         ============    ============     =============     =============
Taxable income
    -  from operations (Note 8)                                    0         379,935         4,894,262        15,727,311
                                                         ============    ============     =============     =============
    -  from gain (loss) on sale (Notes 7, 15 and 18)               0               0                 0           (41,115 )
                                                         ============    ============     =============     =============

Cash generated from (used in) operations (Notes 4, 5               0         498,459         5,482,540        17,076,214
       and 19)
Cash generated from sales (Notes 7, 15, 18 and 20)                 0               0                 0         6,289,236
Cash generated from refinancing                                    0               0                 0                 0
                                                         ------------    ------------     -------------     -------------
Cash generated from (used in) operations, sales and                0         498,459         5,482,540        23,365,450
       refinancing
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                         0        (498,459 )      (5,439,404 )     (16,854,297 )
      -  from sale of properties                                   0               0                 0                 0
      -  from cash flow from prior period                          0               0                 0                 0
      -  from return of capital (Note 10)                          0        (136,827 )               0                 0
                                                         ------------    ------------     -------------     -------------
Cash generated (deficiency) after cash distributions               0        (136,827 )          43,136         6,511,153
Special items (not including sales of real estate and
    refinancing):
      Subscriptions received from stockholders                     0      38,454,158       100,792,991       222,482,560
      Sale of common stock to CNL Fund
        Advisors, Inc.                                       200,000               0                 0                 0
      Retirement of shares of common stock
       (Note 13)                                                   0               0                 0                 0
      Contributions from minority interest                         0         200,000            97,419                 0
      Distributions to holder of minority interest                 0               0           (39,121 )         (34,020 )
      Stock issuance costs                                       (19 )    (3,680,704 )      (8,486,188 )     (19,542,862 )
      Acquisition of land and buildings                            0     (18,835,969 )     (36,104,148 )    (143,542,667 )
      Investment in direct financing leases                        0      (1,364,960 )     (13,372,621 )     (39,155,974 )
      Proceeds from sales of equipment direct
        financing leases                                           0               0                 0           962,274
      Investment in joint venture                                  0               0                 0                 0
      Increase in restricted cash                                  0               0                 0                 0
      Purchase of other investments (Note 19)                      0               0                 0                 0
      Investment in mortgage notes receivable (Note 19)            0               0       (13,547,264 )      (4,401,982 )
      Collections on mortgage notes receivable (Note19)            0               0           133,850           250,732
      Investment in equipment and other notes
        receivable                                                 0               0                 0       (12,521,401 )
      Collections on equipment and other notes
        receivable                                                 0               0                 0                 0
      Investment in (redemption of) certificates of
deposit                                                            0               0                 0        (2,000,000 )
      Proceeds of borrowing on line of credit and
note payables                                                      0               0         3,666,896        19,721,804
      Payment on line of credit                                    0               0          (145,080 )     (20,784,577 )
      Reimbursement of organization, acquisition, and
        deferred offering and stock issuance costs paid
        on behalf of CNL American Properties Fund,
        Inc. by related parties                             (199,036 )    (2,500,056 )        (939,798 )      (2,857,352 )
      Increase in intangibles and other assets                     0        (628,142 )      (1,103,896 )               0
      Proceeds from borrowings on mortgage
warehouse facility                                                 0               0                 0                 0
      Payments on mortgage warehouse facility                      0               0                 0                 0
      Payments of loan costs                                       0               0                 0                 0
      Other                                                        0               0           (54,533 )          49,001
                                                         ------------    ------------     -------------     -------------
Cash generated (deficiency) after cash distributions
    and special items                                            945      11,507,500        30,941,643         5,136,689
                                                         ============    ============     =============     =============




                                      6 months
     1998              1999             2000
   (Note 3)          (Note 3)         (Note 3)
---------------   ---------------   --------------

   $33,202,491      $ 62,165,451     $ 42,275,405
        16,018            97,307           48,665
             0        (1,851,838 )        198,682
      (611,534 )      (7,779,195 )       (174,641 )
     8,984,546        13,335,146       10,110,235
    (5,354,859 )     (12,078,868 )    (11,481,633 )
             0        (6,798,803 )     (6,702,955 )
             0       (10,205,197 )    (18,288,098 )
    (4,054,098 )     (10,346,143 )     (7,742,567 )
             0       (76,333,516 )              0

       (30,156 )         (41,678 )       (208,663 )
---------------   ---------------   --------------
    32,152,408       (49,837,334 )      8,034,430
===============   ===============   ==============

    33,553,390        58,152,473        7,777,866
===============   ===============   ==============
      (149,948 )        (789,861 )       (482,056 )
===============   ===============   ==============

    39,116,275       307,261,214      (47,901,389 )

     2,385,941         5,302,433        6,486,944
             0                 0                0
---------------   ---------------   --------------
    41,502,216       312,563,647      (41,414,445 )


   (39,116,275 )     (60,078,825 )              0
             0                 0                0
      (265,053 )               0      (33,164,804 )
       (67,821 )               0                0
---------------   ---------------   --------------
     2,053,067       252,484,822      (74,579,249 )


   385,523,966           210,736                0

             0                 0                0

      (639,528 )         (50,891 )              0
             0           740,621                0
       (34,073 )         (66,763 )        (52,585 )
   (34,579,650 )        (737,190 )              0
  (200,101,667 )    (286,411,210 )    (27,279,430 )
   (47,115,435 )     (63,663,720 )    (23,301,254 )

             0         2,252,766          483,669
      (974,696 )        (187,452 )              0
             0                 0       (3,467,086 )
   (16,083,055 )               0                0
    (2,886,648 )      (4,041,427 )              0
       291,990           393,468                0

    (7,837,750 )     (26,963,918 )     (4,152,100 )

     1,263,633         3,500,599        1,712,462

             0         2,000,000                0

     7,692,040       439,941,245      333,401,000
        (8,039 )     (61,580,289 )   (278,000,000 )



    (4,574,925 )      (1,492,310 )     (1,422,056 )
    (6,281,069 )      (1,862,036 )     (1,776,564 )

             0        27,101,067       71,481,448
             0      (352,808,966 )       (549,093 )
             0        (5,947,397 )     (3,209,908 )
       (95,101 )               0                0
---------------   ---------------   --------------

    75,613,060       (77,188,245 )    (10,710,746 )
===============   ===============   ==============




TABLE III - CNL AMERICAN PROPERTIES FUND, INC. (continued)





                                                    1994                                                    1997
                                                  (Note 1)             1995              1996             (Note 2)
                                                --------------     -------------     --------------     -------------

TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Note 8)                             0                20                 61                67
                                                ==============     =============     ==============     =============
    -  from recapture                                       0                 0                  0                 0
                                                ==============     =============     ==============     =============
Capital gain (loss) (Notes 7, 15 and 18)                    0                 0                  0                 0
                                                ==============     =============     ==============     =============
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               0                19                 59                66
    -  from capital gain                                    0                 0                  0                 0
    -  from investment income from prior
       period                                               0                 0                  0                 0
   -  from return of capital (Note 10)                      0                14                  8                 6
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 11)                 0                33                 67                72
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales                                           0                 0                  0                 0
    -  from refinancing                                     0                 0                  0                 0
    -  from operations (Note 4)                             0                26                 67                72
    -  from cash flow from prior period                     0                 0                  0                 0
    -  from return of capital (Note 10)                     0                 7                  0                 0
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 11)                 0                33                 67                72
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 6 and              0.00 %            5.34 %             7.06 %            7.45 %
    21)
Total cumulative cash distributions per
    $1,000 investment from inception                        0                33                100               172
Amount (in percentage terms) remaining
    invested in program properties at the
end
    of each year (period) presented
(original
    total acquisition cost of properties
    retained, divided by original total                   N/A               100 %              100 %             100 %
    acquisition cost of all properties in
    program)  (Notes 7, 15 and 18)



Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998
          Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in mortgage loans, proceeds from sale of mortgage loans, collections of mortgage loans, proceeds from securitization transactions and

                                           6 months
      1998                 1999              2000
    (Note 3)             (Note 3)          (Note 3)
------------------    ---------------   ---------------





               63                 74                 9
==================    ===============   ===============
                0                  0                 0
==================    ===============   ===============
                0                 (1 )              (1 )
==================    ===============   ===============


               60                  0                 9
                0                  0                 0

                0                  0                 0
               14                 76                29
------------------    ---------------   ---------------
               74                 76                38
==================    ===============   ===============

                0                  0                 0
                0                  0                 0
               73                 76                 0
                1                  0                38
                0                  0                 0
------------------    ---------------   ---------------
               74                 76                38
==================    ===============   ===============

            7.625 %            7.625 %           7.625 %

              246                322               360






              100 %              100 %             100 %


Note 4
  (Continued):   purchases of other investments as operating activities  in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and
          $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:   Taxable income presented is before the dividends paid deduction.

Note 9: For the six months ended June 30, 2000 and the years ended December 31, 1999, 1998, 1997, 1996 and 1995, 67%, 97%, 84.87%, 93.33%, 90.25%
          and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 33%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 2000 and the years ended December 31, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76,333,516 (see Note 16).

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12:  During the year ended December 31, 1998,  APF recorded  provisions for losses on land and buildings in the amount of $611,534 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Company agreed to redeem fractional shares (2,545 shares).

Note 14: During the year ended December 31, 1999, APF recorded provisions for losses on buildings in the amount of $7,779,495 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15:  During the year ended  December 31, 1999,  APF sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. APF reinvested the proceeds from the sale of properties in additional properties. In addition, APF recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16:  On September 1, 1999, APF issued  6,150,000 shares of common stock to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. APF recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17: During the six months ended June 30, 2000, APF recorded provision for losses on buildings in the amount of $174,641 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at June 30, 2000 and the estimated net realizable value for these properties.

Note 18: During the six months ended June 30, 2000, APF sold nine properties for aggregate net sales proceeds of $9,262,269 (after deduction of construction costs incurred but not paid by APF as of the date of the sale). As of June 30, 2000, APF had collected $6,486,944 of these net sales proceeds and in July 2000, collected the remaining $2,775,325 in net sales proceeds.

Note 19: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in mortgage loans, proceeds from sale of mortgage loans, collections of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 20: Cash generated from sales during the six months ended June 30, 2000 does not include net sales proceeds totaling $2,775,325 relating to the June 30, 2000 sales of the properties in Nanuet, New York, Jefferson City, Missouri and Alton, Illinois. The net sales proceeds were recorded as accounts receivable for financial reporting purposes at June 30, 2000 due to receiving the net sales proceeds in July 2000.

Note 21: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                     Operating Results of Prior Programs CNL
                             INCOME FUND XVII, LTD.

                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------

Gross revenue                                              $      0       $ 1,195,263       $ 2,643,871         $ 2,816,845
Equity in earnings of unconsolidated joint                        0             4,834           100,918             140,595
ventures
Loss on dissolution of consolidated joint
venture  (Note 7)                                                 0                 0                 0                   0
Provision for loss on land and buildings (Note 8)                 0                 0                 0                   0
Interest income                                              12,153           244,406            69,779              51,240
Less:  Operating expenses                                    (3,493 )        (169,536 )        (181,865 )          (168,542 )
       Transaction costs                                          0                 0                 0             (14,139 )
       Interest expense                                           0                 0                 0                   0
       Depreciation and amortization                           (309 )        (179,208 )        (387,292 )          (369,209 )
       Minority interest in income of
         consolidated joint venture (Note 7)                      0                 0           (41,854 )           (62,632 )
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                       8,351         1,095,759         2,203,557           2,394,158
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                       12,153         1,114,964         2,058,601           2,114,039
                                                      ==============    ==============     =============      ==============
    -  from gain (loss) on sale (Note 7)                          0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                  9,012         1,232,948         2,495,114           2,520,919
Cash generated from sales (Note7)                                 0                 0                 0                   0
Cash generated from refinancing                                   0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                               9,012         1,232,948         2,495,114           2,520,919
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                            (1,199 )        (703,681 )      (2,177,584 )        (2,400,000 )
      -  from prior period                                        0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                             7,813           529,267           317,530             120,919
Special items (not including sales and
refinancing):
      Limited partners' capital contributions             5,696,921        24,303,079                 0                   0
      General partners' capital contributions                 1,000                 0                 0                   0
      Contributions from minority interest                        0           140,676           278,170                   0
      Distribution to holder of minority interest                 0                 0           (41,507 )           (49,023 )
      Distribution to holder of minority
interest                            from
dissolution of consolidated joint                                 0                 0                 0                   0
venture
      Syndication costs                                    (604,348 )      (2,407,317 )               0                   0
      Acquisition of land and buildings                    (332,928 )     (19,735,346 )      (1,740,491 )                 0
      Investment in direct financing leases                       0        (1,784,925 )      (1,130,497 )                 0
      Investment in joint ventures                                0          (201,501 )      (1,135,681 )          (124,452 )
      Reimbursement of organization, syndication
        and acquisition costs paid on behalf of
        CNL Income Fund XVII, Ltd. by related
        parties                                            (347,907 )        (326,483 )         (25,444 )                 0
      Increase in other assets                             (221,282 )               0                 0                   0
      Reimbursement from developer of
         construction costs                                       0                 0                 0             306,100
      Other                                                    (410 )             410                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                       4,198,859           517,860        (3,477,920 )           253,544
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           36                37                69                  70
                                                      ==============    ==============     =============      ==============
    -  from recapture                                             0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                      0                 0                 0                   0
                                                      ==============    ==============     =============      ==============










                       6 months
      1999               2000
-----------------    --------------

     $ 2,403,040       $ 1,042,922
         182,132            90,427

         (82,914 )               0
               0          (353,622 )
          44,184            14,771
        (219,361 )        (157,897 )
         (71,366 )         (23,382 )
               0                 0
        (384,985 )        (199,123 )

         (31,461 )               0
-----------------    --------------
       1,839,269           414,096
=================    ==============

       2,003,243           898,708
=================    ==============
         (23,150 )               0
=================    ==============

       2,450,018           985,097
       2,094,231                 0
               0                 0
-----------------    --------------

       4,544,249           985,097

      (2,400,000 )        (985,097 )
               0          (214,903 )
-----------------    --------------

       2,144,249          (214,903 )

               0                 0
               0                 0
               0                 0
         (46,567 )               0


        (417,696 )               0
               0                 0
               0        (1,630,164 )
               0                 0
        (527,864 )             (12 )



               0                 0
               0                 0

               0                 0
               0                 0
-----------------    --------------

       1,152,122        (1,845,079 )
=================    ==============




              66                30
=================    ==============
               0                 0
=================    ==============
              (1 )               0
=================    ==============




TABLE III - CNL INCOME FUND XVII, LTD. (continued)




                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     -------------      -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               4                23                73                 79
    -  from capital gain                                    0                 0                 0                  0
    -  from investment income from prior
       period                                               0                 0                 0                  1
     -  from return of capital                              0                 0                 0                  0
                                                --------------     -------------     -------------      -------------
Total distributions on GAAP basis (Note 4)                  4                23                73                 80
                                                ==============     =============     =============      =============
   Source (on cash basis)
    -  from sales                                           0                 0                 0                  0
    -  from prior period                                    0                 0                 0                  0
    -  from operations                                      4                23                73                 80
                                                --------------     -------------     -------------      -------------
Total distributions on cash basis (Note 4)                  4                23                73                 80
                                                ==============     =============     =============      =============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 5 and 9)           5.00 %            5.50 %           7.625 %             8.00 %
Total cumulative cash distributions per
    $1,000 investment from inception                        4                27               100                180
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 6 and 7)                             N/A               100 %             100 %              100 %


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through November 3, 1995, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVII.

Note 4: Distributions declared for the quarters ended December 31, 1995, 1996, 1997, 1998 and 1999 are reflected in the 1996, 1997, 1998, 1999 and 2000 columns, respectively, due to the payment of such distributions in January 1996, 1997, 1998, 1999 and 2000, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1995, 1996, 1997, 1998 and 1999, and June 30, 2000, are not included in the 1995, 1996, 1997, 1998, 1999 and 2000 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6:   During  1998,   CNL  XVII  received   approximately   $306,100  in
          reimbursements from the developer upon final reconciliation of total construction costs relating to the properties in Aiken, South Carolina and Weatherford, Texas, in accordance with the related development agreements. During 1999, CNL XVII had reinvested these amounts, plus additional funds, in a property as tenants-in-common with an affiliate of the general partners and in Ocean Shores Joint Venture, with an affiliate of CNL XVII which has the same general partners.

Note 7: During 1999, CNL/El Cajon Joint Venture, CNL XVII's consolidated joint venture in which CNL XVII owned an 80% interest, sold its property to the 20% joint venture partner and dissolved the joint venture. CNL XVII did not recognize any gain or loss from the sale of the property for financial reporting purposes. As a result of the dissolution, CNL XVII recognized a loss on dissolution of $82,914 for
          financial  reporting  purposes.   In  January  2000,  CNL XVII
          reinvested approximately $1,630,200 of the net sales proceeds received from the 1999 sale of this property in a Baker's Square property in Wilmette, Illinois.

                         6 months
      1999                 2000
------------------    ----------------



               61                  14
                0                   0

               19                   0
                0                  26
------------------    ----------------
               80                  40
==================    ================

                0                   0
                0                   7
               80                  33
------------------    ----------------
               80                  40
==================    ================

             8.00 %              8.00 %

              260                 300






               94 %               100 %

Note 8: During the six months ended June 2000, CNL XVII recorded a provision for loss on land and building in the amount of $353,622 for financial reporting purposes relating to the Boston Market property in Long Beach, California. The tenant of this property filed for bankruptcy in October 1998 and ceased payment of rents under the terms of its lease agreement. The allowance represents the difference between the carrying value of the property at June 30, 2000 and the estimated net realizable value for this property.

Note 9: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                     Operating Results of Prior Programs CNL
                             INCOME FUND XVIII, LTD.


                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------

Gross revenue                                              $      0         $   1,373       $ 1,291,416         $ 2,956,349
Equity in earnings of joint venture                               0                 0                 0                   0
Gain on sale of properties (Note 7)                               0                 0                 0                   0
Provision for loss on land (Note 5)                               0                 0                 0            (197,466 )
Lease termination refund to tenant (Note 8)                       0                 0                 0                   0
Interest income                                                   0            30,241           161,826             141,408
Less:  Operating expenses                                         0            (3,992 )        (156,403 )          (207,974 )
       Transaction costs                                          0                 0                 0             (15,522 )
       Interest expense                                           0                 0                 0                   0
       Depreciation and amortization                              0              (712 )        (142,079 )          (374,473 )
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                           0            26,910         1,154,760           2,302,322
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                            0            30,223         1,318,750           2,324,746
                                                      ==============    ==============     =============      ==============
    -  from gain on sale (Note 7)                                 0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                      0            27,146         1,361,756           2,831,738
Cash generated from sales (Note 7)                                0                 0                 0                   0
Cash generated from refinancing                                   0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                                   0            27,146         1,361,756           2,831,738
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                                 0            (2,138 )        (855,957 )        (2,468,400 )
      -  from prior period                                        0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                                 0            25,008           505,799             363,338
Special items (not including sales and
refinancing):
    Limited partners' capital contributions                       0         8,498,815        25,723,944             854,241
    General partners' capital contributions                   1,000                 0                 0                   0
    Contributions from minority interest                          0                 0                 0                   0
    Syndication costs                                             0          (845,657 )      (2,450,214 )          (161,142 )
    Acquisition of land and buildings                             0        (1,533,446 )     (18,581,999 )        (3,134,046 )
    Investment in direct financing leases                         0                 0        (5,962,087 )           (12,945 )
    Investment in joint venture                                   0                 0                 0            (166,025 )
    Decrease (increase) in restricted cash                        0                 0                 0                   0
    Reimbursement of organization, syndication
      and acquisition costs paid on behalf of CNL
      Income Fund XVIII, Ltd. by related parties                  0          (497,420 )        (396,548 )           (37,135 )
    Increase in other assets                                      0          (276,848 )               0                   0
    Other                                                       (20 )            (107 )         (66,893 )           (10,000 )
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                             980         5,370,345        (1,227,998 )        (2,303,714 )
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                            0                 6                57                  66
                                                      ==============    ==============     =============      ==============
    -  from recapture                                             0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                      0                 0                 0                   0
                                                      ==============    ==============     =============      ==============










                    6 months
     1999             2000
---------------   -------------

   $ 3,075,379     $ 1,366,920
        61,656          32,475
        46,300               0
             0               0
             0         (84,873 )
        55,336          33,111
      (256,060 )      (130,979 )
       (74,734 )       (22,874 )
             0               0
      (392,521 )      (193,400 )
---------------   -------------
     2,515,356       1,000,380
===============   =============

     2,341,350       1,066,303
===============   =============
        80,170               0
===============   =============

     2,797,040       1,270,560
       688,997               0
             0               0
---------------   -------------

     3,486,037       1,270,560

    (2,797,040 )    (1,270,560 )
        (2,958 )      (129,440 )
---------------   -------------

       686,039        (129,440 )

             0               0
             0               0
             0               0
             0               0
       (25,792 )             0
             0               0
      (526,138 )    (1,001,592 )
      (688,997 )       688,997


        (2,495 )             0
             0               0
          (117 )             0
---------------   -------------

      (557,500 )      (442,035 )
===============   =============




            66              30
===============   =============
             0               0
===============   =============
             2               0
===============   =============




TABLE III - CNL INCOME FUND XVIII, LTD. (continued)




                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     --------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               0                 0                 38                65
    -  from capital gain                                    0                 0                  0                 0
    -  from return of capital                               0                 0                  0                 0
    -  from investment income from prior
       period                                               0                 0                  0                 6
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 4)                  0                 0                 38                71
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales (Note 7)                                  0                 0                  0                 0
    -  from prior period                                    0                 0                  0                 0
    -  from operations                                      0                 0                 38                71
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 4)                  0                 0                 38                71
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment from
    inception (Note 9)                                   0.00 %            5.00 %             5.75 %            7.63 %
Total cumulative cash distributions per
    $1,000 investment (Note 6)                              0                 0                 38               109
Amount (in percentage terms) remaining
    invested in program properties at the
end
    of each year (period) presented
(original
    total acquisition cost of properties
    retained, divided by original total                   N/A               100 %              100 %             100 %
    acquisition cost of all properties in
    program) (Note 7)


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4: Distributions declared for the quarters ended December 1996, 1997, 1998 and 1999 are reflected in the 1997, 1998, 1999 and 2000 columns, respectively, due to the payment of such distributions in January 1997, 1998, 1999 and 2000, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997, 1998 and 1999, and June 30, 2000, are not
          included in the 1996, 1997, 1998, 1999 and 2000 totals, respectively.

Note 5: During the year ended December 31, 1998, CNL XVIII established an allowance for loss on land of $197,466 for financial reporting purposes relating to the property in Minnetonka, Minnesota. The tenant of this Boston Market property declared bankruptcy and rejected the lease relating to this property. The loss represents the difference between the Property's carrying value at December 31, 1998 and the estimated net realizable value.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 7: In December 1999, CNL XVIII sold one of its properties and received net sales proceeds of $688,997, resulting in a gain of $46,300 for financial reporting purposes. In June 2000, the Partnership used the net sales proceeds from this sale to enter into a joint venture arrangement with CNL Income Fund VII, Ltd., CNL Income Fund XV, Ltd. and CNL Income Fund XVI, Ltd., each a Florida limited partnership and an affiliate of the general partners, to hold one restaurant property.

Note 8: The lease termination refund to tenant of $84,873 during the six months ended June 30, 2000 is due to lease termination negotiations during the six months ended June 30, 2000 related to the 1999 sale of the Partnership's Property in Atlanta, Georgia. CNL XVIII does not anticipate incurring any additional costs related to the sale of this property.

Note 9: Certain data for columns representing less than 12 months have been annualized.

                      6 months
     1999               2000
----------------    -------------



             71               28
              1                0
              0                9

              8                3
----------------    -------------
             80               40
================    =============

              0                0
              0                4
             80               36
----------------    -------------
             80               40
================    =============


           8.00 %           8.00 %

            189              229






             98 %            100 %

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------

                                                                                   Purchase
                                                                                    money     Adjustments
                                                              Cash      Mortgage   mortgage   resulting
                                                          received net   balance    taken       from
                                  Date        Date of     of closing    at time    back by   application
          Property              Acquired       Sale          costs      of sale    program     of GAAP       Total
============================  ============= ===========  ============= ========== ========== =========== ============

CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)         02/05/87     06/12/92      $1,169,021      0           0          0        $1,169,021
   Wendy's -
     Fairfield, CA (14)         07/01/87     10/03/94      1,018,490       0           0          0         1,018,490
   Wendy's -
     Casa Grande, AZ            12/10/86     08/19/97        795,700       0           0          0           795,700
   Wendy's -
     North Miami, FL (9)        02/18/86     08/21/97        473,713       0           0          0           473,713
   Popeye's -
     Kissimmee, FL (14)         12/31/86     04/30/98        661,300       0           0          0           661,300
   Golden Corral -
     Kent Island, MD (21)       11/20/86     10/15/99        870,457       0           0          0           870,457

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC              05/29/87     07/21/93        746,800       0           0          0           746,800
   Pizza Hut -
     Graham, TX                 08/24/87     07/28/94        261,628       0           0          0           261,628
   Golden Corral -
     Medina, OH (11)            11/18/87     11/30/94        825,000       0           0          0           825,000
   Denny's -
     Show Low, AZ (8)           05/22/87     01/31/97        620,800       0           0          0           620,800
   KFC -
     Eagan, MN                  06/01/87     06/02/97        623,882       0       42,000         0           665,882
   KFC -
     Jacksonville, FL           09/01/87     09/09/97        639,363       0           0          0           639,363
   Wendy's -
     Farmington Hills, MI (12)  05/18/87     10/09/97        833,031       0           0          0           833,031
   Wendy's -
     Farmington Hills, MI       05/18/87     10/09/97      1,085,259       0           0          0         1,085,259
     (13) (14)
   Denny's -
     Plant City, FL             11/23/87     10/24/97        910,061       0           0          0           910,061
   Pizza Hut -
     Mathis, TX                 12/17/87     12/04/97        297,938       0           0          0           297,938
   KFC -
     Avon Park, FL (14)         09/02/87     12/10/97        501,975       0           0          0           501,975
   Golden Corral -
     Columbia, MO               11/17/87     03/23/99        678,888       0           0          0           678,888
   Little House -
     Littleton, CO              10/07/87     11/05/99        150,000       0           0          0           150,000
   KFC -
     Jacksonville, FL (14)      09/01/87     06/15/00        601,400       0           0          0           601,400

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)           06/02/88     01/10/97        496,418       0           0          0           496,418
   Perkins -
     Bradenton, FL              06/30/88     03/14/97      1,310,001       0           0          0         1,310,001

                                                     Cost of Properties
                                                   Including Closing and
                                                         Soft Costs
                                        -------------------------------------
                                                        Total                     Excess
                                                     acquisition               (deficiency)
                                                    cost, capital               of property
                                                     improvements              operating cash
                                          Original   closing and               receipts over
                                          mortgage    soft costs                   cash
          Property                        financing      (1)         Total      expenditures
============================            ========== ============= ============  ==============

CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)                      0         $955,000       $955,000     $214,021
   Wendy's -
     Fairfield, CA (14)                      0          861,500        861,500      156,990
   Wendy's -
     Casa Grande, AZ                         0          667,255        667,255      128,445
   Wendy's -
     North Miami, FL (9)                     0          385,000        385,000       88,713
   Popeye's -
     Kissimmee, FL (14)                      0          475,360        475,360      185,940
   Golden Corral -
     Kent Island, MD (21)                    0          726,600        726,600      143,857

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC                           0          642,800        642,800      104,000
   Pizza Hut -
     Graham, TX                              0          205,500        205,500       56,128
   Golden Corral -
     Medina, OH (11)                         0          743,000        743,000       82,000
   Denny's -
     Show Low, AZ (8)                        0          484,185        484,185      136,615
   KFC -
     Eagan, MN                               0          601,100        601,100       64,782
   KFC -
     Jacksonville, FL                        0          405,000        405,000      234,363
   Wendy's -
     Farmington Hills, MI (12                0          679,000        679,000      154,031
   Wendy's -
     Farmington Hills, MI                    0          887,000        887,000      198,259
     (13) (14)
   Denny's -
     Plant City, FL                          0          820,717        820,717       89,344
   Pizza Hut -
     Mathis, TX                              0          202,100        202,100       95,838
   KFC -
     Avon Park, FL (14)                      0          345,000        345,000      156,975
   Golden Corral -
     Columbia, MO                            0          511,200        511,200      167,688
   Little House -
     Littleton, CO                           0          330,456        330,456     (180,456 )
   KFC -
     Jacksonville, FL (14)                   0          441,000        441,000      160,400

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)                        0          591,362        591,362      (94,944 )
   Perkins -
     Bradenton, FL                           0        1,080,500      1,080,500      229,501






                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------

                                                                                   Purchase
                                                                                    money     Adjustments
                                                              Cash      Mortgage   mortgage   resulting
                                                          received net   balance    taken       from
                                  Date        Date of     of closing    at time    back by   application
          Property              Acquired       Sale          costs      of sale    program     of GAAP       Total
============================  ============= ===========  ============= ========== ========== =========== ============

CNL Income Fund III, Ltd.
(Continued):
   Pizza Hut -
     Kissimmee, FL               02/23/88      04/08/97      673,159        0               0         0        673,159
   Burger King -
     Roswell, GA                 06/08/88      06/20/97      257,981        0         685,000         0        942,981
   Wendy's -
     Mason City, IA              02/29/88      10/24/97      217,040        0               0         0        217,040
   Taco Bell -
     Fernandina Beach, FL (14)   04/09/88      01/15/98      721,655        0               0         0        721,655
   Denny's -
     Daytona Beach, FL (14)      07/12/88      01/23/98     1,008,976       0               0         0      1,008,976
   Wendy's -
     Punta Gorda, FL             02/03/88      02/20/98      665,973        0               0         0        665,973
   Po Folks -
     Hagerstown, MD              06/21/88      06/10/98      788,884        0               0         0        788,884
   Denny's-
     Hazard, KY                  02/01/88      12/23/98      432,625        0               0         0        432,625
   Perkins -
     Flagstaff, AZ               09/30/88      04/30/99     1,091,193       0               0         0      1,091,193
   Denny's -
     Hagerstown, MD              08/14/88      06/09/99      700,977        0               0         0        700,977

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                    03/22/89      04/27/94      712,000        0               0         0        712,000
   Burger King -
     Hastings, MI                08/12/88      12/15/95      518,650        0               0         0        518,650
   Wendy's -
     Tampa, FL                   12/30/88      09/20/96     1,049,550       0               0         0      1,049,550
   Checkers -
     Douglasville, GA            12/08/94      11/07/97      380,695        0               0         0        380,695
   Taco Bell -
     Fort Myers, FL (14)         12/22/88      03/02/98      794,690        0               0         0        794,690
   Denny's -
     Union Township, OH (14)     11/01/88      03/31/98      674,135        0               0         0        674,135
   Perkins -
     Leesburg, FL                01/11/89      07/09/98      529,288        0               0         0        529,288
   Taco Bell -
     Naples, FL                  12/22/88      09/03/98      533,127        0               0         0        533,127
   Wendy's
     Detroit, MI (14)            10/21/88      06/29/00     1,056,475       0               0         0      1,056,475

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)        02/28/90      08/25/95            0        0        1,040,000        0      1,040,000
   Ponderosa -
     St. Cloud, FL (14) (24)     06/01/89      10/24/96       73,713        0        1,057,299        0      1,131,012
   Franklin National Bank -
     Franklin, TN                06/26/89      01/07/97      960,741        0               0         0        960,741



                                                     Cost of Properties
                                                   Including Closing and
                                                         Soft Costs
                                        -------------------------------------
                                                        Total                     Excess
                                                     acquisition               (deficiency)
                                                    cost, capital               of property
                                                     improvements              operating cash
                                          Original   closing and               receipts over
                                          mortgage    soft costs                   cash
          Property                        financing      (1)         Total      expenditures
============================            ========== ============= ============  ==============

CNL Income Fund III, Ltd.
(Continued):
   Pizza Hut -                              0          474,755      474,755       198,404
     Kissimmee, FL
   Burger King -                            0          775,226      775,226       167,755
     Roswell, GA
   Wendy's -                                0          190,252      190,252        26,788
     Mason City, IA
   Taco Bell -                              0          559,570      559,570       162,085
     Fernandina Beach, FL (14)
   Denny's -                                0          918,777      918,777        90,799
     Daytona Beach, FL (14)
   Wendy's -                                0          684,342      684,342       (18,369 )
     Punta Gorda, FL
   Po Folks -                               0        1,188,315    1,188,315      (399,431 )
     Hagerstown, MD
   Denny's-                                 0          647,622      647,622      (214,997 )
     Hazard, KY
   Perkins -                                0          993,508      993,508        97,685
     Flagstaff, AZ
   Denny's -                                0          861,454      861,454      (160,477 )
     Hagerstown, MD

CNL Income Fund IV, Ltd.:
   Taco Bell -                              0          616,501      616,501        95,499
     York, PA
   Burger King -                            0          419,936      419,936        98,714
     Hastings, MI
   Wendy's -                                0          828,350      828,350       221,200
     Tampa, FL
   Checkers -                               0          363,768      363,768        16,927
     Douglasville, GA
   Taco Bell -                              0          597,998      597,998       196,692
     Fort Myers, FL (14)
   Denny's -                                0          872,850      872,850      (198,715 )
     Union Township, OH (14)
   Perkins -                                0          737,260      737,260      (207,972 )
     Leesburg, FL
   Taco Bell -                              0          410,546      410,546       122,581
     Naples, FL
   Wendy's                                  0          614,500      614,500       441,975
     Detroit, MI (14)

CNL Income Fund V, Ltd.:
   Perkins -                                0          986,418      986,418        53,582
     Myrtle Beach, SC (2)
   Ponderosa -                              0          996,769      996,769       134,243
     St. Cloud, FL (14) (24)
   Franklin National Bank -                 0        1,138,164    1,138,164      (177,423 )
     Franklin, TN






                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------

                                                                                   Purchase
                                                                                    money     Adjustments
                                                              Cash      Mortgage   mortgage   resulting
                                                          received net   balance    taken       from
                                  Date        Date of     of closing    at time    back by   application
          Property              Acquired       Sale          costs      of sale    program     of GAAP       Total
============================  ============= ===========  ============= ========== ========== =========== ============

CNL Income Fund V, Ltd.
(Continued):
   Shoney's -
     Smyrna, TN                  03/22/89     05/13/97      636,788         0               0         0           636,788
   KFC -
     Salem, NH                   05/31/89     09/22/97      1,272,137       0               0         0         1,272,137
   Perkins -
     Port St. Lucie, FL          11/14/89     09/23/97      1,216,750       0               0         0         1,216,750
   Hardee's -
     Richmond, IN                02/17/89     11/07/97      397,785         0               0         0           397,785
   Wendy's -
     Tampa, FL (14)              02/16/89     12/29/97      805,175         0               0         0           805,175
   Denny's -
     Port Orange, FL (14)        07/10/89     01/23/98      1,283,096       0               0         0         1,283,096
   Shoney's
     Tyler, TX                   03/20/89     02/17/98      844,229         0               0         0           894,229
   Wendy's -
     Ithaca, NY                  12/07/89     03/29/99      471,248         0               0         0           471,248
   Wendy's -
     Endicott, NY                12/07/89     03/29/99      642,511         0               0         0           642,511
   Burger King -
     Halls, TN (20)              01/05/90     06/03/99      433,366         0               0         0           433,366
   Hardee's -
     Belding, MI                 03/08/89     03/03/00      124,346         0               0         0           124,346

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR              11/02/89     05/24/94      791,211         0               0         0           791,211
   Hardee's -
     Heber Springs, AR           02/13/90     05/24/94      638,270         0               0         0           638,270
   Hardee's -
     Little Canada, MN           11/28/89     06/29/95      899,503         0               0         0           899,503
   Jack in the Box -
     Dallas, TX                  06/28/94     12/09/96      982,980         0               0         0           982,980
   Denny's -
     Show Low, AZ (8)            05/22/87     01/31/97      349,200         0               0         0           349,200
   KFC -
     Whitehall Township, MI      02/26/90     07/09/97      629,888         0               0         0           629,888
   Perkins -
     Naples, FL                  12/26/89     07/09/97      1,487,725       0               0         0         1,487,725
   Burger King -
     Plattsmouth, NE             01/19/90     07/18/97      699,400         0               0         0           699,400
   Shoney's -
     Venice, FL                  08/03/89     09/17/97      1,206,696       0               0         0         1,206,696
   Jack in the Box -
     Yuma, AZ (10)               07/14/94     10/31/97      510,653         0               0         0           510,653
   Denny's
     Deland, FL                  03/22/90     01/23/98      1,236,971       0               0         0         1,236,971
   Wendy's -
     Liverpool, NY               12/08/89     02/09/98      145,221         0               0         0           145,221



                                                     Cost of Properties
                                                   Including Closing and
                                                         Soft Costs
                                        -------------------------------------
                                                        Total                     Excess
                                                     acquisition               (deficiency)
                                                    cost, capital               of property
                                                     improvements              operating cash
                                          Original   closing and               receipts over
                                          mortgage    soft costs                   cash
          Property                        financing      (1)         Total      expenditures
============================            ========== ============= ============  ==============

CNL Income Fund V, Ltd.
(Continued):
   Shoney's -
     Smyrna, TN                              0           554,200      554,200        82,588
   KFC -
     Salem, NH                               0         1,079,310    1,079,310       192,827
   Perkins -
     Port St. Lucie, FL                      0         1,203,207    1,203,207        13,543
   Hardee's -
     Richmond, IN                            0           695,464      695,464      (297,679 )
   Wendy's -
     Tampa, FL (14)                          0           657,800      657,800       147,375
   Denny's -
     Port Orange, FL (14)                    0         1,021,000    1,021,000       262,096
   Shoney's
     Tyler, TX                               0           770,300      770,300        73,929
   Wendy's -
     Ithaca, NY                              0           471,297      471,297           (49 )
   Wendy's -
     Endicott, NY                            0           471,255      471,255       171,256
   Burger King -
     Halls, TN (20)                          0           329,231      329,231       104,135
   Hardee's -
     Belding, MI                             0           630,432      630,432      (506,086 )

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR                          0           605,500      605,500       185,711
   Hardee's -
     Heber Springs, AR                       0           532,893      532,893       105,377
   Hardee's -
     Little Canada, MN                       0           821,692      821,692        77,811
   Jack in the Box -
     Dallas, TX                              0           964,437      964,437        18,543
   Denny's -
     Show Low, AZ (8)                        0           272,354      272,354        76,846
   KFC -
     Whitehall Township, MI                  0           725,604      725,604       (95,716 )
   Perkins -
     Naples, FL                              0         1,083,869    1,083,869       403,856
   Burger King -
     Plattsmouth, NE                         0           561,000      561,000       138,400
   Shoney's -
     Venice, FL                              0         1,032,435    1,032,435       174,261
   Jack in the Box -
     Yuma, AZ (10)                           0           448,082      448,082        62,571
   Denny's
     Deland, FL                              0         1,000,000    1,000,000       236,971
   Wendy's -
     Liverpool, NY                           0           341,440      341,440      (196,219 )






                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES


                                                                                Selling Price, Net of
                                                                          Closing Costs and GAAP Adjustments
                                                           ------------------------------------------------------------

                                                                                       Purchase
                                                                                        money     Adjustments
                                                                Cash      Mortgage     mortgage   resulting
                                                            received net   balance      taken       from
                                    Date        Date of     of closing    at time      back by    application
          Property                Acquired       Sale          costs      of sale      program     of GAAP         Total
============================     =========== ===========  ============= ==========   ==========   ===========  ============

CNL Income Fund VI, Ltd.
(Continued):
   Perkin's -
     Melbourne, FL                02/03/90     02/12/98         552,910      0              0          0           552,910
   Hardee's -
     Bellevue, NE                 05/03/90     06/05/98         900,000      0              0          0           900,000
   Burger King -
     Greeneville, TN              01/05/90     06/03/99       1,059,373      0              0          0         1,059,373
   Burger King -
     Broadway, TN                 01/05/90     06/03/99       1,059,200      0              0          0         1,059,200
   Burger King -
     Sevierville, TN              01/05/90     06/03/99       1,168,298      0              0          0         1,168,298
   Burger King -
     Walker Springs, TN           01/10/90     06/03/99       1,031,274      0              0          0         1,031,274

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                   06/14/90     05/19/92         700,000      0              0          0           700,000
   Hardee's -
     St. Paul, MN                 08/09/90     05/24/94         869,036      0              0          0           869,036
   Perkins -
     Florence, SC (3)             08/28/90     08/25/95               0      0       1,160,000         0         1,160,000
   Church's Fried Chicken -
     Jacksonville, FL (14)        04/30/90     12/01/95               0      0        240,000          0           240,000
(25)
   Shoney's -
     Colorado Springs, CO         07/03/90     07/24/96       1,044,909      0              0          0         1,044,909
   Hardee's -
     Hartland, MI                 07/10/90     10/23/96         617,035      0              0          0           617,035
   Hardee's -
     Columbus, IN                 09/04/90     05/30/97         223,590      0              0          0           223,590
   KFC -
     Dunnellon, FL                08/02/90     10/07/97         757,800      0              0          0           757,800
   Jack in the Box -
     Yuma, AZ (10)                07/14/94     10/31/97         471,372      0              0          0           471,372
   Burger King -
     Maryville, TN                05/04/90     06/03/99       1,059,954      0              0          0         1,059,954
   Burger King -
     Halls, TN (20)               01/05/90     06/03/99         451,054      0              0          0           451,054
   Shoney's
     Pueblo, CO                   08/21/90     06/20/00       1,005,000      0              0          0         1,005,000

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                    03/16/91     07/31/95       1,184,865      0              0          0         1,184,865
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)    09/28/90     12/01/95               0      0        240,000          0           240,000
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)    09/28/90     12/01/95               0      0        220,000          0           220,000
   Ponderosa -
     Orlando, FL (6) (14)         12/17/90     10/24/96               0      0       1,353,775         0         1,353,775




                                                     Cost of Properties
                                                   Including Closing and
                                                         Soft Costs
                                        -------------------------------------
                                                        Total                     Excess
                                                     acquisition               (deficiency)
                                                    cost, capital               of property
                                                     improvements              operating cash
                                          Original   closing and               receipts over
                                          mortgage    soft costs                   cash
          Property                        financing      (1)         Total      expenditures
============================            ========== ============= ============  ==============

CNL Income Fund VI, Ltd.
(Continued):
   Perkin's -
     Melbourne, FL                           0           692,850       692,850     (139,940 )
   Hardee's -
     Bellevue, NE                            0           899,512       899,512          488
   Burger King -
     Greeneville, TN                         0           890,240       890,240      169,133
   Burger King -
     Broadway, TN                            0           890,036       890,036      169,164
   Burger King -
     Sevierville, TN                         0           890,696       890,696      277,602
   Burger King -
     Walker Springs, TN                      0           864,777       864,777      166,497

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                              0           560,202       560,202      139,798
   Hardee's -
     St. Paul, MN                            0           742,333       742,333      126,703
   Perkins -
     Florence, SC (3)                        0         1,084,905     1,084,905       75,095
   Church's Fried Chicken -
     Jacksonville, FL (14)                   0           233,728       233,728        6,272
     (25)
   Shoney's -
     Colorado Springs, CO                    0           893,739       893,739      151,170
   Hardee's -
     Hartland, MI                            0           841,642       841,642     (224,607 )
   Hardee's -
     Columbus, IN                            0           219,676       219,676        3,914
   KFC -
     Dunnellon, FL                           0           546,333       546,333      211,467
   Jack in the Box -
     Yuma, AZ (10)                           0           413,614       413,614       57,758
   Burger King -
     Maryville, TN                           0           890,668       890,668      169,286
   Burger King -
     Halls, TN (20)                          0           342,669       342,669      108,385
   Shoney's
     Pueblo, CO                              0           961,582       961,582       43,418

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                               0           949,199       949,199      235,666
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)               0           238,153       238,153        1,847
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)               0           215,845       215,845        4,155
   Ponderosa -
     Orlando, FL (6) (14)                    0         1,179,210     1,179,210      174,565





                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES


                                                                                Selling Price, Net of
                                                                          Closing Costs and GAAP Adjustments
                                                           ------------------------------------------------------------

                                                                                       Purchase
                                                                                        money     Adjustments
                                                                Cash      Mortgage     mortgage   resulting
                                                            received net   balance      taken       from
                                    Date        Date of     of closing    at time      back by    application
          Property                Acquired       Sale          costs      of sale      program     of GAAP         Total
============================     =========== ===========  ============= ==========   ==========   ===========  ============

CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)          05/31/91     12/12/96        918,445       0                0         0          918,445
   Burger King -
     Alpharetta, GA             09/20/91     06/30/97      1,053,571       0                0         0        1,053,571
   Shoney's -
     Corpus Christi, TX         10/28/91     02/12/99      1,350,000       0                0         0        1,350,000
   Perkins -
     Rochester, NY              12/20/91     03/03/99      1,050,000       0                0         0        1,050,000
   Perkins -
     Williamsville, NY          12/20/91     05/15/00        693,350       0                0         0          693,350

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                 03/04/92      08/11/95     1,050,186       0                0         0        1,050,186
   Jack in the Box -
     Freemont, CA               03/26/92      09/23/97     1,366,550       0                0         0        1,366,550
   Jack in the Box -
     Sacramento, CA             12/19/91      01/20/98     1,234,175       0                0         0        1,234,175
   Pizza Hut -
     Billings, MT               04/16/92      10/07/98      359,990        0                0         0          359,990
   Perkins -
     Amherst, NY                02/26/92      03/03/99     1,150,000       0                0         0        1,150,000
   Shoney's -
     Fort Myers Beach, FL       09/08/95      08/26/99      931,725        0                0         0          931,725

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA           09/29/92      11/07/96     1,044,750       0                0         0        1,044,750
   Burger King -
     Columbus, OH (19)          06/29/92      09/30/98      795,264        0                0         0          795,264
   Burger King -
     Nashua, NH                 06/29/92      10/07/98     1,630,296       0                0         0        1,630,296

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                12/28/92      04/10/96     1,640,000       0                0         0        1,640,000
   Long John Silver's -
     Monroe, NC                 06/30/93      12/31/98      483,550        0                0         0          483,550
   Long John Silver's -
     Morganton, NC (23)         07/02/93      05/17/99      467,300        0           55,000         0          522,300
   Denny's -
     Cleveland, TN              12/23/92      03/03/00      797,227        0                0         0          797,227

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                03/31/94      04/24/95      286,411        0                0         0          286,411
   Checkers -
     Richmond, VA               03/31/94      11/21/96      550,000        0                0         0          550,000





                                                     Cost of Properties
                                                   Including Closing and
                                                         Soft Costs
                                        -------------------------------------
                                                        Total                     Excess
                                                     acquisition               (deficiency)
                                                    cost, capital               of property
                                                     improvements              operating cash
                                          Original   closing and               receipts over
                                          mortgage    soft costs                   cash
          Property                        financing      (1)         Total      expenditures
============================            ========== ============= ============  ==============

CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)                       0          918,445      918,445            0
   Burger King -
     Alpharetta, GA                          0          713,866      713,866      339,705
   Shoney's -
     Corpus Christi, TX                      0        1,224,020    1,224,020      125,980
   Perkins -
     Rochester, NY                           0        1,064,815    1,064,815      (14,815 )
   Perkins -
     Williamsville, NY                       0          981,482      981,482     (288,132 )

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                              0          987,679      987,679       62,507
   Jack in the Box -
     Freemont, CA                            0        1,102,766    1,102,766      263,784
   Jack in the Box -
     Sacramento, CA                          0          969,423      969,423      264,752
   Pizza Hut -
     Billings, MT                            0          302,000      302,000       57,990
   Perkins -
     Amherst, NY                             0        1,141,444    1,141,444        8,556
   Shoney's -
     Fort Myers Beach, FL                    0          931,725      931,725            0

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA                        0          818,850      818,850      225,900
   Burger King -
     Columbus, OH (19)                       0          795,264      795,264            0
   Burger King -
     Nashua, NH                              0        1,217,015    1,217,015      413,281

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                             0        1,636,643    1,636,643        3,357
   Long John Silver's -
     Monroe, NC                              0          239,788      239,788      243,762
   Long John Silver's -
     Morganton, NC (23)                      0          304,002      304,002      218,298
   Denny's -
     Cleveland, TN                           0          622,863      622,863      174,364

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                             0          286,411      286,411            0
   Checkers -
     Richmond, VA                            0          413,288      413,288      136,712









                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES



                                                                                Selling Price, Net of
                                                                          Closing Costs and GAAP Adjustments
                                                           ------------------------------------------------------------

                                                                                       Purchase
                                                                                        money     Adjustments
                                                                Cash      Mortgage     mortgage   resulting
                                                            received net   balance      taken       from
                                    Date        Date of     of closing    at time      back by    application
          Property                Acquired       Sale          costs      of sale      program     of GAAP         Total
============================     =========== ===========  ============= ==========   ==========   ===========  ============

CNL Income Fund XIII, Ltd.
(Continued):
   Denny's -
     Orlando, FL                      09/01/93     10/24/97       932,849       0               0          0          932,849
   Jack in the Box -
     Houston, TX                      07/27/93     07/16/99     1,063,318       0               0          0        1,063,318

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                    03/31/94     03/01/95       339,031       0               0          0          339,031
   Checkers -
     Dallas, TX                       03/31/94     03/01/95       356,981       0               0          0          356,981
   TGI Friday's -
     Woodridge, NJ (7)                01/01/95     09/27/96     1,753,533       0               0          0        1,753,533
   Wendy's -
     Woodridge, NJ (7)                11/28/94     09/27/96       747,058       0               0          0          747,058
   Hardee's -
     Madison, AL                      12/14/93     01/08/98       700,950       0               0          0          700,950
   Checkers -
     Richmond, VA (#548)              03/31/94     01/29/98       512,462       0               0          0          512,462
   Checkers -
     Riviera Beach, FL                03/31/94     04/14/98       360,000       0               0          0          360,000
   Checkers -
     Richmond, VA (#486)              03/31/94     07/27/98       397,985       0               0          0          397,985
   Long John Silver's -
     Stockbridge, GA                  03/31/94     05/25/99       696,300       0               0          0          696,300
   Long John Silver's -
     Shelby, NC                       06/22/94     11/12/99       494,178       0               0          0          494,178
   Checker's -
     Kansas City, MO                  03/31/94     12/10/99       268,450       0               0          0          268,450
   Checker's -
     Houston, TX                      03/31/94     12/15/99       385,673       0               0          0          385,673

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                    05/27/94     03/01/95       263,221       0               0          0          263,221
   Checkers -
     Leavenworth, KS                  06/22/94     03/01/95       259,600       0               0          0          259,600
   Checkers -
     Knoxville, TN                    07/08/94     03/01/95       288,885       0               0          0          288,885
   TGI Friday's -
     Woodridge, NJ (7)                01/01/95     09/27/96     1,753,533       0               0          0        1,753,533
   Wendy's -
     Woodridge, NJ (7)                11/28/94     09/27/96       747,058       0               0          0          747,058
   Long John Silver's -
     Gastonia, NC                     07/15/94     11/12/99       631,304       0               0          0          631,304
   Long John Silver's
     Lexington, NC                    10/22/94     01/12/00       562,130       0               0          0          562,130



                                                     Cost of Properties
                                                   Including Closing and
                                                         Soft Costs
                                        -------------------------------------
                                                        Total                     Excess
                                                     acquisition               (deficiency)
                                                    cost, capital               of property
                                                     improvements              operating cash
                                          Original   closing and               receipts over
                                          mortgage    soft costs                   cash
          Property                        financing      (1)         Total      expenditures
============================            ========== ============= ============  ==============

CNL Income Fund XIII, Ltd.
(Continued):
   Denny's -
     Orlando, FL                             0         934,120      934,120      (1,271 )
   Jack in the Box -
     Houston, TX                             0         861,321      861,321     201,997

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                           0         339,031      339,031           0
   Checkers -
     Dallas, TX                              0         356,981      356,981           0
   TGI Friday's -
     Woodridge, NJ (7)                       0       1,510,245    1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)                       0         672,746      672,746      74,312
   Hardee's -
     Madison, AL                             0         658,977      658,977      41,973
   Checkers -
     Richmond, VA (#548)                     0         382,435      382,435     130,027
   Checkers -
     Riviera Beach, FL                       0         276,409      276,409      83,591
   Checkers -
     Richmond, VA (#486)                     0         352,034      352,034      45,951
   Long John Silver's -
     Stockbridge, GA                         0         738,340      738,340     (42,040 )
   Long John Silver's -
     Shelby, NC                              0         608,611      608,611    (114,433 )
   Checker's -
     Kansas City, MO                         0         209,329      209,329      59,121
   Checker's -
     Houston, TX                             0         311,823      311,823      73,850

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                           0         263,221      263,221           0
   Checkers -
     Leavenworth, KS                         0         259,600      259,600           0
   Checkers -
     Knoxville, TN                           0         288,885      288,885           0
   TGI Friday's -
     Woodridge, NJ (7)                       0       1,510,245    1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)                       0         672,746      672,746      74,312
   Long John Silver's -
     Gastonia, NC                            0         776,248      776,248    (144,944 )
   Long John Silver's
     Lexington, NC                           0         646,203      646,203     (84,073 )






                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES




                                                                                Selling Price, Net of
                                                                          Closing Costs and GAAP Adjustments
                                                           ------------------------------------------------------------

                                                                                       Purchase
                                                                                        money     Adjustments
                                                                Cash      Mortgage     mortgage   resulting
                                                            received net   balance      taken       from
                                    Date        Date of     of closing    at time      back by    application
          Property                Acquired       Sale          costs      of sale      program     of GAAP         Total
============================     =========== ===========  ============= ==========   ==========   ===========  ============

CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                06/24/95     04/24/96          775,000      0               0         0           775,000
   Checker's -
     Oviedo, FL                  11/14/94     02/28/97          610,384      0               0         0           610,384
   Boston Market -
     Madison, TN (16)            05/05/95     05/08/98          774,851      0               0         0           774,851
   Boston Market -
     Chattanooga, TN (17)        05/05/95     06/16/98          713,386      0               0         0           713,386
   Boston Market -
     Lawrence, KS                05/08/98     11/23/99          667,311      0               0         0           667,311

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)               07/24/96     06/16/98          857,487      0               0         0           857,487
   Golden Corral -
     El Cajon, CA (22)           04/29/97     12/02/99        1,675,385      0               0         0         1,675,385

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                 03/26/97     12/06/99          688,997      0               0         0           688,997

CNL American Properties
Fund, Inc.:
   TGI Friday's -
     Orange, CT                  10/30/95     05/08/97        1,312,799      0               0         0         1,312,799
   TGI Friday's -
     Hazlet, NJ                  07/15/96     05/08/97        1,324,109      0               0         0         1,324,109
   TGI Friday's -
     Marlboro, NJ                08/01/96     05/08/97        1,372,075      0               0         0         1,372,075
   TGI Friday's -
     Hamden, CT                  08/26/96     05/08/97        1,245,100      0               0         0         1,245,100
   Boston Market -
     Southlake, TX               07/02/97     07/21/97        1,035,153      0               0         0         1,035,135
   Boston Market -
     Franklin, TN (26)           08/18/95     04/14/98          950,361      0               0         0           950,361
   Boston Market -
     Grand Island, NE (27)       09/19/95     04/14/98          837,656      0               0         0           837,656
   Burger King -
     Indian Head Park, IL        04/03/96     05/05/98          674,320      0               0         0           674,320
   Boston Market -
     Dubuque, IA (28)            10/04/95     05/08/98          969,159      0               0         0           969,159
   Boston Market -
     Merced, CA (29)             10/06/96     05/08/98          930,834      0               0         0           930,834
   Boston Market -
     Arvada, CO (30)             07/21/97     07/28/98        1,152,262      0               0         0         1,152,262
   Boston Market -
      Ellisville, MO             09/03/96     04/28/99          822,824      0               0         0           822,824





                                                     Cost of Properties
                                                   Including Closing and
                                                         Soft Costs
                                        -------------------------------------
                                                        Total                     Excess
                                                     acquisition               (deficiency)
                                                    cost, capital               of property
                                                     improvements              operating cash
                                          Original   closing and               receipts over
                                          mortgage    soft costs                   cash
          Property                        financing      (1)         Total      expenditures
============================            ========== ============= ============  ==============

CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                             0          613,838       613,838      161,162
   Checker's -
     Oviedo, FL                               0          506,311       506,311      104,073
   Boston Market -
     Madison, TN (16)                         0          774,851       774,851            0
   Boston Market -
     Chattanooga, TN (17)                     0          713,386       713,386            0
   Boston Market -
     Lawrence, KS                             0          774,851       774,851     (107,540 )

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)                            0          857,487       857,487            0
   Golden Corral -
     El Cajon, CA (22)                        0        1,692,994     1,692,994      (17,609 )

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                              0          617,610       617,610       71,387

CNL American Properties
Fund, Inc.:
   TGI Friday's -
     Orange, CT                               0        1,310,980     1,310,980        1,819
   TGI Friday's -
     Hazlet, NJ                               0        1,294,237     1,294,237       29,872
   TGI Friday's -
     Marlboro, NJ                             0        1,324,288     1,324,288       47,787
   TGI Friday's -
     Hamden, CT                               0        1,203,136     1,203,136       41,964
   Boston Market -
     Southlake, TX                            0        1,035,135     1,035,135            0
   Boston Market -
     Franklin, TN (26)                        0          950,361       950,361            0
   Boston Market -
     Grand Island, NE (27)                    0          837,656       837,656            0
   Burger King -
     Indian Head Park, IL                     0          670,867       670,867        3,453
   Boston Market -
     Dubuque, IA (28)                         0          969,159       969,159            0
   Boston Market -
     Merced, CA (29)                          0          930,834       930,834            0
   Boston Market -
     Arvada, CO (30)                          0        1,152,262     1,152,262            0
   Boston Market -
      Ellisville, MO                          0        1,026,746     1,026,746     (203,922 )





                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

                                                                                Selling Price, Net of
                                                                          Closing Costs and GAAP Adjustments
                                                           ------------------------------------------------------------

                                                                                       Purchase
                                                                                        money     Adjustments
                                                                Cash      Mortgage     mortgage   resulting
                                                            received net   balance      taken       from
                                    Date        Date of     of closing    at time      back by    application
          Property                Acquired       Sale          costs      of sale      program     of GAAP         Total
============================     =========== ===========  ============= ==========   ==========   ===========  ============

CNL American Properties
Fund, Inc.
   (Continued):
   Golden Corral -
     Brooklyn, OH                08/23/96     05/18/99          974,560      0               0         0           974,560
   Boston Market -
     Edgewater, CO               08/19/97     08/11/99          634,122      0               0         0           634,122
   Black Eyed Pea -
     Houston, TX (31)            10/01/97     08/24/99          648,598      0               0         0           648,598
   Big Boy -
     Topeka, KS (32)             02/26/99     09/22/99          939,445      0               0         0           939,445
   Boston Market -
     LaQuinta, CA                12/16/96     10/13/99          833,140      0               0         0           833,140
   Sonny's -
     Jonesboro, GA               06/02/98     12/22/99        1,098,342      0               0         0         1,098,342
   Golden Corral -
     Waldorf, MD (32) (33)       04/05/99     01/03/00        2,501,175      0               0         0         2,501,175
   Jack in the Box -
     Los Angeles, CA             06/30/95     02/18/00        1,516,800      0               0         0         1,516,800
   Golden Corral
     Dublin, GA                  08/07/98     05/01/00        1,323,205      0               0         0         1,323,205
   Boston Market -
     San Antonio, TX             04/30/97     05/02/00          517,495      0               0         0           517,495
   Boston Market -
     Corvallis, OR               07/09/96     06/20/00          717,019      0               0         0           717,019
   Big Boy -
     St. Louis, MO               01/19/99     06/28/00        1,463,050      0               0         0         1,463,050
   Ground Round -
     Nanuet, NY                  12/02/97     06/30/00          964,825      0               0         0           964,825
   Big Boy -
     Jefferson City, MO          01/19/99     06/30/00          905,250      0               0         0           905,250
   Big Boy -
     Alton, IL                   01/19/99     06/30/00          905,250      0               0         0           905,250





                                                     Cost of Properties
                                                   Including Closing and
                                                         Soft Costs
                                        -------------------------------------
                                                        Total                     Excess
                                                     acquisition               (deficiency)
                                                    cost, capital               of property
                                                     improvements              operating cash
                                          Original   closing and               receipts over
                                          mortgage    soft costs                   cash
          Property                        financing      (1)         Total      expenditures
============================            ========== ============= ============  ==============

CNL American Properties
Fund, Inc.
   (Continued):
   Golden Corral -
     Brooklyn, OH                              0          997,296       997,296      (22,736 )
   Boston Market -
     Edgewater, CO                             0          904,691       904,691     (270,569 )
   Black Eyed Pea -
     Houston, TX (31)                          0          648,598       648,598            0
   Big Boy -
     Topeka, KS (32)                           0        1,062,633     1,062,633     (123,188 )
   Boston Market -
     LaQuinta, CA                              0          987,034       987,034     (153,894 )
   Sonny's -
     Jonesboro, GA                             0        1,098,342     1,098,342            0
   Golden Corral -
     Waldorf, MD (32) (33)                     0        2,430,686     2,430,686       70,489
   Jack in the Box -
     Los Angeles, CA                           0        1,119,567     1,119,567      397,233
   Golden Corral
     Dublin, GA                                0        1,272,765     1,272,765       50,440
   Boston Market -
     San Antonio, TX                           0          757,069       757,069     (239,574 )
   Boston Market -
     Corvallis, OR                             0          925,427       925,427     (208,408 )
   Big Boy -
     St. Louis, MO                             0        1,345,100     1,345,100      117,950
   Ground Round -
     Nanuet, NY                                0          927,273       927,273       37,552
   Big Boy -
     Jefferson City, MO                        0        1,113,383     1,113,383     (208,133 )
   Big Boy -
     Alton, IL                                 0        1,012,254     1,012,254     (107,004 )




(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $991,331 in July 2000.

(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,105,715 in July 2000.

(4) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.

(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,063 in December 2005.

(6) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 24 equal monthly payments of principal and interest until November 1999, when the remaining 144 equal monthly payments of principal and interest will be reduced due to a lump sum payment received in March 1999 in advance from the borrower.

(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.

(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the property owned by Show Low Joint Venture.

(9) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnerships percent interest in the property owned by Seventh Avenue Joint Venture. A third party owns the remaining 50 percent interest in this joint venture.

(10) CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. own a 52 percent and 48 percent interest, respectively, in the property in Yuma, Arizona. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's respective interest in the property.

(11) Cash received net of closing costs includes $198,000 received as a lease termination fee.

(12) Cash received net of closing costs includes $93,885 received as a lease termination fee.

(13) Cash received net of closing costs includes $120,115 received as a lease termination fee.

(14) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.


(15) The Burger King property in Woodmere, Ohio was exchanged on December 12, 1996 for a Burger King property in Carrboro, NC at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Carrboro, NC is being leased under the same lease as the Burger King property in Woodmere, OH.

(16) The Boston Market property in Madison, TN was exchanged on May 8, 1998 for a Boston Market property in Lawrence, KS at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Lawrence, KS is being leased under the same lease as the Boston Market property in Madison, TN.

(17) The Boston Market property in Chattanooga, TN was exchanged on June 16, 1998 for a Boston Market property in Indianapolis, IN at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Indianapolis, IN is being leased under the same lease as the Boston Market property in Chattanooga, TN.

(18) The Boston Market property in Troy, OH was exchanged on June 16, 1998 for a Boston Market property in Inglewood, CA at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Inglewood, CA is being leased under the same lease as the Boston Market property in Troy, OH.

(19) The Burger King property in Columbus, OH was exchanged on September 30, 1998 for a Burger King property in Danbury, CT at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Danbury, CT is being leased under the same lease as the Burger King property in Columbus, OH.

(20) CNL Income Fund V, Ltd. owns a 49 percent interest and CNL Income Fund VII, Ltd. owns a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund V, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's percent interest in the property owned by Halls Joint Venture.

(21) Cash received net of closing costs includes $50,000 received as a lease termination fee.

(22) CNL Income Fund XVII, Ltd. owned an 80 percent interest in this joint venture. The amounts presented represent the partnership's percent interest in the property owned by El Cajon Joint Venture. A third party owned the remaining 20 percent interest in this joint venture.

(23) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for 60 equal monthly payments of principal and interest.

(24) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.75% per annum and provided for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in April 1999.

(25) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.00% per annum and was paid in full in July 1999.

(26) The Boston Market property in Franklin, TN was exchanged on April 14, 1998 for a Boston Market property in Glendale, AZ at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Glendale, AZ is being leased under the same lease as the Boston Market property in Franklin, TN.

(27) The Boston Market property in Grand Island, NE was exchanged on April 14, 1998 for a Boston Market property in Warwick, RI at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Warwick, RI is being leased under the same lease as the Boston Market property in Grand Island, NE.

(28) The Boston Market property in Dubuque, IA was exchanged on May 8, 1998 for a Boston Market property in Columbus, OH at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Columbus, OH is being leased under the same lease as the Boston Market property in Dubuque, IA.

(29) Cash received net of closing costs includes $362,949 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

(30) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

(31) The Black Eyed Pea property in Houston, TX was exchanged on August 24, 1999 for a Black Eyed Pea property in Dallas, TX at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Black Eyed Pea property in Dallas, TX is being leased under the same lease as the Black Eyed Pea property in Houston, TX.

(32) This property was being constructed and was sold prior to completion of construction.

(33) Cash received net of closing costs includes $1,551,800 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

                                   ADDENDUM TO
                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

         -------------------------------------------------------

         THE STATEMENT OF ESTIMATED  TAXABLE  OPERATING RESULTS
         BEFORE DIVIDENDS PAID DEDUCTION IN THIS ADDENDUM UPDATES
         AND REPLACES  APPENDIX E TO THE ATTACHED PROSPECTUS,
         DATED MAY 23, 2000.

         -------------------------------------------------------

                        CNL HOSPITALITY PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                       PROPERTIES ACQUIRED FROM INCEPTION
                            THROUGH NOVEMBER 21, 2000
                For the Year Ended December 31, 1999 (Unaudited)

         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired, directly or indirectly, by the Company from inception through November 21, 2000. The statement presents unaudited estimated taxable operating results for each Property that was operational as if the Property (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 1999, and (ii) had been operational during the period January 1, 1999 through December 31, 1999. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                Residence Inn by Marriott   Residence Inn by Marriott    Residence Inn by        Marriott Suites
                                Buckhead (Lenox Park) (1)       Gwinnett Place (1)     Marriott Mira Mesa (2)    Market Center (3)
                              ---------------------------   ------------------------- ---------------------     -------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                  $1,668,185                   $1,220,977                 $1,542,300                 $1,807,078

FF&E Reserve Income (10)               166,584                      127,865                     32,000                     62,225

Asset Management Fees  (11)            (94,388 )                    (69,085  )                 (93,232  )                (105,172 )

Interest Expense  (12)                      --                           --                         --                   (711,278 )

General and Administrative
    Expenses  (13)                    (132,144 )                    (96,719  )                (123,384  )                (144,567 )
                                  -------------               ---------------            ---------------            ---------------

Estimated Cash Available from
    Operations                       1,608,237                    1,183,038                  1,357,684                    908,286

Depreciation and Amortization
    Expense  (14) (15)                (569,033 )                   (425,414  )                (409,488  )                (570,141 )
                                  -------------               ---------------            ---------------            ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                  $1,039,204                    $ 757,624                  $ 948,196                  $ 338,145
                                  =============               ===============            ===============            ===============


                                  See Footnotes



                               Residence Inn by Marriott    Residence Inn by         Courtyard by Marriott   Courtyard by Marriott
                                   Hughes Center (3)      Marriott Dallas Plano(3)  Scottsdale Downtown (3)    Lake Union (3)
                              ---------------------------  --------------------     ------------------------    ------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                     $1,813,855                $640,305            $1,074,940                $1,962,054

FF&E Reserve Income (10)                   64,075                  20,281                15,063                    56,341

Asset Management Fees  (11)              (105,566  )              (37,265  )            (62,562  )               (114,192  )

Interest Expense  (12)                   (702,854  )             (233,572  )           (437,834  )               (767,372  )

General and Administrative
    Expenses  (13)                       (145,108  )              (51,225  )            (85,996  )               (156,964  )
                                   ----------------         ---------------        --------------             -------------

Estimated Cash Available from
    Operations                            924,402                 338,524               503,611                   979,867

Depreciation and Amortization
    Expense  (14) (15)                   (512,475  )             (199,805  )           (245,727  )               (588,284  )
                                   ----------------         ---------------        --------------             -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                      $ 411,927               $ 138,719              $257,884                 $ 391,583
                                   ================         ===============        ==============             =============



                                  See Footnotes

                                Residence Inn by Marriott    Courtyard by Marriott     Courtyard by Marriott          Wyndham
                                   Phoenix Airport (3)          Legacy Park (3)      Philadelphia Downtown (4)      Billerica (5)
                              -----------------------------  ---------------------- ---------------------------- ------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                     $1,170,161                    $695,691                $ 5,785,000             $2,509,200

FF&E Reserve Income (10)                   16,650                      19,607                    161,674                 64,190

Asset Management Fees  (11)               (68,103  )                  (40,489  )                (309,060  )            (150,552 )

Interest Expense  (12)                   (430,112  )                 (268,351  )              (2,694,250  )                  --

General and Administrative
    Expenses  (13)                        (93,614  )                  (55,655  )                (462,800  )            (513,520 )
                                    ---------------              --------------             --------------        --------------

Estimated Cash Available from
    Operations                            594,982                     350,803                  2,480,564              1,909,318

Depreciation and Amortization
    Expense  (14) (15)                   (366,949  )                 (218,342  )              (1,804,256  )            (787,694 )
                                    ---------------              --------------             --------------        --------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                      $ 228,033                    $132,461                  $ 676,308             $1,121,624
                                    ===============              ==============             ==============        ==============


                                  See Footnotes

                                                                                                                  SpringHill Suites
                                       Wyndham            Residence Inn by Marriott     Courtyard by Marriott        by Marriott
                               Denver Tech Center (5)          Palm Desert (6)             Palm Desert (6)         Gaithersburg (2)
                              -------------------------  ---------------------------  -------------------------- ------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                    $1,835,300                  $1,674,000                 $1,351,000                $1,521,460

FF&E Reserve Income (10)                  41,540                     144,660                    142,470                    40,150

Asset Management Fees  (11)             (110,118  )                 (100,440  )                 (81,060  )                (91,288 )

Interest Expense  (12)                        --                          --                         --                        --

General and Administrative
    Expenses  (13)                      (146,824  )                 (133,920  )                (108,080  )               (121,717 )
                                  ----------------              --------------              -------------           ---------------

Estimated Cash Available from
    Operations                         1,619,898                   1,584,300                  1,304,330                 1,348,605

Depreciation and Amortization
    Expense  (14) (15)                  (600,411  )                 (528,205  )                (486,897  )               (674,838 )
                                  ----------------              --------------              -------------           ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                    $1,019,487                  $1,056,095                   $817,433                  $673,767
                                  ================              ==============              =============           ===============


                                  See Footnotes

                                                                                      TownePlace Suites
                               Residence Inn by Marriott    Courtyard by Marriott        by Marriott      Residence Inn by Marriott
                                     Merrifield (2)            Alpharetta (7)           Tewksbury (7)           Cottonwood (7)
                              ----------------------------  ----------------------  --------------------- -------------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                     $1,830,000                $1,387,700                  $905,000          $1,457,300

FF&E Reserve Income (10)                   46,210                    41,520                    22,010              37,870

Asset Management Fees  (11)              (109,800  )                (83,262  )                (54,300  )          (87,438  )

Interest Expense  (12)                         --                        --                        --                  --

General and Administrative
    Expenses  (13)                       (146,400  )               (111,016  )                (72,400  )         (116,584  )
                                     --------------             -------------          ----------------     ---------------

Estimated Cash Available from
    Operations                          1,620,010                 1,234,942                   800,310           1,291,148

Depreciation and Amortization
    Expense  (14) (15)                   (538,707  )               (471,691  )               (283,944  )         (502,722  )
                                     --------------             -------------          ----------------     ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                     $1,081,303                 $ 763,251                  $516,366           $ 788,426
                                     ==============             =============          ================     ===============





                                  See Footnotes


                                TownePlace Suites       TownePlace Suites      TownePlace Suites
                                   by Marriott             by Marriott            by Marriott               Courtyard by Marriott
                                  Mt. Laurel (7)         Scarborough (7)          Newark (2)                Little Lake Bryan (8)
                                ----------------------  ------------------- ---------------------       -------------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                      $771,100             $716,000              $1,360,000                     $3,631,950

FF&E Reserve Income (10)                  19,350               18,120                  32,150                        330,650

Asset Management Fees  (11)              (46,266  )           (42,960   )             (81,600 )                     (217,917 )

Interest Expense  (12)                        --                   --                      --                     (1,442,372 )

General and Administrative
    Expenses  (13)                       (61,688  )           (57,280   )            (108,800 )                     (290,556 )
                                   ---------------        -------------        ---------------                ---------------

Estimated Cash Available from
    Operations                           682,496              633,880               1,201,750                      2,011,755

Depreciation and Amortization
    Expense  (14) (15)                  (248,671  )          (240,198   )            (435,590 )                   (1,183,895 )
                                   ---------------        -------------        ---------------                ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                      $433,825             $393,682               $ 766,160                      $ 827,860
                                   ===============        =============        ===============                ===============


                                  See Footnotes


                                               Fairfield Inn by Marriott
                                                 Little Lake Bryan (8)                   Total
                                              ----------------------------           --------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                                    $3,123,750                       $43,454,306

FF&E Reserve Income (10)                                 315,250                         2,038,505

Asset Management Fees  (11)                             (187,425  )                     (2,543,540 )

Interest Expense  (12)                                (1,246,499  )                     (8,934,494 )

General and Administrative
    Expenses  (13)                                      (249,900  )                     (3,786,861 )
                                                   ---------------                 ----------------

Estimated Cash Available from
    Operations                                         1,755,176                        30,227,916

Depreciation and Amortization
    Expense  (14) (15)                                (1,023,407  )                    (13,916,784 )
                                                   ---------------                 ----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                                      $731,769                       $16,311,132
                                                   ===============                 ================


                                  See Footnotes


FOOTNOTES:

(1) The lessee of the Buckhead (Lenox Park) and Gwinett Place Properties is the same unaffiliated lessee.

(2) The lessee of the Mira Mesa, Gaithersburg, Merrifield and Newark Properties is the same unaffiliated lessee.

(3) In February 1999, the Company formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc. ("CHI") with Five Arrows Realty Securities II, L.L.C. to acquire seven hotel Properties. The Company had a 49% ownership interest in CHI. However, in October 2000, the Company entered into an agreement whereby the Company's ownership interest in CHI increased to 53%. The seven hotel Properties are the Legacy Park, Market Center, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties. The lessee of these seven hotel Properties is the same unaffiliated lessee. For purposes of this table, the balances presented represent the 53% interest owned by the Company.

(4) In November 1999, the Company acquired an 89% interest in CNL Philadelphia Annex, LLC (formerly known as Courtyard Annex, L.L.C.) to own and lease one hotel Property. The hotel Property is the
         Philadelphia Downtown Property. For purposes of this table, the balances presented represent the 89% interest owned by the Company.

(5) The lessee of the Wyndham Billerica and the Wyndham Denver Tech Center Properties is the same unaffiliated lessee.

(6) The lessee of the Residence Inn Palm Desert and the Courtyard Palm Desert Properties is the same unaffiliated lessee.

(7) The lessee of the Alpharetta, Tewksbury, Cottonwood, Mt. Laurel and Scarborough Properties are the same unaffiliated lessee.

(8) The lessee of the Courtyard Little Lake Bryan and the Fairfield Inn Little Lake Bryan Properties are the same unaffiliated lessee.

(9) Rental income does not include percentage rents, which will become due if specified levels of gross receipts are achieved.

(10) Reserve funds will be used for the replacement and renewal of furniture, fixtures and equipment related to the Properties ("FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with the funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. FF&E Reserve income earned is estimated at three percent of projected hotel gross receipts. In connection therewith, FF&E Reserve income will be earned at 1% of gross revenues for the lease years one through four and has been estimated based on projected gross revenues.

(11) The Properties are managed pursuant to an advisory agreement between the Company and CNL Hospitality Corp. (the "Advisor"), pursuant to which the Advisor receives monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(12) Estimated at 7.625% per annum based on the bank's base rate as of February 24, 1999 and June 21, 1999, assuming $88 million was borrowed to acquire the Legacy Park, Market Center, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties. For purposes of this table, the amounts presented represent the 53% interest owned by the Company. Estimated at 8.29% per annum based on the bank's rate as of November 9, 2000, assuming $32.5 million was borrowed against the Philadelphia Downtown Property. Estimated at 8.335% per annum based on the bank's rate as of November 17, 2000, assuming $32.3 million was borrowed to acquire the Courtyard Little Lake Bryan and the Fairfield Inn Little Lake Bryan Properties.

(13) Estimated at 8% of gross rental income, based on the previous experience of Affiliates of the Advisor with another public REIT. Amount does not include soliciting dealer servicing fee due to the fact that the Company did not incur such fee for the year ended December 31, 1999.

(14) The estimated federal tax basis of the depreciable portion of the Properties and the number of years the assets have been depreciated on the straight-line method is as follows (the balances are presented at the Company's 53% interest in CHI and the 89% interest in CNL Philadelphia Annex, LLC):

                                                                                                    Furniture and
                                                                          Buildings                    Fixtures
                                                                        (5-15 years)                  (39 years)
                                                                        --------------             -----------------

              Buckhead (Lenox Park) Property                               $13,459,000                  $1,235,000
              Gwinett Place Property                                        10,017,000                   1,114,000
              Legacy Park Property                                           5,414,000                     508,000
              Market Center Property                                        14,885,000                   1,273,000
              Hughes Center Property                                        14,839,000                     882,000
              Dallas Plano Property                                          5,087,000                     438,000
              Scottsdale Downtown Property                                   8,399,000                     584,000
              Lake Union Property                                           14,601,000                     916,000
              Phoenix Airport Property                                       9,546,000                     685,000
              Philadelphia Downtown Property                                47,237,000                   4,367,000
              Mira Mesa Property                                            12,924,000                   1,701,000
              Wyndham Billerica Property                                    20,471,000                   2,255,000
              Wyndham Denver Tech Center Property                           13,436,000                   2,094,000
              Residence Inn Palm Desert Property                            14,212,000                   1,375,000
              Courtyard Palm Desert Property                                11,269,000                   1,599,000
              Gaithersburg Property                                         11,931,000                   1,683,000
              Merrifield Property                                           15,499,000                   2,011,000
              Alpharetta Property                                           10,916,000                   1,392,000
              Tewksbury Property                                             7,982,000                     591,000
              Cottonwood Property                                           11,659,000                   1,480,000
              Mt. Laurel Property                                            6,395,000                     623,000
              Scarborough Property                                           6,109,000                     612,000
              Newark Property                                               10,166,000                   1,270,000
              Courtyard Little Lake Bryan Property                          27,001,000                   3,562,000
              Fairfield Inn Little Lake Bryan Property                      23,341,000                   3,079,000


(15) A loan origination fee of $758,000 from the issuance of promissory notes, to facilitate the acquisition of the seven CHI hotel Properties, is being amortized under the effective interest method over the term of the loans. For purposes of this table, the amounts presented represent the 53% interest owned by the Company.